The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

Subject to Completion. Dated July 26, 2004.

Prospectus Supplement to Prospectus dated June 25, 2004.

Filed Pursuant to Rule 424(b)(5)

Reg. No. 333-116138

14,600,000 Units Marshall & Ilsley Corporation M&I Capital Trust B % Common SPACESSM*

This is an offering of Common SPACES of Marshall & Ilsley Corporation. Each Common SPACES will have a stated amount of $25 and will consist of (i) a stock purchase contract under which you agree to purchase, and we agree to sell, for $25, shares of our common stock on the stock purchase date and (ii) a  1/40, or 2.5%, undivided beneficial interest in a preferred security, also referred to as the STACKSSM*, of M&I Capital Trust B with an initial liquidation amount of $1,000. We will guarantee payments on the STACKS as described in this prospectus supplement. The stock purchase date is expected to be August 15, 2007, but could be deferred for quarterly periods until August 15, 2008.

•	The ownership interest in the STACKS initially will be pledged to secure your obligation to purchase our common stock under the related stock purchase contract. You may separate the STACKS from the stock purchase contract by substituting pledged treasury securities for the STACKS.

•	We will make quarterly contract payments to you under your stock purchase contract at the annual rate of % of the stated amount of $25 per stock purchase contract. We may defer any of these quarterly payments as described in this prospectus supplement.

•	Until the stock purchase date, the trust will make quarterly distributions on the STACKS at the annual rate of %, subject to the deferral provisions described in this prospectus supplement.

•	The STACKS will be remarketed for settlement on the stock purchase date as described in this prospectus supplement in what we refer to as a remarketing. Following a successful remarketing, the distribution rate on the STACKS will be reset.

•	We may elect, in connection with the remarketing, that the STACKS will be redeemable at our option at any time on or after the second anniversary of the stock purchase date.

Our common stock is listed on the New York Stock Exchange under the symbol “MI.” The last reported sale price of our common stock on July 23, 2004 was $38.51 per share. We have applied to list the Common SPACES on the New York Stock Exchange under the symbol “MI PR B.”

See “ Risk Factors” beginning on page S-14 of this prospectus supplement to read about important factors you should consider before buying the Common SPACES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Common SPACES	Total
Initial public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Marshall & Ilsley Corporation	$	$

The initial public offering price set forth above does not include accrued contract payments or accrued distributions, if any. Contract payments on the stock purchase contracts and distributions attributable to the applicable ownership interests in the STACKS will accrue from July     , 2004.

To the extent that the underwriters sell more than 14,600,000 Common SPACES, the underwriters have the option to purchase, not later than 13 days after the initial issuance of the Common SPACES, up to an additional 1,400,000 Common SPACES from us at the initial public offering price less the underwriting discount.

The underwriters expect to deliver the Common SPACES in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on July     , 2004.

*Common SPACES and STACKS are service marks of Goldman, Sachs & Co. The remarketing aspects and methodologies described elsewhere in these materials and as may be embodied herein are patent pending to Goldman, Sachs & Co. All rights reserved.

Joint Book-Running Lead Managers

Goldman, Sachs & Co.	JPMorgan

Co-Managers

Citigroup	Credit Suisse First Boston

Prospectus Supplement dated July , 2004.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus carefully before you invest. Both documents contain important information you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain information about:

•	Common SPACES, including both Normal Common SPACES and Stripped Common SPACES,

•	the STACKS,

•	our guarantee in respect of the STACKS,

•	shares of our common stock, also referred to as “Common Stock,” issuable upon settlement of the stock purchase contracts and in respect of deferred contract payments, and

•	our notes issuable in respect of deferred contract payments.

The accompanying prospectus contains information about our securities generally, some of which does not apply to the securities covered by this prospectus supplement. This prospectus supplement may add, update or change information in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control.

In this prospectus supplement, “we,” “our,” “us” and “M&I” refer to Marshall & Ilsley Corporation and “trust” refers to M&I Capital Trust B unless the context otherwise requires.

i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that you should consider before investing in the Common SPACES or the underlying STACKS. You should read this entire prospectus supplement, including the “Risk Factors” section, the accompanying prospectus and the documents incorporated by reference, which are described under “Where You Can Find More Information” in the accompanying prospectus.

Marshall & Ilsley Corporation

Marshall & Ilsley Corporation, incorporated in Wisconsin in 1959, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is certified as a financial holding company under the Gramm-Leach-Bliley Act of 1999. As of June 30, 2004, we had consolidated total assets of approximately $37.1 billion and consolidated total deposits of approximately $25.2 billion, making us the largest bank holding company headquartered in Wisconsin. Our executive offices are located at 770 North Water Street, Milwaukee, Wisconsin 53202 (telephone number 414-765-7801).

Our principal assets are the stock of our bank and nonbank subsidiaries, which, as of June 30, 2004, included our data services subsidiary, Metavante Corporation, five bank and trust subsidiaries and a number of companies engaged in businesses that the Board of Governors of the Federal Reserve System has determined to be closely-related or incidental to the business of banking. We provide our subsidiaries with financial and managerial assistance in such areas as budgeting, tax planning, auditing, compliance assistance, asset and liability management, investment administration and portfolio planning, business development, advertising and human resources management.

Generally, we organize our business segments based on legal entities. Each entity offers a variety of products and services to meet the needs of its customers and the particular market served. Based on the way we organize our business, we have two reportable segments: Banking and Data Services (or Metavante). Banking consists of accepting deposits, making loans and providing other services such as cash management, foreign exchange and correspondent banking to a variety of commercial and retail customers. Data Services consists of providing data processing services, developing and selling software and providing consulting services to financial services companies, including our affiliates, as well as providing credit card merchant services. Our primary other business segments include Trust Services, Mortgage Banking (residential and commercial), Capital Markets Group, Brokerage and Insurance Services, and Commercial Leasing.

Recent Developments

On May 17, 2004, we announced that our Metavante subsidiary had entered into an agreement to acquire NYCE Corporation for approximately $610 million in cash. NYCE Corporation owns and operates one of the largest electronic funds transfer network in the United States and provides debit card authorization processing services for ATM, on-line and off-line signature-based debit card transactions.

On July 13, 2004, we reported 2004 second quarter net income of $151.7 million, or $0.67 per diluted share, as compared to $134.7 million, or $0.59 per diluted share, in the second quarter of 2003. Second quarter net income per share increased 13.6% over the same period in 2003.

Net income for the six months ended June 30, 2004 was $297.8 million, or $1.32 per diluted share, compared to $262.7 million, or $1.15 per diluted share, in the first half of 2003. Earnings for the first half of 2003 include $1.5 million (after tax), or $0.01 per diluted share, of Metavante’s acquisition-related transition expenses.

We reported the following balance sheet data as of June 30, 2004: cash and due from banks of $824 million; total investment securities of $5,915 million; net loans and leases of $26,837 million; total assets of $37,072 million; long-term borrowings of $3,701 million; and shareholders’ equity of $3,434 million.

Summary Consolidated Financial Information

The table below presents summary consolidated financial information of M&I and its subsidiaries for the five years ended December 31, 2003, which is derived from M&I’s previously filed audited consolidated financial statements for those years, and unaudited summary consolidated financial information for the six months ended June 30, 2004 and June 30, 2003.

You should read the following table together with the consolidated financial information that M&I has presented in its prior SEC filings, which are incorporated by reference into the prospectus accompanying this prospectus supplement. See “Where You Can Find More Information” on page 1 of the accompanying prospectus.

	For the Six Months Ended June 30, (Unaudited)		For the 12 Months Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
			(in thousands, except per share data)
Income Statement Data:
Interest Income	$787,102	$779,068	$1,529,920	$1,567,336	$1,709,107	$1,747,982	$1,496,584
Interest Expense	224,458	250,640	472,634	561,038	866,328	1,074,976	791,303

Net Interest Income	562,644	528,428	1,057,286	1,006,298	842,779	673,006	705,281
Provision for Loan and Lease Losses	18,254	45,334	62,993	74,416	54,115	30,352	25,419

Net Interest Income after Provision for Loan and Lease Losses	544,390	483,094	994,293	931,882	788,664	642,654	679,862
Other Income	643,414	585,171	1,215,801	1,082,688	1,001,250	931,594	883,076
Other Expense	737,006	671,263	1,451,707	1,295,978	1,288,869	1,103,898	1,034,999
Provision for Income Taxes	152,980	134,320	214,282	238,265	163,124	152,948	173,428
Cumulative Effect of Changes in Accounting Principle, Net of Income Taxes	—	—	—	—	(436)	(2,279)	—

Net Income	$297,818	$262,682	$544,105	$480,327	$337,485	$315,123	$354,511

Net Income Per Common Share:*
Basic:
Income before Cumulative Effect of Changes in Accounting Principle	$1.34	$1.16	$2.41	$2.24	$1.60	$1.51	$1.66
Cumulative Effect of Changes in Accounting Principle, Net of Income Taxes	—	—	—	—	—	(0.01)	—

Net Income	$1.34	$1.16	$2.41	$2.24	$1.60	$1.50	$1.66

Diluted:
Income before Cumulative Effect of Changes in Accounting Principle	$1.32	$1.15	$2.38	$2.16	$1.55	$1.46	$1.57
Cumulative Effect of Changes in Accounting Principle, Net of Income Taxes	—	—	—	—	—	(0.01)	—

Net Income	$1.32	$1.15	$2.38	$2.16	$1.55	$1.45	$1.57

Average Balance Sheet Data:
Cash and Due from Banks	$786,580	$755,183	$752,215	$708,256	$651,367	$615,015	$638,399
Total Investment Securities	5,972,340	5,441,231	5,499,316	5,282,681	5,721,053	5,687,345	5,649,727
Net Loans and Leases	25,609,706	23,805,809	24,044,753	20,725,780	17,948,053	16,884,443	14,680,725
Total Assets	35,507,797	32,968,432	33,268,021	29,202,650	26,370,309	25,041,777	22,700,963
Total Deposits	23,011,900	21,647,129	21,985,878	18,642,987	17,190,591	17,497,783	16,156,902
Long-term Borrowings	4,473,229	3,698,908	3,798,851	2,693,447	1,962,801	1,178,805	1,009,132
Shareholders’ Equity	3,389,953	3,150,466	3,240,654	2,766,690	2,429,559	2,148,074	2,172,117

*	Restated for 2-for-1 stock split effective June 17, 2002.

The Offering

This summary includes questions and answers that highlight selected information from this prospectus supplement to help you understand the Common SPACES and the STACKS. This summary does not contain all of the information that may be important to you. You should carefully read this prospectus supplement, especially the “Description of the Common SPACES” section, to fully understand the terms of the Common SPACES and the STACKS, as well as the tax and other considerations that should be important to you in making a decision about whether to invest in the securities offered hereby. You should pay special attention to the “Risk Factors” section to determine whether an investment in the securities offered hereby is appropriate for you.

What are the Common SPACES?

Each Common SPACES will have a stated amount of $25 and initially will consist of:

•	a stock purchase contract under which you agree to purchase, and we agree to sell, for $25, shares of Common Stock on the stock purchase date. The stock purchase date is expected to be August 15, 2007, but could be deferred for quarterly periods until August 15, 2008, and

•	a 1/40, or 2.5%, undivided beneficial ownership interest in a preferred security, also referred to as the “STACKS,” of M&I Capital Trust B, also referred to as the “trust,” with an initial liquidation amount of $1,000.

Your ownership interest in the STACKS initially will be pledged to the collateral agent for our benefit to secure your obligations under the stock purchase contract. We refer to the stock purchase contracts, together with the pledged STACKS, as the “Normal Common SPACES.” At your option, you may elect to create “Stripped Common SPACES” by substituting pledged treasury securities for the pledged ownership interests in the STACKS. Unless indicated otherwise, “Common SPACES” will include both Normal Common SPACES and Stripped Common SPACES.

What are the stock purchase contracts?

The stock purchase contract underlying a Common SPACES obligates you to purchase, and us to sell, for $25, on the stock purchase date, a number of newly issued or treasury shares of Common Stock equal to the settlement rate described below.

We will pay you quarterly contract payments on the stock purchase contracts through the stock purchase date at the annual rate of     % of the stated amount of $25 per stock purchase contract. We may defer the contract payments until no later than the stock purchase date. If we defer any of these payments, we will accrue interest on the deferred amounts at the annual rate of     % until paid.

What are the STACKS?

The STACKS, and the common securities issued concurrently to us, represent undivided beneficial ownership interests in the assets of the trust. The property trustee of the trust will hold legal title to the assets. The trust’s assets consist solely of subordinated debt securities issued by us to the trust. Because each holder has an “undivided” beneficial interest in the trust’s assets, the holder has a proportional interest in the collective assets of the trust, rather than in any specific subordinated debt security.

The subordinated debt securities will have terms that are substantially similar to the terms of the STACKS, thus providing the trust with the payment streams required to fund the distributions on the STACKS.

We will pay you quarterly cumulative cash distributions through the stock purchase date fixed initially at an annual rate of         % of the liquidation amount of $1,000 per STACKS, subject to our right to defer these distributions. From and after the stock purchase date, we will not be required to make cash distributions on the STACKS unless we elect to do so in connection with the remarketing. Instead, the liquidation amount of the STACKS will accrete as described below.

Upon payment of the subordinated debt securities issued by us to the trust on their maturity date, the trust will use the cash proceeds from the repayment to redeem the STACKS at their aggregate accreted liquidation amount plus any accrued and unpaid distributions, payable in cash only.

What are Stripped Common SPACES and how can I create Stripped Common SPACES from Normal Common SPACES?

You may consider it beneficial to either hold the STACKS directly or to realize income from their sale. These investment choices are facilitated by creating Stripped Common SPACES. At your option, you may elect to create Stripped Common SPACES by substituting, as pledged securities, the treasury securities described under “Description of the Common SPACES—Creating Stripped Common SPACES” for the ownership interest in the STACKS pledged to secure your obligations under the stock purchase contracts. The pledged STACKS will then be released from the pledge agreement and delivered to you. Because the STACKS and treasury securities are issued in integral multiples of $1,000, you may make the substitution only in integral multiples of 40 Normal Common SPACES.

Each Stripped Common SPACES will have a stated amount of $25 and will consist of:

•	a stock purchase contract; and

•	a 2.5% undivided beneficial ownership interest in a treasury security with a principal amount at maturity of $1,000.

If you hold Stripped Common SPACES, you will receive only the quarterly contract payments. There will be no distributions in respect of the treasury securities underlying Stripped Common SPACES. Holders of STACKS separated from the Common SPACES will receive only the quarterly cash distributions on the STACKS.

Holders of STACKS separated from the Common SPACES will receive only the quarterly cash distributions on the STACKS.

After you have created Stripped Common SPACES, you may recreate Normal Common SPACES (in integral multiples of 40) by substituting, as pledged securities, STACKS for the treasury securities underlying the Stripped Common SPACES. If you elect to create Stripped Common SPACES, or recreate Normal Common SPACES, you will be responsible for any related fees or expenses.

What is the settlement rate?

We refer to the number of newly issued or treasury shares of Common Stock that we are obligated to sell and you are obligated to purchase, for $25, upon settlement of a stock purchase contract on the stock purchase date as the “settlement rate.” The settlement rate for each stock purchase contract will be set on August 15, 2007 (regardless of whether the stock purchase date is deferred beyond August 15, 2007) as follows:

•	If the applicable market value of Common Stock is equal to or greater than the “threshold appreciation price” of $ , the settlement rate will be shares of Common Stock, which is equal to the stated amount divided by the threshold appreciation price. You will therefore share in % of the appreciation in the price of Common Stock above $ .

•	If the applicable market value of Common Stock is less than the threshold appreciation price but greater than the “reference price” of $ , the settlement rate will be a number of shares of Common Stock equal to $25 divided by the applicable market value. You will therefore not share in any appreciation between the reference price and the threshold appreciation price.

•	If the applicable market value of Common Stock is less than or equal to the reference price, the settlement rate will be shares of Common Stock, which is equal to the stated amount divided by the reference price. You will therefore bear the risk of any decline in the applicable market price below the reference price.

The “applicable market value” means the average of the closing price per share of Common Stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding August 15, 2007, subject to adjustment as set forth in “Description of the Stock Purchase Contracts—Anti-Dilution Adjustments.”

The reference price equals the reported last sale price of Common Stock on the New York Stock Exchange on July     , 2004. The threshold appreciation price represents a     % appreciation over the reference price.

What distributions or payments will be made to holders of the Normal Common SPACES, Stripped Common SPACES and STACKS?

Normal Common SPACES.    If you hold Normal Common SPACES, you will receive total payments at the annual rate of     % of the stated amount per year, consisting of:

•	quarterly contract payments on the stock purchase contracts at the annual rate of % of the stated amount of $25 per stock purchase contract; and

•	quarterly cumulative cash distributions on the STACKS at the annual rate of % of the liquidation amount of $1,000 per STACKS.

Both of these payments are subject to the deferral provisions described below.

Stripped Common SPACES.    If you hold Stripped Common SPACES, you will receive only the quarterly contract payments. There will be no distributions in respect of treasury securities underlying Stripped Common SPACES. However, you will be required for U.S. federal income tax purposes to recognize original issue discount on a constant yield basis or acquisition discount on the treasury securities when it is paid or accrues generally in accordance with your regular method of tax accounting.

STACKS.    If you hold STACKS separate from the Common SPACES, you will receive only the applicable quarterly cash distributions on the STACKS.

From and after the stock purchase date, the trust will not make cash distributions on the STACKS unless, in connection with the remarketing as described below, we notify the trust that we elect to make the corresponding interest payments on the subordinated debt securities in cash. To the extent we do not elect to make cash interest payments on our underlying subordinated debt securities, the liquidation amount of the STACKS will accrete daily at the rate determined in such remarketing.

The trust must pay distributions on the STACKS on the payment dates to the extent that it has funds available for distribution. The trust’s funds available for distribution to you as a holder of the STACKS will be limited to payments received from us on the subordinated debt securities. We will guarantee the payment of distributions on the STACKS out of moneys held by the trust to the extent of available trust funds.

What are the contract payment dates and distribution dates?

Subject to the deferral provisions described below, contract payments and distributions on the STACKS will be paid quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing November 15, 2004 and ending on the stock purchase date. As described above, from and after the stock purchase date, the trust will not make cash distributions on the STACKS unless we elect to make the corresponding interest payments on the subordinated debt securities in cash as described above. After the stock purchase date, if we elect to pay interest payments on the subordinated debt securities and, accordingly, cash distributions on the STACKS, such payments will be made semi-annually on each February 15 and August 15, or May 15 and November 15 of each year, as applicable, with the first such semi-annual payment, if any, occurring on the payment date that is six months after the stock purchase date.

When can we defer contract payments and distributions?

Stock Purchase Contracts.    We may, at our option, or at the direction of the Federal Reserve Board or the Federal Reserve Bank of Chicago (collectively referred to as “Federal Reserve Board”), upon prior written notice to the holders of the Common SPACES and the stock purchase contract agent, defer contract payments on the stock purchase contracts. We may elect, and will elect if so directed by the Federal Reserve Board, to defer payments on more than one occasion, but in no event may we defer payments beyond the stock purchase date. Deferred contract payments will accrue interest until paid, compounded quarterly, at the annual rate of     %. If we elect to defer the payment of contract payments on the stock purchase contracts, then we will pay the deferred contract payments in either shares of Common Stock or unsecured notes, in our sole discretion.

STACKS.    We may defer the interest payments due on the subordinated debt securities at any time and from time to time. We may elect to defer interest payments on more than one occasion. If we defer interest payments on the subordinated debt securities, the trust will also defer corresponding distributions on the STACKS. Deferred distributions to which you are entitled will accrue additional distributions, compounded quarterly prior to the stock purchase date and semi-annually thereafter, from the relevant payment date for distributions during any deferral period, at the rate borne by the STACKS at such time, to the extent permitted by applicable law. We may not defer interest payments that we are otherwise obligated to pay in cash for any period of time that exceeds five years with respect to any deferral period or that extends beyond the final stated maturity date of the subordinated debt securities on August 15, 2038.

Restrictions Resulting from a Deferral.    Subject to certain exceptions as described in the accompanying prospectus, during any period in which we defer interest payments on the subordinated debt securities, in general we cannot:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any interest, principal or premium payment on, or repay, repurchase or redeem, any of our debt securities that rank equally with or junior to the subordinated debt securities; or

•	make any payment on any guarantee that ranks equal or junior to our guarantee related to the STACKS.

During any deferral period, interest will continue to accrue and holders of subordinated debt securities, and holders of the related STACKS that are outstanding, will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash (in the form of original issue discount) attributable to such income, regardless of the method of accounting used by the holders. For more extensive U.S. federal income tax disclosure, see “Certain United States Federal Income Tax Consequences.”

What is a remarketing?

If you hold Normal Common SPACES, in order to provide you with the proceeds necessary to be applied in the settlement of your stock purchase contract obligations, the STACKS underlying your Normal Common SPACES will be sold in a remarketing unless you elect not to participate in the remarketing. The cash proceeds from the remarketing will be used to satisfy your obligations to purchase Common Stock on the stock purchase date and any remaining proceeds (net of any remarketing fee) will be remitted to you. If you hold STACKS separately and not as part of the Common SPACES, you may elect to participate in the remarketing as described below.

We will enter into a remarketing agreement with a nationally recognized investment banking firm. The investment banking firm will agree to use its commercially reasonable efforts as remarketing agent to sell the STACKS included in Normal Common SPACES at a price that results in proceeds, net of any remarketing fee, of at least 100% of their aggregate liquidation amount, plus accrued and unpaid distributions, if any. To obtain that price, the remarketing agent may reset the distribution rate on the STACKS, as described below. The remarketing date will be the third business day immediately preceding August 15, 2007. If the remarketing is successful, settlement will occur on August 15, 2007.

You may elect not to participate in the remarketing, and to retain the STACKS underlying your Common SPACES. To do this, you must deliver cash, in the amount of $1,000 per STACKS, to the collateral agent on or prior to 5:00 p.m., New York City time, on the fourth business day immediately preceding the stock purchase date as described in “Description of the Stock Purchase Contracts—Notice to Settle with Cash.”

In connection with the remarketing of the STACKS, the remarketing agent may reset the rate on the STACKS. The reset rate will apply to all outstanding STACKS, whether or not you participated in the remarketing and will become effective on the settlement date of the remarketing.

Unless we have elected that the underlying subordinated debt securities will continue to bear cash interest following a successful remarketing, the STACKS will not bear cash distributions and the liquidation amount of the STACKS will accrete daily at the reset rate following a successful remarketing.

The reset rate on the STACKS will be the rate to the mandatory redemption date determined in the remarketing, whether an accretion rate or a cash payment rate, such that the proceeds from the remarketing of the STACKS, net of any remarketing fee, will be at least 100% of their liquidation amount, plus any accrued and unpaid distributions; provided, however, that in connection with any remarketing with a settlement date on or prior to May 15, 2008, the reset rate may not exceed the reset cap. For this purpose, the “reset cap“ is the prevailing market yield, as determined by the remarketing agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period until the mandatory redemption date, plus 3.5% per annum.

What happens if the remarketing is not successful?

If the remarketing agent cannot remarket the STACKS for at least 100% of the aggregate liquidation amount, plus accrued and unpaid distributions, if any, then:

•	the distribution rate on the STACKS will not be reset;

•	the STACKS will continue to bear quarterly cash distributions at the initial annual rate of % per annum; and

•	the remarketing agent will attempt to establish a reset rate meeting the requirements described above and remarket the STACKS on subsequent remarketing dates, which will be the third business day immediately preceding November 15, 2007, February 15, 2008, May 15, 2008 and August 15, 2008, each a “remarketing settlement date.”

Any subsequent remarketing will be subject to the conditions and procedures described above, and will settle (if successful) on the corresponding remarketing settlement date; provided, that if a successful remarketing has not previously occurred and, as a result, the remarketing agent attempts a remarketing for settlement on August 15, 2008, the reset rate for that remarketing will not be subject to the reset cap.

What happens if the remarketing agent cannot remarket the STACKS for settlement on or before August 15, 2008?

If the remarketing agent fails to remarket the STACKS for settlement on or before August 15, 2008, which we refer to as a “failed remarketing,” the rate on the STACKS will not be reset and the STACKS will continue to bear cash distributions at the initial rate of     % per annum, payable semi-annually in arrears. In the event of a failed remarketing, we may shorten the stated maturity of the subordinated debt securities and, accordingly, the mandatory redemption date of the STACKS; provided, however, that if we are deferring interest on the subordinated debt securities at the time of the remarketing, any new stated maturity date and mandatory redemption date may not be earlier than five years after commencement of the deferral period.

STACKS held in Normal Common SPACES.    If you are a holder of Normal Common SPACES, we will exercise our rights as a secured party and, subject to applicable law, retain your STACKS pledged as collateral under the pledge agreement or sell them in one or more private sales. The STACKS provide that we may apply the liquidation amount of the STACKS against your obligations under the stock purchase contract. In either case, your obligations under the related stock purchase contracts would be satisfied in full. We will issue a note, payable on August 15, 2009 and bearing interest at the rate of     % per year, in an amount equal to any accrued and unpaid distributions on those STACKS as of August 15, 2008, to the stock purchase contract agent for delivery to you.

STACKS not held in Normal Common SPACES.    If you hold separate STACKS, you will have the right, at your option, to require the trust to redeem all or a portion of your STACKS in exchange for the initial liquidation amount plus a note, payable on August 15, 2009 and bearing interest at the rate of     % per year, in an amount equal to any accrued and unpaid distributions as of August 15, 2008.

If I hold my STACKS separately from the Common SPACES, may I still participate in a remarketing of my STACKS?

Holders of STACKS that are not part of Normal Common SPACES may elect to have their STACKS included in a remarketing and remarketed in the same manner and at the same price as STACKS underlying Normal Common SPACES. See “Description of the STACKS—Optional Remarketing of the STACKS not Included in Normal Common SPACES.”

If I do not participate in a remarketing, how can I satisfy my obligations under the stock purchase contract?

You may also satisfy your obligations under the stock purchase contract as follows:

•	if you hold Stripped Common SPACES, the cash payments on the treasury securities automatically will be applied to satisfy in full your obligation to purchase Common Stock under the stock purchase contracts and you will not be required to deliver any additional cash to satisfy your obligation;

•	if you hold Normal Common SPACES and have elected not to participate in a remarketing, by delivering cash, in the amount of $1,000 per STACKS in increments of 40 Normal Common SPACES, prior to the remarketing date, as described in “Description of the Stock Purchase Contracts—Notice to Settle with Cash;”

•	if we are involved in a merger in which at least 30% of the consideration for Common Stock consists of cash or cash equivalents, through an early settlement of the stock purchase contract as described in “Description of the Stock Purchase Contracts—Early Settlement upon Cash Merger;” and

•	you may settle the stock purchase contracts early, at your option, as described in “Description of the Stock Purchase Contracts—Early Settlement.”

What happens to the stock purchase contract in the event of a bankruptcy?

The stock purchase contracts, our related rights and obligations and those of the holders of the Common SPACES under the stock purchase contracts, including the right and obligation to purchase Common Stock and the right to receive accrued contract payments, automatically will terminate, without any further action, upon the occurrence of particular events of our bankruptcy, insolvency or reorganization.

What is the maturity of the STACKS?

The STACKS have no stated maturity but must be redeemed upon the maturity of the corresponding subordinated debt securities or their earlier redemption. The subordinated debt securities will mature on August 15, 2038, or on such earlier date as we may elect in connection with the remarketing; provided, however, that if we are deferring interest on the subordinated debt securities at the time of the remarketing, we may not elect a maturity date that is earlier than five years after commencement of the deferral period. The redemption price per STACKS will equal the total accreted liquidation amount per STACKS plus accumulated and unpaid distributions to but excluding the redemption date.

Under what circumstances may the STACKS be redeemed?

We may elect, in connection with the remarketing, that the subordinated debt securities, and therefore the STACKS, will be redeemable at our option on or after a specified date not earlier than the second anniversary of the stock purchase date. The redemption price of a subordinated debt security will be the accreted principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the subordinated debt securities.

We may not redeem the subordinated debt securities in part if the accreted principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding subordinated debt securities for all interest periods terminating on or before the redemption date.

What is the ranking of my claims against M&I, either for payment of the quarterly contract payments under the stock purchase contracts or, through the STACKS, for interest or principal on the subordinated debt securities, if M&I were to become insolvent?

Your claims against M&I, directly for quarterly contract payments or indirectly through the STACKS for payments of principal and interest, are junior subordinated claims as described under “Description of the Subordinated Debt Securities—Subordination.” As mentioned above, your right to receive accrued contract payments automatically will terminate upon the occurrence of particular events of M&I’s bankruptcy, insolvency or reorganization.

We may elect at any time, effective on or after the stock purchase date, including in connection with a remarketing, that our obligations under the subordinated debt securities and under our guarantee of the STACKS shall be senior obligations instead of subordinated obligations.

When may we dissolve the trust?

We, as the holder of all the common securities of the trust, have the right to dissolve the trust at any time in our sole discretion.

If we dissolve the trust, you will receive, after satisfaction of liabilities of creditors of the trust, our subordinated debt securities having an accreted principal amount equal to the accreted liquidation amount of the STACKS you hold. In this case, the STACKS will no longer be deemed to be outstanding, and a Normal Common SPACES that had included STACKS would thereafter include a subordinated debt security with a $1,000 initial principal amount, which will be pledged to secure your obligations under the related stock purchase contract.

Following dissolution, the distributed subordinated debt securities would be subject to the remarketing and other provisions of the STACKS.

What is the extent of our guarantee?

We will irrevocably guarantee, on a junior subordinated basis, the payment in full of the following:

•	any accumulated and unpaid distributions required to be paid on the STACKS, to the extent the trust has funds available to make the payment;

•	the redemption price for any STACKS called for redemption, to the extent the trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with a distribution of the subordinated debt securities to the holders of the STACKS, the lesser of:

(1) the aggregate of the accreted liquidation amount and all accumulated and unpaid distributions on the STACKS to the date of payment, to the extent the trust has funds available to make the payment; and

(2) the amount of assets of the trust remaining available for distribution to holders of the STACKS upon liquidation of the trust.

Our obligations under the guarantee are unsecured, are subordinated to and junior in right of payment to all of our secured and senior debt, and rank on a parity with all other similar guarantees issued by us.

The STACKS, the guarantee and the subordinated debt securities do not limit our ability or the ability of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to or equally with the subordinated debt securities and the guarantee.

The guarantee, when taken together with our obligations under the subordinated debt securities and the indenture and our obligations under the trust agreement for the trust, including the obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the trust securities, has the effect of providing a full and unconditional guarantee of amounts due on the STACKS.

What are the United States federal income tax consequences related to the Common SPACES and STACKS?

If you purchase Common SPACES in the offering, you will be treated for United States federal income tax purposes as having acquired an undivided interest in the STACKS and stock purchase contracts constituting those Common SPACES. You must allocate the purchase price of the Common SPACES between those STACKS and stock purchase contracts in proportion to their respective fair market values, which will establish your initial tax basis in the STACKS and the stock purchase contracts. We expect to treat the fair market value of each undivided interest in the STACKS as $25 and the fair market value of each stock purchase contract as $0. This position generally will be binding on each beneficial owner of each Common SPACES but not on the Internal Revenue Service.

Assuming full compliance with the terms of the trust agreement, the trust will be classified as a grantor trust for U.S. federal income tax purposes and will not be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, each U.S. holder (as defined under “Certain United States Federal Income Tax Consequences—U.S. Holders”) of STACKS will be treated as purchasing and owning an undivided beneficial ownership interest in the subordinated debt securities and will be required to take into account its pro rata share of all items of income, gain, loss or deduction of the trust.

You will be required to include in gross income as interest payments made on the STACKS when such payments are made or accrued in accordance with your regular method of tax accounting. We intend to report contract payments on the stock purchase contracts as income to you, but you may want to consult your tax advisor concerning possible alternative characterizations.

Will the Common SPACES be listed on a stock exchange?

We have applied to list the Normal Common SPACES on the New York Stock Exchange under the symbol “MI PR B.”

Neither the Stripped Common SPACES nor the STACKS initially will be listed. If enough Stripped Common SPACES are created so that applicable exchange listing requirements are met, we may list the Stripped Common SPACES or the STACKS on the same exchange as the Normal Common SPACES are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so.

What are your expected uses of proceeds from the offering of the Common SPACES?

We expect to receive net proceeds from this offering, assuming no exercise of the underwriters’ option to purchase up to 1,400,000 additional Common SPACES, of approximately $355 million.

The trust will invest substantially all of the proceeds from the sale of the STACKS underlying the Common SPACES and all of the proceeds from the sale of the common securities in the subordinated debt securities issued by us.

We intend to use the net proceeds from this offering, along with the proceeds from the contemporaneous offering of senior notes described in “Use of Proceeds,” for general corporate purposes, including to provide long-term financing for two recently completed acquisitions by Metavante Corporation and to fund its pending acquisition of NYCE Corporation.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges on a historical basis for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, earnings represent income before taxes and fixed charges. Fixed charges, excluding interest on deposits, consist of interest expense and one-third of rental expense for all operating leases, which we believe to be representative of the interest portion of rent expense. Fixed charges, including interest on deposits, consist of interest expense, one third of rental expense and interest on deposits.

	Six Months Ended June 30, 2004	Years Ended December 31,
		2003	2002	2001	2000	1999
Ratio of earnings to fixed charges:
Excluding interest on deposits	4.67x	3.84x	3.38x	2.56x	2.46x	3.38x
Including interest on deposits	2.91x	2.53x	2.23x	1.56x	1.43x	1.65x

RISK FACTORS

In considering whether to purchase the Common SPACES or the STACKS, you should carefully consider all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the following risk factors, as well as the factors listed in “Forward-Looking Statements.” In addition, because each Common SPACES includes a stock purchase contract to acquire shares of Common Stock, you are also making an investment decision with regard to Common Stock. You should carefully review all the information in this prospectus supplement and the accompanying prospectus about all of these securities.

Risks Relating to the Common SPACES

and STACKS

You will bear the entire risk of a decline in the price of Common Stock.

You will have an obligation to buy Common Stock pursuant to the stock purchase contract at a fixed price. The market value of the Common Stock you will purchase on the stock purchase date may be materially lower than the price per share that the stock purchase contract requires you to pay. If on August 15, 2007, the market value of one share of Common Stock, determined in accordance with the definition of applicable market value, is less than $            , which we refer to as the “reference price,” you will be required to purchase Common Stock at a price per share and settlement rate that causes you to assume the entire risk that the market value of Common Stock may decline and that the decline could be substantial.

You will receive only a portion of any appreciation in the Common Stock price and only if the appreciation of Common Stock exceeds a certain threshold.

Your opportunity for equity appreciation afforded by investing in the Common SPACES is less than your opportunity for equity appreciation if you directly invested in Common Stock. The aggregate market value of Common Stock you will receive upon settlement of a stock purchase contract will exceed the stated amount of $25 only if the applicable market value exceeds $            , which we refer to as the “threshold appreciation price.” The threshold appreciation price represents an appreciation of     % over the reference price. If the applicable market value exceeds the reference price but falls below the threshold appreciation price, you will realize no equity appreciation on the shares of Common Stock for the period during which you own the Common SPACES. Furthermore, if the applicable market value exceeds the threshold appreciation price, the value of Common Stock you will receive under the stock purchase contract will be approximately     % of the value of the shares of Common Stock you could have purchased with $25 at the time of the offering. Therefore, an investment in Common SPACES affords less opportunity for equity appreciation than a direct investment in Common Stock.

The trading price of Common Stock and the general level of interest rates and our credit quality will directly affect the trading prices for the Common SPACES and the STACKS.

The trading prices of the Common SPACES and the STACKS will be directly affected by, among other things, the trading price of Common Stock, interest rates generally and our credit quality. It is impossible to predict whether the price of Common Stock or interest rates will rise or fall. Our operating results and prospects and economic, financial and other factors will affect trading prices of Common Stock and the Common SPACES and the STACKS. In addition, market conditions can affect the capital markets generally, thereby affecting the price of Common Stock. These conditions may include the level of, and fluctuations in, the trading prices of stocks generally. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the Common Stock underlying the stock purchase contracts and of the other components of the Common SPACES and the STACKS. The arbitrage could, in turn, negatively affect the trading prices of the Common SPACES, the STACKS and the Common Stock.

You may suffer dilution of Common Stock issuable upon settlement of your stock purchase contract.

The number of shares of Common Stock issuable upon settlement of your stock purchase contract is subject to adjustment only for stock splits and combinations, stock dividends and certain other specified transactions. See “Description of the Stock Purchase Contracts—Anti-Dilution Adjustments.” The number of shares issuable upon settlement of each stock purchase contract is not subject to adjustment for other events, including employee and director equity grants, regular quarterly dividends not in excess of $0.21 per share, offerings of shares for cash, or in connection with acquisitions or other transactions which may adversely affect the price of the shares. The terms of the Common SPACES do not restrict our ability to offer shares in the future or to engage in other transactions that could dilute the shares. We have no obligation to consider the interests of the holders of the Common SPACES in engaging in any such offering or transaction. If we issue additional shares, that issuance may materially and adversely affect the price of our shares and, because of the relationship of the number of shares you are to receive on the stock purchase date to the price of our shares, such other events may adversely affect the trading price of the Common SPACES.

You will have no rights as common shareholders but will be subject to all changes with respect to Common Stock.

Until you acquire shares of Common Stock upon settlement of your stock purchase contract, you will have no rights with respect to Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the shares of Common Stock. The declaration and payment of future dividends by us will be at the discretion of our board of directors and will depend upon many factors, including our earnings, financial condition, business needs, capital and surplus requirements of our operating subsidiaries and contractual and regulatory restrictions. Only holders of Common Stock, not holders of Common SPACES or the STACKS, will receive such dividends. Upon settlement of your stock purchase contract you will be entitled to exercise the rights of a holder of Common Stock only as to actions for which the record date occurs after the stock purchase date and only for that number of shares you receive. For example, in the event that an amendment is proposed to our articles of incorporation requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of the shares of Common Stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of Common Stock.

Your pledged securities will be encumbered.

Although you will hold beneficial ownership interests in the underlying pledged STACKS or treasury securities, you will pledge those securities with the collateral agent to secure your obligations under the related stock purchase contracts. Therefore, for so long as the stock purchase contracts remain in effect, you will not be allowed to withdraw your ownership interest in the pledged STACKS or treasury securities from this pledge arrangement, except upon substitution of other securities as described in this prospectus supplement.

The stock purchase contract agreement will not be qualified under the Trust Indenture Act. The obligations of the stock purchase contract agent will be limited.

The stock purchase contract agreement relating to the Common SPACES will not be qualified under the Trust Indenture Act. The stock purchase contract agent under the stock purchase contract agreement, who will act as the agent and the attorney-in-fact for the holders of the Common SPACES, will not be qualified as a trustee under the Trust Indenture Act. Accordingly, you will not have the benefits of the protections of the Trust Indenture Act other than to the extent applicable to the STACKS included in a Normal Common SPACES, such as those protections identified below or as specified in the stock purchase contract agreement. Under the terms of the stock purchase contract agreement, the stock purchase contract agent will have only limited obligations to the holders of the Common SPACES.

If a security is issued under an indenture qualified under the Trust Indenture Act, you as a holder would generally have the following additional protections: (1) the disqualification of the indenture trustee for “conflicting interests” defined in the Trust Indenture Act; (2) provisions that prevent an indenture trustee that is also a creditor of the issuer from improving its own credit position at the expense of you as the security holder immediately before or after an indenture default; and (3) the requirement that the indenture trustee deliver reports at least once a year with respect to the indenture trustee and the securities issued under the indenture.

The secondary market for the Common SPACES and the STACKS may be illiquid.

We are unable to predict how the Common SPACES and the STACKS will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the Common SPACES and the STACKS. Although we have applied to list the Normal Common SPACES on the New York Stock Exchange, we have no obligation or current intention to apply for any separate listing of the Stripped Common SPACES or the STACKS on any stock exchange; however, to the extent that either of these securities are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may cause those securities to be listed on the exchange on which the Normal Common SPACES are then listed, though we are under no obligation to do so. We can give you no assurance as to the liquidity of any market that may develop for the Normal Common SPACES, the Stripped Common SPACES or the STACKS, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that sufficient numbers of Normal Common SPACES are converted to Stripped Common SPACES, the liquidity of Normal Common SPACES could decrease. It is possible that the Normal Common SPACES, and the Stripped Common SPACES or the STACKS if they are ever listed, could be delisted from the New York Stock Exchange or that trading in the Normal Common SPACES, Stripped Common SPACES or the STACKS could be suspended as a result of elections to create Stripped Common SPACES or recreate Normal Common SPACES through the substitution of collateral that causes the number of these securities to fall below the applicable requirements for listing securities on the New York Stock Exchange.

Delivery of securities is subject to potential delay if we become subject to a bankruptcy proceeding.

Notwithstanding the automatic termination of the stock purchase contracts, if we become the subject of a case under the U.S. Bankruptcy Code, imposition of an automatic stay under Section 362 of the Bankruptcy Code, if applicable, or any court ordered stay may delay the delivery to you of your securities being held as collateral under the pledge arrangement, and such delay may continue until the automatic stay or other stay has been lifted. The automatic stay or other stay will not be lifted until such time as the bankruptcy judge agrees to lift it and return the collateral to you.

The contract payments and payments on any subordinated debt securities will be contractually subordinated to our senior debt and will be effectively subordinated to the obligations of our subsidiaries.

Our obligations with respect to contract payments and payments on subordinated debt securities will be subordinate and junior in right of payment to our obligations under our senior debt. At June 30, 2004, our senior debt totaled approximately $843.6 million, excluding the liabilities of our subsidiaries.

We receive substantially all of our revenue from dividends from our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the contracts or otherwise to make any funds available to us. Accordingly, the contract payments and payments on our subordinated debt securities, and therefore the STACKS, effectively will be subordinated to all existing and future liabilities of our subsidiaries.

A dissolution of the trust may affect the market price of the Common SPACES.

A dissolution of the trust may affect the market price of the Common SPACES. We will have the right to dissolve the trust at any time.

We cannot provide assurance as to the impact on the market price for the Common SPACES if we dissolve the trust and distribute the subordinated debt securities to holders of the STACKS in exchange for those STACKS. Because the Common SPACES would then consist of subordinated debt securities and related stock purchase contracts, you are also making an investment decision with regard to the subordinated debt securities if you purchase the Common SPACES and should carefully review all the information regarding the subordinated debt securities contained in this prospectus supplement and the accompanying prospectus.

We guarantee distributions on the STACKS only if the trust has cash available.

If you hold any of the STACKS, we will guarantee you, on an unsecured and junior subordinated basis, the payment of the following:

•	any accumulated and unpaid distributions required to be paid on the STACKS, to the extent the trust has funds available to make the payment;

•	the redemption price for any STACKS called for redemption, to the extent the trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with a distribution of the subordinated debt securities to holders of STACKS, the lesser of (a) the aggregate of the stated liquidation amount and all accumulated and unpaid distributions on the STACKS to the date of payment, to the extent the trust has funds available to make the payment, and (b) the amount of assets of the trust remaining available for distribution to holders of the STACKS upon liquidation of the trust.

If we do not make a required payment on the subordinated debt securities, the trust will not have sufficient funds to make the related payment on the STACKS. The guarantee does not cover payments on the STACKS when the trust does not have sufficient funds to make these payments. If we do not pay any amounts on the subordinated debt securities when due, holders of the STACKS will have to rely on the enforcement by the property trustee of the trustee’s rights as registered holder of the subordinated debt securities, or proceed directly against us for payment of any amounts due on the subordinated debt securities.

Our obligations under the guarantee are unsecured and are subordinated to and junior in right of payment to all of our secured and senior debt, and rank on a parity with all other similar guarantees issued by us.

We may defer contract payments and interest payments on the subordinated debt securities and this may have an adverse effect on the trading prices of the Common SPACES and the STACKS.

We may at our option, and will if directed to do so by the Federal Reserve Board, defer the payment of all or part of the contract payments on the stock purchase contracts forming a part of the Common SPACES through the stock purchase date. We also have the option to defer interest payments on the subordinated debt securities, in which case the trust would defer distributions on the STACKS. If we elect to shorten the maturity date of the subordinated debt securities in connection with a remarketing and, at the time of the remarketing, are deferring interest, we may not elect a maturity date that is earlier than five years after commencement of the deferral period. If we defer any contract payments until the stock purchase date, you will receive additional shares of Common Stock or unsecured notes, in our sole discretion, in lieu of a cash payment. If we pay deferred contract payments in shares of Common Stock, the number of shares of Common Stock that you will be entitled to receive will be equal to (a) the aggregate amount of deferred contract payments payable to you divided by (b) the greater of (i) the applicable market value (or, if the stock purchase date is deferred beyond August 15, 2007, the closing price of Common Stock on the trading day immediately preceding the stock purchase date) and (ii) $     , subject to anti-dilution adjustments. Because the stock price used to calculate the number of shares you are entitled to receive may be greater than the applicable market value of Common Stock (or, if the stock purchase date is deferred beyond August 15, 2007, the closing price of Common Stock on the trading day immediately preceding the stock purchase date), the market value of the shares of Common Stock you may receive in lieu of deferred contract payments may be less than the amount of those deferred contract payments. In addition, any note that we issue to you in satisfaction of deferred contract payments will bear interest at a rate no greater than 10%, which could be less than our then current market rate of interest. If deferral occurs, you will continue to recognize interest income for U.S. federal income tax purposes in advance of your receipt of any corresponding cash distributions. Furthermore, if the stock purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, the right to receive contract payments and deferred contract payments, if any, will also terminate.

Holders of the STACKS have limited rights under the subordinated debt securities.

Except as described below, you, as a holder of the STACKS, will not be able to exercise directly any other rights with respect to the subordinated debt securities.

If an event of default under the trust agreement were to occur and be continuing, holders of the STACKS would rely on the enforcement by the property trustee of its rights as registered holder of the subordinated debt securities against us. In addition, the holders of a majority in stated liquidation amount of the STACKS would have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee to exercise the remedies available to it as the holder of the subordinated debt securities.

The subordinated debt securities indenture provides that the indenture trustee must give holders notice of all defaults or events of default within 30 days after it becomes known to the trustee. However, except in the cases of a default or an event of default in payment on the subordinated debt securities, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If the property trustee were to fail to enforce its rights under the subordinated debt securities in respect of an indenture event of default after a holder of record of the STACKS had made a written request, that holder of record of the STACKS may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the subordinated debt securities. In addition, if we were to fail to pay interest or principal on the subordinated debt securities on the date that interest or principal is otherwise payable, except for deferrals permitted by the trust agreement and the indenture, and this failure to pay were continuing, holders of the STACKS may directly institute a proceeding for enforcement of payment of the principal of or interest on the subordinated debt securities having a principal amount equal to the aggregate stated liquidation amount of their STACKS (a direct action) after the respective due dates specified in the subordinated debt securities. In connection with a direct action, we would have the right under the indenture to set off any payment made to that holder by us.

The property trustee, as holder of the subordinated debt securities, has only limited rights of acceleration.

The property trustee, as holder of the subordinated debt securities, may accelerate payment of the principal, accrued and unpaid interest on the subordinated debt securities only upon the occurrence and continuation of an indenture event of default. An indenture event of default is generally limited to payment defaults after giving effect to our deferral rights, and specific events of bankruptcy, insolvency and reorganization relating to us. There is no right to acceleration upon breaches by us of other covenants under the indenture default on our payment obligations under the guarantee.

Risks Related to Our Business

Our earnings are significantly affected by general business and economic conditions.

Our business and earnings are sensitive to general business and economic conditions in the United States and, in particular, the states where we have significant operations, including Wisconsin, Arizona, Minnesota, Missouri and Florida. These conditions include short-term and long-term interest rates, inflation, monetary supply, fluctuations in both debt and equity capital markets, the strength of the U.S. and local economies and consumer spending, borrowing and saving habits. For example, an economic downturn, increase in unemployment or higher interest rates could decrease the demand for loans and other products and services and/or result in a deterioration in credit quality and/or loan performance and collectability. Higher interest rates also could increase our cost to borrow funds and increase the rate we pay on deposits. In addition, an overall economic slowdown could negatively impact the purchasing and decision-making activities of Metavante’s financial institution customers.

Terrorism, acts of war or international conflicts could negatively affect our business and financial condition.

Acts or threats of war or terrorism, international conflicts, including ongoing military operations in Iraq and Afghanistan, and the actions taken by the United States and other governments in response to such events could negatively impact general business and economic conditions in the United States. If terrorist activity, acts of war or other international hostilities cause an overall economic decline, our financial condition and operating results could be materially adversely affected. The potential for future terrorist attacks, the national and international responses to terrorist attacks or perceived threats to national security and other actual or potential conflicts or acts of war, including conflict in the Middle East, have created many economic and political uncertainties that could seriously harm our business and results of operations in ways that cannot presently be predicted.

Our earnings also are significantly affected by the fiscal and monetary policies of the federal government and its agencies.

The policies of the Federal Reserve Board impact us significantly. The Federal Reserve Board regulates the supply of money and credit in the United States. Its policies directly and indirectly influence the rate of interest earned on loans and paid on borrowings and interest-bearing deposits and can also affect the value of financial instruments we hold. Those policies determine to a significant extent our cost of funds for lending and investing. Changes in those policies are beyond our control and are difficult to predict. Federal Reserve Board policies can affect our borrowers, potentially increasing the risk that they may fail to repay their loans. For example, a tightening of the money supply by the Federal Reserve Board could reduce the demand for a borrower’s products and services. This could adversely affect the borrower’s earnings and ability to repay its loan which could materially adversely affect us.

The banking and financial services industry is highly competitive.

We operate in a highly competitive environment in the products and services we offer and the markets in which we operate. The competition among financial services providers to attract and retain customers is intense. Customer loyalty can be easily influenced by a competitor’s new products, especially offerings that provide cost savings to the customer. Some of our competitors may be better able to provide a wider range of products and services over a greater geographic area.

We believe the banking and financial services industry will become even more competitive as a result of legislative, regulatory and technological changes and the continued consolidation of the industry. Technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic funds transfer and automatic payment systems. Also, investment banks and insurance companies are competing in more banking businesses such as syndicated lending and consumer banking. Many of our competitors are subject to fewer regulatory constraints and have lower cost structures. We expect the consolidation of the banking and financial services industry to result in larger, better-capitalized companies offering a wide array of financial services and products.

We are heavily regulated by federal and state agencies.

We, our subsidiary banks and many of our non-bank subsidiaries are heavily regulated at the federal and state levels. This regulation is designed primarily to protect consumers, depositors and the banking system as a whole, not holders of our securities. Congress and state legislatures and federal and state regulatory agencies continually review banking laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory policies, including changes in interpretation or implementation of statutes, regulations or policies, could affect us in substantial and unpredictable ways, including limiting the types of financial services and products we may offer, increasing the ability of non-banks to offer competing financial services and products and/or increasing our cost structures. Also, our failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies and damage to our reputation.

We are subject to examinations and challenges by tax authorities.

In the normal course of business, we and our affiliates are routinely subject to examinations and challenges from federal and state tax authorities regarding the amount of taxes due in connection with investments we have made and the businesses in which we are engaged. Recently, state taxing authorities have become increasingly aggressive in challenging tax positions taken by financial institutions. The challenges made by tax authorities may result in adjustments to the timing or amount of taxable income or deductions or the allocation of income among tax jurisdictions. If any such challenges are made and are not resolved in our favor, they could have an adverse effect on our financial condition and results of operations.

Consumers may decide not to use banks to complete their financial transactions.

Technology and other changes are allowing parties to complete financial transactions that historically have involved banks at one or both ends of the transaction. For example, consumers can now pay bills and transfer funds directly without banks. The process of eliminating banks as intermediaries, known as disintermediation, could result in the loss of fee income, as well as the loss of customer deposits and income generated from those deposits.

Maintaining or increasing our market share depends on market acceptance and regulatory approval of new products and services and other factors.

Our success depends, in part, on our ability to adapt our products and services to evolving industry standards and to control expenses. There is increasing pressure on financial services companies to provide products and services at lower prices. This can reduce our net interest margin and revenues from our fee-based products and services. In addition, our success depends in part on our ability to generate significant levels of new business in our existing markets and in identifying and penetrating markets. Growth rates for card-based payment transactions and other product markets may not continue at recent levels. Further, the widespread adoption of new technologies, including Internet-based services, could require us to make substantial expenditures to modify or adapt our existing products and services, or render our existing products obsolete. We may not successfully introduce new products and services, achieve market acceptance of our products and services, develop and maintain loyal customers and/or break into targeted markets.

We rely on dividends from our subsidiaries for most of our revenue, and our banking subsidiaries hold a significant portion of their assets indirectly.

We are a separate and distinct legal entity from our subsidiaries. We receive substantially all of our revenue from dividends from our subsidiaries. These dividends are the principal source of funds to pay dividends on Common Stock and interest on our debt. The payment of dividends by a subsidiary is subject to federal law restrictions as well as to the laws of the subsidiary’s state of incorporation. Also, a parent company’s right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. In addition, our bank and savings association subsidiaries hold a significant portion of their mortgage loan and investment portfolios indirectly through their ownership interests in direct and indirect subsidiaries.

We depend on the accuracy and completeness of information about customers and counterparties.

In deciding whether to extend credit or enter into other transactions with customers and counterparties, we may rely on information provided to us by customers and counterparties, including financial statements and other financial information. We may also rely on representations of customers and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. For example, in deciding whether to extend credit to a business, we may assume that the customer’s audited financial statements conform with generally accepted accounting principles and present fairly, in all material respects, the financial condition, results of operations and cash flows of the customer. We may also rely on the audit report covering those financial statements. Our financial condition and results of operations could be negatively impacted to the extent we rely on financial statements that do not comply with GAAP or that are materially misleading.

Our accounting policies and methods are key to how we report our financial condition and results of operations, and they may require management to make estimates about matters that are inherently uncertain.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. Our management must exercise judgment in selecting and applying many of these accounting policies and methods in order to ensure that they comply with generally accepted accounting principles and reflect management’s judgment as to the most appropriate manner in which to record and report our financial condition and results of operations. In some cases, management must select the accounting policy or method to apply from two or more alternatives, any of which might be reasonable under the circumstances, yet might result in our reporting materially different amounts than would have been reported under a different alternative.

We have identified four accounting policies as being “critical” to the presentation of our financial condition and results of operations because they require management to make particularly subjective and/or complex judgments about matters that are inherently uncertain and because of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. These critical accounting policies relate to: (1) the allowance for loan and lease losses; (2) capitalized software and conversion costs; (3) financial asset sales and securitizations; and (4) income taxes. Because of the inherent uncertainty of estimates about these matters, no assurance can be given that the application of alternative policies or methods might not result in our reporting materially different amounts.

We have an active acquisition program.

We regularly explore opportunities to acquire banking institutions, financial technology providers and other financial services providers. We cannot predict the number, size or timing of future acquisitions. We typically do not publicly comment on a possible acquisition or business combination until we have signed a definitive agreement for the transaction. Once we have signed a definitive agreement, transactions of this type are generally subject to regulatory approvals and other customary conditions. There can be no assurance that we will receive such regulatory approvals without unexpected delays or conditions or that such customary conditions will be timely met to our satisfaction, if at all.

Difficulty in integrating an acquired company or business may cause us not to realize expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits from the acquisition. Specifically, the integration process could result in higher than expected deposit attrition (run-off), loss of customers and key employees, the disruption of our business or the business of the acquired company, or otherwise adversely affect our ability to maintain existing relationships with clients, employees and suppliers or to enter into new business relationships. We may not be able to successfully leverage our combined product offerings to the combined customer base. These factors could contribute to our not achieving the anticipated benefits of the acquisition within the desired time frames, if at all.

Future acquisitions could require us to use substantial cash or liquid assets or to incur debt. In such cases, we could become more susceptible to economic downturns and competitive pressures.

We are dependent on senior management.

Our continued success depends to a significant extent upon the continued services of our senior management. The loss of services of any of our senior executive officers could cause our business to suffer. In addition, our success depends in part upon senior management’s ability to implement our business strategy.

Our Common Stock price can be volatile.

Our Common Stock price can fluctuate widely in response to a variety of factors, including:

•	actual or anticipated variations in our quarterly results;

•	new technology or services by our competitors;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors;

•	changes in accounting policies or practices;

•	failure to integrate our acquisitions or realize anticipated benefits from our acquisitions; or

•	changes in government regulations.

General market fluctuations, industry factors and general economic and political conditions, such as economic slowdowns or recessions, interest rate changes, credit loss trends or currency fluctuations, also could cause our Common Stock price to decrease regardless of our operating results.

We may be a defendant in a variety of litigation and other actions, which may have a material adverse effect on our business, operating results and financial condition.

We and our subsidiaries may be involved from time to time in a variety of litigation arising out of our business. Our insurance may not cover all claims that may be asserted against us, and any claims asserted against us, regardless of merit or eventual outcome, may harm our reputation. Should the ultimate judgments or settlements in any litigation exceed our insurance coverage, they could have a material adverse effect on our business, operating results and financial condition. In addition, we may not be able to obtain appropriate types or levels of insurance in the future, nor may we be able to obtain adequate replacement policies with acceptable terms, if at all.

In addition to the factors discussed above, the following risk factors concerning Metavante’s business may have a material adverse effect on our financial condition and results of operations.

Metavante relies on the continued functioning of its data centers and the integrity of the data it processes.

Metavante’s data centers are an integral part of its business. Damage to Metavante’s data centers due to acts of terrorism, fire, power loss, telecommunications failure and other disasters could have a material adverse effect on Metavante’s business, operating results and financial condition. In addition, because Metavante relies on the integrity of the data it processes, if this data is incorrect or somehow tainted, client relations and confidence in Metavante’s services could be impaired, which would harm Metavante’s business.

Network operational difficulties or security problems could damage Metavante’s reputation and business.

Metavante depends on the reliable operation of network connections from its clients and its clients’ end users to its systems. Any operational problems or outages in these systems would cause Metavante to be unable to process transactions for its clients and its clients’ end users, resulting in decreased revenues. In addition, any system delays, failures or loss of data, whatever the cause, could reduce client satisfaction with Metavante’s products and services and harm Metavante’s financial results.

Metavante also depends on the security of its systems. Metavante’s networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Metavante transmits confidential financial information in providing its services. A material security problem affecting Metavante could damage its reputation, deter financial services providers from purchasing its products, deter their customers from using its products or result in liability to Metavante. Any material security problem affecting Metavante’s competitors could affect the marketplace’s perception of Internet banking and electronic commerce service in general and have the same effects.

Metavante may not be able to protect its intellectual property, and Metavante may be subject to infringement claims.

Metavante relies on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect its proprietary technology. Despite Metavante’s efforts to protect its intellectual property, third parties may infringe or misappropriate Metavante’s intellectual property or may develop software or technology competitive to Metavante’s. Metavante’s competitors may independently develop similar technology, duplicate its products or services or design around Metavante’s intellectual property rights. Metavante may have to litigate to enforce and protect its intellectual property rights, trade secrets and know-how or to determine their scope, validity or enforceability, which is expensive, and could cause a diversion of resources and may not prove successful. The loss of intellectual property protection or the inability to secure or enforce intellectual property protection could harm Metavante’s business and ability to compete.

Metavante also may be subject to costly litigation in the event its products or technology infringe upon another party’s proprietary rights. Third parties may have, or may eventually be issued, patents that would be infringed by Metavante’s products or technology. Any of these third parties could make a claim of infringement against Metavante with respect to its products or technology. Metavante may also be subject to claims by third parties for breach of copyright, trademark or license usage rights. Any such claims and any resulting litigation could subject Metavante to significant liability for damages. An adverse determination in any litigation of this type could require Metavante to design around a third party’s patent or to license alternative technology from another party. In addition, litigation is time consuming and expensive to defend and could result in the diversion of the time and attention of Metavante’s management and employees. Any claims from third parties may also result in limitations on Metavante’s ability to use the intellectual property subject to these claims.

Metavante’s business could suffer if it fails to attract and retain key technical people.

Metavante’s success depends in large part upon Metavante’s ability to attract and retain highly skilled technical, management and sales and marketing personnel. Because the development of Metavante’s products and services requires knowledge of computer hardware, operating system software, system management software and application software, key technical personnel must be proficient in a number of disciplines. Competition for the best people—in particular individuals with technology experience—is intense. Metavante may not be able to hire key people or pay them enough to keep them.

FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus which are not historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include: (1) statements made in our annual report on Form 10-K for the year ended December 31, 2003 under Item 1, Business, and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of

Operations, including, without limitation, statements with respect to internal growth plans, projected revenues, margin improvement, future acquisitions, capital expenditures and adequacy of capital resources; (2) statements included or incorporated by reference in our future filings with the SEC; and (3) information contained in written material, releases and oral statements issued by, or on behalf of, us including, without limitation, statements with respect to projected revenues, costs, earnings and earnings per share. Forward-looking statements also include statements regarding the intent, belief or current expectation of M&I and its officers. Forward-looking statements include statements preceded by, followed by or that include forward-looking terminology such as “may,” “will,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “continues” or similar expressions.

All forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are based on information available to us as of the date of this prospectus supplement or the accompanying prospectus. We do not undertake to update any forward-looking statements that may be made by or on behalf of us in this prospectus supplement, the accompanying prospectus or otherwise. Our actual results may differ materially from those contained in the forward-looking statements identified above. Factors which may cause such a material difference to occur include, but are not limited to, the factors set forth under the heading “Risk Factors” beginning on page S-14 of this prospectus supplement, the factors listed under the heading “Forward-Looking Statements” in Item 1, Business, of our annual report on Form 10-K for the year ended December 31, 2003, and the factors listed at the end of Exhibit 99.1 of our current report on Form 8-K dated May 17, 2004.

USE OF PROCEEDS

We expect to receive net proceeds from this offering, assuming no exercise of the underwriters’ option to purchase up to 1,400,000 additional Common SPACES, of approximately $355 million, after expenses and underwriting discounts. The trust will invest substantially all of the proceeds from the sale of the STACKS comprising part of the Common SPACES and all of the proceeds from the sale of the trust’s common securities in the subordinated debt securities issued by us.

We intend to use the net proceeds from this offering, along with the proceeds from a contemporaneous offering of senior notes, for general corporate purposes, including to provide long-term financing for two recently completed acquisitions by Metavante Corporation and to fund its pending acquisition of NYCE Corporation, described in “Prospectus Supplement Summary—Recent Developments.”

We expect to receive net proceeds from the contemporaneous offering of our senior notes of approximately $597.6 million, after expenses and underwriting discounts. Neither this offering nor the senior notes offering is contingent on the other.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

General

The proceeds from the sale of the Common SPACES will be allocated between the stock purchase contracts and the STACKS in proportion to the fair market value of each at the date of the offering.

We will recognize the present value of the quarterly contract payments as a liability with an offsetting reduction in shareholders’ equity. This liability increases over three years by interest charges to the statement of earnings based on a constant rate calculation. Contract payments paid on the stock purchase contracts will reduce this liability.

The stock purchase contracts are forward transactions in Common Stock. Upon settlement of a stock purchase contract, we will receive $25 on that stock purchase contract and will issue the requisite number of shares of Common Stock. The $25 we receive will be credited to shareholders’ equity and allocated between Common Stock and additional paid-in capital accounts.

The trust will not be consolidated on our balance sheet as a result of recent accounting changes reflected in FASB Interpretation No. 46, Consolidation of Variable Interest Entities, as revised in December 2003. Accordingly, we will recognize the aggregate principal amount of the subordinated debt securities we issued to the trust, net of our common interest in the trust, as a liability on our balance sheet in accordance with FASB 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. The interest paid on the subordinated debt securities will be recorded as interest expense on our income statement.

Fees and expenses incurred in connection with this offering will be allocated between the STACKS and the stock purchase contracts. The amount allocated to the STACKS will be amortized and recognized as interest expense over the term of the STACKS. The amount allocated to the stock purchase contracts will be charged to shareholders’ equity.

Earnings Per Share

Before the issuance of Common Stock upon settlement of the stock purchase contracts, the stock purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of Common Stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the stock purchase contracts less the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, we anticipate that there will be some dilutive effect on our earnings per share for periods when the average market price of Common Stock for the reporting period is above $             but no dilutive effect on our earnings per share for periods when the average market price is equal to or below $            .

Other Matters

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Common SPACES and the STACKS. It is possible that our accounting for the stock purchase contracts and the STACKS could be affected by any new accounting rules that might be issued by these groups.

Regulatory Capital Treatment

We expect that the Federal Reserve Board will treat the Common SPACES as tier 1 capital in an amount equal to the total initial net proceeds of this offering for purposes of its capital guidelines applicable to bank holding companies such as M&I.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our Common Stock is publicly traded on the New York Stock Exchange under the symbol “MI.” The table below sets forth for the periods indicated the quarterly high and low closing sales prices for Common Stock on the New York Stock Exchange and the amount of per share dividends declared on Common Stock. The amounts for all periods prior to June 17, 2002 have been restated to reflect a 2-for-1 stock split effected on that date.

	High	Low	Dividends
2002
First Quarter	$31.68	$28.90	$0.145
Second Quarter	31.96	29.52	0.160
Third Quarter	30.97	25.69	0.160
Fourth Quarter	29.20	23.25	0.160
2003
First Quarter	29.15	25.07	0.160
Second Quarter	31.75	25.79	0.180
Third Quarter	32.74	30.13	0.180
Fourth Quarter	38.40	32.53	0.180
2004
First Quarter	40.39	36.18	0.180
Second Quarter	41.15	36.60	0.210
Third Quarter (through July 23, 2004)	40.01	38.51	—

On July 23, 2004, the closing sale price of Common Stock on the New York Stock Exchange was $38.51 per share. As of June 30, 2004, there were approximately 19,780 shareholders of record of Common Stock.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and actual capitalization as of June 30, 2004 and our cash and cash equivalents and capitalization as adjusted to give effect to the sale of the securities offered hereby, assuming no exercise of the underwriters’ option to purchase up to 1,400,000 additional Common SPACES, the contemporaneous offering of senior notes and the application of the net proceeds of this offering and the offering of senior notes, as if these events had occurred on June 30, 2004. See “Use of Proceeds.”

	As of June 30, 2004 (in thousands)
	Actual	As Adjusted
Cash and cash equivalents	$1,135,898	$1,135,898

Shareholders’ Equity:
Series A convertible preferred stock, $1.00 par value, 2,000,000 shares authorized	—	—
Common stock, $1.00 par value, 700,000,000 shares authorized; 240,832,522 shares issued	240,833	240,833
Additional paid-in capital	549,579	509,921
Retained earnings	3,272,646	3,272,646
Accumulated other comprehensive income, net of related taxes	(51,912)	(51,912)
Less: treasury stock, at cost, 18,056,286 shares	(547,469)	(547,469)
deferred compensation	(29,514)	(29,514)

Total shareholders’ equity	3,434,163	3,394,505

Total long-term debt, excluding current maturities	3,700,674	4,665,674

Total Capitalization	$7,134,837	$8,060,179

DESCRIPTION OF THE COMMON SPACES

The following is a summary of the terms of the Common SPACES. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of all of the material terms of the Common SPACES but is not necessarily complete. We refer you to the copies of those documents which have been or will be filed and incorporated by reference in the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” in the accompanying prospectus. In addition, to the extent that the following description is not consistent with the descriptions contained in the accompanying prospectus, you should rely on the following description.

We will issue the Common SPACES under the stock purchase contract agreement between us and BNY Midwest Trust Company, which we refer to as the “stock purchase contract agent.” The Common SPACES may be either Normal Common SPACES or Stripped Common SPACES. Unless indicated otherwise, “Common SPACES” will include both Normal Common SPACES and Stripped Common SPACES. The Common SPACES initially will consist of 14,600,000 Normal Common SPACES (or 16,000,000 Normal Common SPACES if the underwriters exercise their over-allotment option in full), each with a stated amount of $25.

Normal Common SPACES

Each Normal Common SPACES will consist of a unit comprising:

(a) a stock purchase contract under which

(1) you will agree to purchase from us, and we will agree to sell to you, on the stock purchase date, for $25 in cash, a number of newly issued or treasury shares of Common Stock equal to the settlement rate described below under “Description of the Stock Purchase Contracts—Purchase of Common Stock,” subject to anti-dilution adjustments. The stock purchase date is expected to be August 15, 2007, but could be deferred for quarterly periods until August 15, 2008; and

(2) we will pay you quarterly contract payments at the rate of         % per year on the stated amount of $25, subject to our right to defer these payments; and

(b) a 1/40, or 2.5%, undivided beneficial ownership interest in a preferred security, also referred to as the “STACKS,” of M&I Capital Trust B, also referred to as the “trust,” with an initial liquidation amount of $1,000. Each STACKS represents an undivided beneficial ownership interest in the assets of the trust. The property trustee of the trust will hold legal title to the assets. The trust’s assets consist solely of junior subordinated debt securities, series 2004-1, which we refer to as the “subordinated debt securities.” Until the stock purchase date, we will make quarterly interest payments on the subordinated debt securities at the annual rate of         %, and the trust will pass through such interest payments when received as distributions on the STACKS. After the stock purchase date, interest on the subordinated debt securities and distributions on the STACKS will accrete or accrue at a reset rate as described below and, unless we elect to make such payments in cash on the subordinated debt securities, will accrete and be payable only upon maturity or redemption.

The purchase price of each Normal Common SPACES will be allocated between the related stock purchase contract and the related ownership interest in the STACKS in proportion to their respective fair market values at the time of issuance. We expect that, at the time of issuance, the fair market value of each ownership interest in the STACKS will be $25 and the fair market value of each stock purchase contract will be $0. This position generally will be binding on each beneficial owner of each Common SPACES but not on the Internal Revenue Service.

As long as a Common SPACES is in the form of a Normal Common SPACES, your applicable ownership interest in the STACKS forming a part of the Normal Common SPACES will be pledged to us through the collateral agent to secure your obligation to purchase Common Stock under the related stock purchase contract.

Creating Stripped Common SPACES

You will have the right, at any time on or prior to the seventh business day immediately preceding the applicable remarketing settlement date, to substitute for the related STACKS held by the collateral agent zero coupon treasury securities (as described below) that mature on the applicable remarketing settlement date, in a total principal amount at maturity equal to the aggregate liquidation amount of the STACKS for which substitution is being made.

Applicable Remarketing Settlement Date	CUSIP No.
August 15, 2007	912833CS7
November 15, 2007	912833GB0
February 15, 2008	912833CT5
May 15, 2008	912833GC8
August 15, 2008	912833CU2

The “applicable remarketing settlement date” is the first date that occurs after the date of substitution among August 15, 2007, November 15, 2007, February 15, 2008, May 15, 2008, and August 15, 2008.

Because treasury securities and the STACKS are issued in integral multiples of $1,000, you may make this substitution only in integral multiples of 40 Normal Common SPACES.

Each of these substitutions will create Stripped Common SPACES, and the ownership interest in the STACKS will be released to you and be separately tradable from the Stripped Common SPACES. Each Stripped Common SPACES will consist of a unit with a stated amount of $25 comprising:

(a) a stock purchase contract under which:

(1) you will agree to purchase from us, and we will agree to sell to you, not later than the stock purchase date, for $25 in cash, a number of newly issued or treasury shares of Common Stock equal to the settlement rate, subject to anti-dilution adjustments, and

(2) we will pay you quarterly contract payments at the rate of         % per year on the stated amount of $25, subject to our right to defer these payments, and

(b) a 2.5% undivided beneficial ownership interest in a treasury security with a principal amount of $1,000.

To create 40 Stripped Common SPACES, you must:

•	deposit with the collateral agent a treasury security that has a principal amount payable on the applicable remarketing settlement date of $1,000 which must be purchased on the open market at your expense (unless otherwise owned by you), and

•	transfer 40 Normal Common SPACES to the stock purchase contract agent accompanied by a notice stating that you have deposited a treasury security with the collateral agent and requesting the release to you of the STACKS relating to the 40 Normal Common SPACES.

Upon the deposit and receipt of an instruction from the stock purchase contract agent, the collateral agent will release the related STACKS from the pledge under the pledge agreement, free and clear of our security interest, to the stock purchase contract agent. The stock purchase contract agent then will:

•	cancel the 40 Normal Common SPACES,

•	transfer the related STACKS to you, and

•	deliver 40 Stripped Common SPACES to you.

The treasury security will be substituted for the STACKS and will be pledged to us through the collateral agent to secure your obligation to purchase Common Stock under the related stock purchase contracts. The related STACKS released to you thereafter will trade separately from the resulting Stripped Common SPACES.

Recreating Normal Common SPACES

If you hold Stripped Common SPACES you will have the right at any time on or prior to the seventh business day immediately preceding the applicable remarketing settlement date to substitute for the related treasury securities held by the collateral agent STACKS having a liquidation amount equal to the aggregate principal amount at stated maturity of the treasury securities for which substitution is being made.

Because treasury securities and the STACKS are issued in integral multiples of $1,000, you may make these substitutions only in integral multiples of 40 Stripped Common SPACES.

Each of these substitutions will recreate Normal Common SPACES, and the applicable treasury securities will be released to the holder and be separately tradable from the Normal Common SPACES.

To create 40 Normal Common SPACES, you must:

•	deposit with the collateral agent STACKS with a $1,000 liquidation amount, which must be purchased in the open market at your expense unless otherwise owned by you; and

•	transfer 40 Stripped Common SPACES certificates to the stock purchase contract agent accompanied by a notice stating that the Stripped Common SPACES holder has deposited STACKS with a $1,000 liquidation amount with the collateral agent and requesting the release to you of the pledged treasury security relating to the Stripped Common SPACES.

Upon the deposit and receipt of an instruction from the stock purchase contract agent, the collateral agent will release the related treasury securities from the pledge under the pledge agreement, free and clear of our security interest, to the stock purchase contract agent. The stock purchase contract agent will then:

•	cancel the 40 Stripped Common SPACES,

•	transfer the related treasury security to you, and

•	deliver the resulting Normal Common SPACES to you.

The substituted applicable ownership interest in the STACKS will be pledged to us through the collateral agent to secure your obligation to purchase Common Stock under the related stock purchase contracts.

If you elect to substitute pledged securities, thereby creating Stripped Common SPACES or recreating Normal Common SPACES, you will be responsible for any fees or expenses payable in connection with the substitution.

Current Payments

Holders of Normal Common SPACES will be entitled to receive quarterly cash distributions consisting of distributions calculated at the rate of         % per year on the STACKS and contract payments payable by us at the rate of         % per year on the stated amount of $25 per Normal Common SPACES until the earliest of the stock purchase date, the early settlement date (in the case of a cash merger early settlement, as described in “Description of the Stock Purchase Contracts—Early Settlement upon Cash Merger”) and the most recent quarterly payment date on or before any other early settlement of the related stock purchase contracts (in the case of an early settlement other than upon a cash merger as described in “Description of the Stock Purchase Contracts—Early Settlement”).

Holders of Stripped Common SPACES will be entitled to receive only quarterly contract payments payable by us at the rate of         % per year on the stated amount of $25 per Stripped Common SPACES until the earliest of the stock purchase date, the early settlement date (in the case of a cash merger early settlement, as described in “Description of the Stock Purchase Contracts—Early Settlement upon Cash Merger”) and the most recent quarterly payment date on or before any other early settlement of the related stock purchase contracts (in the case of an early settlement other than upon a cash merger as described in “Description of the Stock Purchase Contracts—Early Settlement”). There will be no distributions in respect of the treasury securities that are a component of the Stripped Common SPACES, but the holders of the Stripped Common SPACES will continue to receive the scheduled quarterly distribution on the STACKS that were released to them when the Stripped Common SPACES were created, subject to our right to defer those distributions, for as long as they hold the STACKS.

We may defer the contract payments until no later than the stock purchase date as described below under “Description of the Stock Purchase Contracts—Option to Defer Contract Payments.” If we defer any of these payments, we will accrue interest on the deferred amounts at the annual rate of         % until paid. We may also defer cash payments of interest on the subordinated debt securities that are owned by the trust, resulting in a corresponding deferral of cash distributions on the STACKS, in which case we will accrue additional interest or, as applicable, distributions on the deferred amounts at the applicable rate then borne by the STACKS. During any period that we are deferring contract payments or interest on the subordinated debt securities (and, accordingly, distributions on the STACKS) that are otherwise payable in cash, we will be restricted from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock as described in the accompanying prospectus under “Description of M&I Junior Subordinated Debt Securities—Restrictions on Certain Payments, Including on Deferral of Interest.”

Our obligation to pay contract payments will be subordinate and junior in right of payment to all our senior debt, to the same extent as our obligations under our junior subordinated debt securities, as described in the accompanying prospectus under “Description of M&I Junior Subordinated Debt Securities” and in this prospectus supplement under “Description of the Subordinated Debt Securities—Subordination.” The ability of the trust to make the distributions on the STACKS is dependent solely upon the receipt of corresponding payments from us on the subordinated debt securities. Our obligations under the subordinated debt securities are similarly subordinate and junior in right of payment to all our senior debt.

Absence of Voting and Certain Other Rights

Holders of stock purchase contracts forming part of the Normal Common Spaces or Stripped Common SPACES, in their capacities as holders of those securities, will have no voting or other rights in respect of Common Stock.

Listing of the Securities

We have applied to list the Normal Common SPACES on the New York Stock Exchange under the symbol “MI PR B.” Unless and until substitution has been made as described in “—Creating Stripped Common SPACES” or “—Recreating Normal Common SPACES,” the STACKS will not trade separately from the Normal Common SPACES. The STACKS will trade as a unit with the stock purchase contract component of the Normal Common SPACES. If the Stripped Common SPACES or the STACKS are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may list the Stripped Common SPACES or the STACKS on the same exchange as the Normal Common SPACES are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so.

Miscellaneous

We or our affiliates may from time to time purchase any of the securities offered by this prospectus supplement which are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS

This section summarizes some of the terms of the stock purchase contract agreement, the stock purchase contracts and the pledge agreement. This summary should be read together with the stock purchase contract agreement, the stock purchase contracts and the pledge agreement, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which the accompanying prospectus forms a part. See “Where You Can Find More Information” in the accompanying prospectus.

Purchase of Common Stock

Each stock purchase contract underlying a Common SPACES will obligate you to purchase, and us to sell, on the stock purchase date, for an amount in cash equal to the $25 stated amount of the Common SPACES, a number of newly issued or treasury shares of Common Stock equal to the “settlement rate.”

The settlement rate for each stock purchase contract will be set on August 15, 2007 (regardless of whether the stock purchase date is deferred beyond August 15, 2007). The settlement rate will be calculated, subject to adjustment under the circumstances described in “—Anti-Dilution Adjustments,” as follows:

•	If the applicable market value of Common Stock is equal to or greater than the “threshold appreciation price,” the settlement rate will be shares of Common Stock (the “minimum settlement rate”), which is equal to the stated amount divided by the threshold appreciation price.

Accordingly, if the market value for Common Stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of Common Stock issued upon settlement of each stock purchase contract will be higher than the stated amount, assuming that the market price of Common Stock on the stock purchase date is the same as the applicable market value of Common Stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of Common Stock on the stock purchase date is the same as the applicable market value of Common Stock.

•	If the applicable market value of Common Stock is less than the threshold appreciation price but greater than the “reference price” of $ , the settlement rate will be a number of shares of Common Stock equal to $25 divided by the applicable market value.

Accordingly, if the market value for Common Stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the applicable market value is less than the threshold appreciation price, the aggregate market value of the shares of Common Stock issued upon settlement of each stock purchase contract will be equal to the stated amount, assuming that the market price of Common Stock on the stock purchase date is the same as the applicable market value of Common Stock.

•	If the applicable market value of Common Stock is less than or equal to the reference price, the settlement rate will be shares of Common Stock (the “maximum settlement rate”), which is equal to the stated amount divided by the reference price.

Accordingly, if the market value for Common Stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is less than the reference price, the aggregate market value of the shares of Common Stock issued upon settlement of each stock purchase contract will be less than the stated amount, assuming that the market price of Common Stock on the stock purchase date is the same as the applicable market value of Common Stock. If the applicable market value is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of Common Stock on the stock purchase date is the same as the applicable market value of Common Stock.

We refer to the minimum settlement rate and the maximum settlement rate as the “fixed settlement rates.” The “applicable market value” means the average of the closing price per share of Common Stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding August 15, 2007, subject to adjustment as set forth in “—Anti-Dilution Adjustments.” The reference price equals the reported last sale price of Common Stock on the New York Stock Exchange on July     , 2004. The threshold appreciation price represents a     % appreciation over the reference price.

The “closing price” of Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of Common Stock on the New York Stock Exchange on that date or, if Common Stock is not listed for trading on the New York Stock Exchange on that date, as reported in the composite transactions for the principal U.S. national or regional securities exchange on which Common Stock is so listed. If Common Stock is not so listed on a U.S. national or regional securities exchange, the closing price means the last closing sale price of Common Stock as reported by the Nasdaq National Market, or, if Common Stock is not so reported, the last quoted bid price for Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the closing price means the market value of Common Stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

A “trading day” means a day on which Common Stock:

•	is not suspended from trading on any national or regional securities exchange or association or in the over-the-counter market at the close of business, and

•	has traded at least once on the national or regional securities exchange or association or in the over-the-counter market that is the primary market for the trading of Common Stock.

We will not issue any fractional shares of Common Stock pursuant to the stock purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of stock purchase contracts you are settling, you will be entitled to receive an amount of cash equal to the fraction of a share times the applicable market value, or, if the stock purchase date is deferred beyond August 15, 2007, the closing price of Common Stock on the trading day immediately preceding the stock purchase date.

On the stock purchase date, unless:

•	you have settled the stock purchase contracts prior to the stock purchase date through the early delivery of cash to the stock purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement upon Cash Merger,” or

•	an event described under “—Termination” has occurred,

then the settlement of the stock purchase contracts will occur as follows:

•	if you hold Normal Common SPACES and there has been a successful remarketing, a portion of the proceeds from the remarketing equal to your pro rata share of the initial liquidation amount of the STACKS remarketed automatically will be applied to satisfy in full your obligation to purchase Common Stock under the stock purchase contracts;

•	if you hold Normal Common SPACES and you elected not to participate in the remarketing, as described below, the cash you deposited will be applied to satisfy in full your obligation to purchase Common Stock under the stock purchase contracts;

•	if you hold Stripped Common SPACES, the cash proceeds, when paid at maturity, of your ownership interest in the treasury securities automatically will be applied to satisfy in full your obligation to purchase Common Stock under the stock purchase contracts; and

•	if you hold Normal Common SPACES in which the related STACKS remain a part of the Normal Common SPACES because of a failed remarketing, we will exercise our rights as a secured party in accordance with applicable law, including without limitation disposition of the STACKS or applying the STACKS against your obligation to purchase Common Stock under the stock purchase contracts.

In any event, Common Stock will then be issued and delivered to you or your designee, upon presentation and surrender of the certificate evidencing the Common SPACES and payment by you of any transfer or similar taxes payable in connection with the issuance of Common Stock to any person other than you.

By acceptance of the Common SPACES, you will be deemed to have:

•	irrevocably agreed to be bound by the terms and provisions of the related stock purchase contracts and the pledge agreement and to have agreed to perform its obligations thereunder for so long as you remain a holder of the Common SPACES, and

•	duly appointed the stock purchase contract agent as your attorney-in-fact to enter into and perform the related stock purchase contracts and pledge agreement on your behalf and in your name.

In addition, as a beneficial owner of the Common SPACES, by acceptance of the beneficial interest therein, you will be deemed to have agreed to treat for all U.S. federal income tax purposes:

•	yourself as the owner of the stock purchase contracts and the related ownership interest in the STACKS or the treasury securities, as the case may be, and

•	the subordinated debt securities as our indebtedness for all U.S. federal income tax purposes.

Remarketing

The STACKS underlying the Normal Common SPACES will be remarketed in the remarketing unless you elect not to participate in the remarketing by following the procedures described below under “—Notice to Settle with Cash.” In the event of a successful remarketing, the cash proceeds from that remarketing will be used to satisfy your obligation to purchase Common Stock on the stock purchase date and any remaining proceeds, net of any remarketing fee, will be remitted to you.

The “remarketing date” will be the third business day immediately preceding August 15, 2007. If the remarketing is successful, settlement will occur on August 15, 2007.

The remarketing agent will use its commercially reasonable efforts to obtain a price for the STACKS to be remarketed which results in proceeds, net of any remarketing fee, of at least 100% of their aggregate liquidation amount, plus accrued and unpaid distributions.

To obtain that price, the remarketing agent may reset the distribution rate on the STACKS, as described below and under “Description of the STACKS—Remarketing.” The reset rate will apply to all outstanding STACKS, whether or not you participated in the remarketing, and will become effective on the settlement date of the remarketing. The interest rate on the underlying subordinated debt securities automatically will be reset to equal the distribution rate on the STACKS as and when the distribution rate on the STACKS is reset. In addition, the interest payment dates on the subordinated debt securities may be changed, and the maturity of the subordinated debt securities may be shortened, in connection with the remarketing, in which case the distribution payment dates and final redemption date of the STACKS will automatically change as well. Any such changes will be announced as described below prior to the remarketing attempt. If we elect to shorten the maturity date of the subordinated debt securities in connection with a remarketing and, at the time of the remarketing, are deferring interest, we may not elect a maturity date that is earlier than five years after commencement of the deferral period.

If the remarketing agent cannot remarket the STACKS on the remarketing date at a price that results in proceeds, net of any remarketing fee, equal to at least 100% of the aggregate liquidation amount, plus accrued and unpaid distributions, if any, on the STACKS to be remarketed, then:

•	the stock purchase date will be deferred until the next remarketing settlement date;

•	the proceeds received upon maturity of the treasury securities pledged as collateral for any Stripped Common SPACES will be reinvested in treasury securities maturing on the next remarketing settlement date (as described under “Description of the Common SPACES—Creating Stripped Common SPACES”), and any remaining cash proceeds will be remitted to the holders of the Stripped Common SPACES;

•	the distribution rate on the STACKS will not be reset; and

•	the remarketing agent will thereafter attempt to establish a new reset rate meeting the requirements described above and remarket the STACKS on subsequent remarketing dates, which will be the third business day immediately preceding November 15, 2007, February 15, 2008, May 15, 2008 and August 15, 2008, each a “remarketing settlement date.”

Any subsequent remarketing of the STACKS will settle (if successful) on the corresponding remarketing settlement date. Such remarketings will be subject to the conditions and procedures described above and under “Description of the STACKS—Remarketing,” and you will have the right to elect not to participate in any subsequent remarketings.

If the remarketing agent is unable to remarket the STACKS for settlement on or before August 15, 2008, a “failed remarketing” will be deemed to have occurred. In that case:

•	The distribution rate on the STACKS will not be reset and the STACKS will continue to bear cash distributions at the initial rate of % per annum, payable semi-annually in arrears.

•	If you hold Normal Common SPACES, we will exercise our rights as a secured party and, subject to applicable law, retain your STACKS pledged as collateral under the pledge agreement and apply them against your obligation to us under the stock purchase contract or sell them in one or more private sales. In either case, your obligations under the related stock purchase contracts would be satisfied in full. We will issue a note, payable on August 15, 2009 or, if we are deferring interest on the subordinated debt securities, on the date that is five years after commencement of the deferral period (whichever is later) and bearing interest at the rate of % per year, in the amount of any accrued and unpaid distributions on those STACKS as of August 15, 2008, to the stock purchase contract agent for delivery to you.

•	If you hold STACKS that are not a part of Normal Common SPACES, your STACKS will be returned to you, and you will have the right, at your option, to require the trust to purchase all or a portion of your STACKS in exchange for the initial liquidation amount of $1,000 per STACKS in cash, plus a note, payable on August 15, 2009 or, if we are deferring interest on the subordinated debt securities, on the date that is five years after commencement of the deferral period (whichever is later) and bearing interest at the rate of % per year, in an amount equal to any distributions that are accrued and unpaid as of August 15, 2008.

We will cause notice of any unsuccessful remarketings and of a failed remarketing to be published in a press release and on Bloomberg Business News.

We will appoint a nationally recognized investment banking firm as remarketing agent and enter into a remarketing agreement with that firm at least 30 calendar days prior to any remarketing date. We will covenant in the stock purchase contract agreement to use our commercially reasonable efforts to effect the remarketing of the STACKS as described in this prospectus supplement. If in the judgment of our counsel or counsel to the remarketing agent a registration statement is required to effect the remarketing of the STACKS, we will use our commercially reasonable efforts to ensure that a registration statement covering the full accreted liquidation amount of the STACKS to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process or we will effect such remarketing pursuant to Rule 144A under the Securities Act or any other available exemption from applicable registration requirements under the Securities Act. The registration statement of which the accompanying prospectus forms a part may be used for this remarketing.

For additional terms and conditions of the remarketing, see “Description of the STACKS—Remarketing.”

Early Settlement

Subject to the conditions described below, you may settle your stock purchase contracts in cash at any time on or prior to the fifth business day immediately preceding the stock purchase date by presenting and surrendering the related Common SPACES certificate, if in certificated form, at the offices of the stock purchase contract agent with the form of “Election to Settle Early” on the reverse side of the certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to:

•	the stated amount times the number of stock purchase contracts being settled, plus

•	if the delivery is made with respect to any stock purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract payments payable on the payment date with respect to the stock purchase contract.

You may settle early only in integral multiples of 40 Common SPACES.

So long as the Common SPACES are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the stock purchase contract agent. The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of Common Stock and other securities, if any, deliverable upon settlement of a stock purchase contract. We have agreed that, if required under the U.S. federal securities laws, we will use commercially reasonable efforts to (1) have a registration statement in effect covering those shares of Common Stock and other securities to be delivered in respect of the stock purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right.

Upon early settlement of the stock purchase contracts related to any Common SPACES:

•	except as described below in “—Early Settlement upon Cash Merger,” you will receive newly issued or treasury shares of Common Stock per Common SPACES, subject to adjustment under the circumstances described under “—Anti-Dilution Adjustments,” accompanied by an appropriate prospectus if required by law,

•	the STACKS, or the treasury securities, as the case may be, related to the Common SPACES will be transferred to you free and clear of our security interest,

•	your right to receive future contract payments and any accrued and unpaid contract payments for the period since the most recent quarterly payment date will terminate, and

•	no adjustment will be made to or for you on account of any accrued and unpaid contract adjustment payments referred to in the previous bullet.

If the stock purchase contract agent receives a Common SPACES certificate, if in certificated form, accompanied by the completed “Election to Settle Early” and required immediately available funds from you by 5:00 p.m., New York City time, on a business day and all conditions to early settlement have been satisfied, that day will be considered the settlement date.

If the stock purchase contract agent receives the above after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date. Upon early settlement of stock purchase contracts in the manner described above, presentation and surrender of the certificate evidencing the related Common SPACES, if in certificated form, and payment of any transfer or similar taxes payable by you in connection with the issuance of the related Common Stock to any person other than you, we will cause the shares of Common Stock being purchased to be issued, and the related STACKS, or the treasury securities, as the case may be, securing the stock purchase contracts to be released from the pledge under the pledge agreement described in “—Pledged Securities and the Pledge Agreement” and transferred, within three business days following the settlement date, to you or your designee.

Notice to Settle with Cash

If you hold Normal Common SPACES, you may settle the related stock purchase contract with separate cash. To do so, you must notify the stock purchase contract agent by presenting and surrendering the Normal Common SPACES certificate evidencing the Normal Common SPACES at the offices of the stock purchase contract agent with the form of “Notice to Settle by Separate Cash” on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the fifth business day immediately preceding the stock purchase date and delivering the required cash payment to the collateral agent on or prior to 5:00 p.m., New York City time, on the fourth business day immediately preceding the stock purchase date.

If you have given notice of your intention to settle the related stock purchase contract with separate cash but fail to deliver the cash to the collateral agent on the fourth business day immediately preceding the stock purchase date, the STACKS underlying your Normal Common SPACES will be included in the remarketing of the STACKS occurring on the third business day immediately preceding the stock purchase date.

If you have given notice and delivered the cash but the remarketing is unsuccessful, the collateral agent will promptly return the cash to you, and the STACKS will remain pledged to secure your obligations under the stock purchase contracts.

If a failed remarketing is deemed to have occurred, we will exercise our rights as a secured party with respect to your applicable ownership interest in the STACKS that have been pledged to secure your obligation under the stock purchase contracts, and your obligation under the stock purchase contracts will be deemed to be satisfied in full.

Early Settlement upon Cash Merger

Prior to the stock purchase date, if we are involved in a merger in which at least 30% of the consideration for Common Stock consists of cash or cash equivalents, which we refer to as a “cash merger,” then following the cash merger, you will have the right to accelerate and settle the stock purchase contract early at the settlement rate in effect immediately prior to the closing of the cash merger, provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering Common Stock and other securities, if any, to be delivered in respect of the stock purchase contracts being settled. We refer to this right as the “merger early settlement right.”

We will provide notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of such notice and five business days prior to the stock purchase date, by which your merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by you upon settlement. To exercise the merger early settlement right, you must deliver to the stock purchase contract agent, three business days before the early settlement date, the certificate evidencing your Common SPACES if they are held in certificated form, and payment of the applicable purchase price in immediately available funds.

If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the stock purchase contract immediately before the cash merger at the settlement rate in effect at such time in addition to accrued and unpaid contract payments. The settlement rate then in effect will be based on the applicable market value of such property, as described under “—Purchase of Common Stock” above, for the 20 consecutive trading-day period ending on the third trading day immediately preceding the early settlement date. You will also receive the aggregate liquidation amount of the STACKS underlying your Normal Common SPACES, or treasury securities underlying your Stripped Common SPACES, as the case may be. If you do not elect to exercise your merger early settlement right, your Common SPACES will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use commercially reasonable efforts to (1) have in effect a registration statement covering Common Stock and other securities, if any, to be delivered in respect of the stock purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger.

You may exercise the merger early settlement right only in integral multiples of 40 Common SPACES.

Contract Payments

We will make contract payments on the stock purchase contracts at an annual rate of         % of the stated amount of $25 per stock purchase contract. Contract payments payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Contract payments will accrue from July     , 2004 and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2004.

Contract payments will be payable to the holders of stock purchase contracts as they appear on the books and records of the stock purchase contract agent at the close of business on the relevant record dates, which will be on the first day of the month in which the relevant payment date falls. These distributions will be paid through the stock purchase contract agent, who will hold amounts received in respect of the contract payments for the benefit of the holders of the Common SPACES. Subject to any applicable laws and regulations, each such payment will be made as described under “Book-Entry System.”

If any date on which contract payments are to be made on the stock purchase contracts is not a business day, then payment of the contract payments payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date. A business day means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York City are permitted or required by any applicable law to close.

Our obligations with respect to contract payments will be subordinate and junior in right of payment to our obligations under any of our senior indebtedness to the same extent as the subordinated debt securities. The stock purchase contracts do not limit the incurrence by us of other indebtedness, including senior indebtedness. No contract payments may be made if there shall have occurred and be continuing a default in any payment with respect to senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

Option to Defer Contract Payments

We may, at our option, and will at the direction of the Federal Reserve Board or the Federal Reserve Bank of Chicago (collectively referred to as “Federal Reserve Board”), upon prior written notice to the holders of Common SPACES and the stock purchase contract agent, defer contract payments on the related stock purchase contracts. We may elect to defer contract payments on more than one occasion, but in no event may we defer contract payments beyond the stock purchase date. Deferred contract payments will bear interest at the rate of         % per year, compounding quarterly on each succeeding payment date, until paid. If the stock purchase contracts are terminated upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us, the right to receive contract payments and deferred contract payments also will terminate.

If we elect or are directed by the Federal Reserve Board to defer the payment of contract payments on the stock purchase contracts until the stock purchase date, then we will pay the deferred contract payments in either shares of Common Stock or unsecured notes, in our sole discretion.

If we pay deferred contract payments in shares of Common Stock, the number of shares of Common Stock that you will be entitled to receive will be equal to (a) the aggregate amount of deferred contract payments payable to you divided by (b) the greater of (i) the applicable market value (described above under “—Purchase of Common Stock”) as of August 15, 2007 (or, if the stock purchase date is deferred beyond August 15, 2007, the closing price of Common Stock on the trading day immediately preceding the stock purchase date) and (ii) $            , subject to anti-dilution adjustment. Because the stock price used to calculate the number of shares you are entitled to receive may be greater than the applicable market value of Common Stock as of August 15, 2007 (or, if the stock purchase date is deferred beyond August 15, 2007, the closing price of Common Stock on the trading day immediately preceding the stock purchase date), the market value of the shares of Common Stock you may receive in lieu of deferred contract payments may be less than the amount of those deferred contract payments.

If we elect to pay deferred contract payments in unsecured notes, the notes you will receive will (1) have a principal amount equal to the aggregate amount of deferred contract payments payable to you, (2) mature on August 15, 2009, (3) bear interest at an annual rate equal to our then market rate of interest (not to exceed 10%), as determined by a nationally recognized investment banking firm selected by us, (4) be subordinate and rank junior in right of payment to all of our senior debt on the same basis as the contract payments, and (5) not be redeemable by us prior to their stated maturity.

The notes will be issued under our junior subordinated indenture described in the accompanying prospectus under “Description of M&I Junior Subordinated Debt Securities.”

We will not issue any fractional shares of Common Stock with respect to the payment of deferred contract payments. In lieu of fractional shares that we would otherwise have to issue to you, you will receive an amount in cash equal to the applicable fraction of a share multiplied by the applicable market value or, if the stock purchase date is deferred beyond August 15, 2007, the closing sale price of Common Stock on the trading day immediately preceding the stock purchase date.

If we elect or are directed by the Federal Reserve Board to defer contract payments, then until the deferred contract payments have been paid, we will not take any of the actions that we would be prohibited from taking during a deferral of interest payments on the subordinated debt securities as described in the accompanying prospectus under “Description of M&I Junior Subordinated Debt Securities—Restrictions on Certain Payments, Including on Deferral of Interest.”

Anti-Dilution Adjustments

Each fixed settlement rate will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

(a) the payment of dividends and distributions of shares of Common Stock on the outstanding shares of Common Stock;

(b) the issuance to all holders of outstanding shares of Common Stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase shares of Common Stock at less than the current market price thereof;

(c) subdivisions, splits and combinations of shares of Common Stock;

(d) distributions to all holders of outstanding shares of Common Stock of evidences of our indebtedness or assets, including shares of capital stock, securities, cash or property (but excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash), in which event each fixed settlement rate will be divided by a fraction,

•	the numerator of which is the current market price of Common Stock less the fair market value, as determined by our board of directors, of the portion of these evidences of indebtedness or assets applicable to one share of Common Stock, and

•	the denominator of which is the current market price of Common Stock;

(e) distributions by us or any of our subsidiaries consisting exclusively of cash to all holders of Common Stock, excluding any cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed $0.21 (the “dividend threshold amount”) (the dividend threshold amount is subject to adjustment in the same proportion as each fixed settlement rate, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to each fixed settlement rate pursuant to this clause (e)), in which event each fixed settlement rate will be divided by a fraction,

•	the numerator of which will be the current market price of Common Stock less the amount per share of such dividend or distribution in excess of the dividend threshold amount and

•	the denominator of which will be the current market price of Common Stock; and

(f) the successful completion of a tender or exchange offer made by us or any of our subsidiaries for shares of Common Stock to the extent that the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the closing price of Common Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, in which event each fixed settlement rate will be divided by a fraction,

•	the numerator of which shall be equal to (A) the product of (i) the current market price per share of Common Stock on the date of expiration of the tender or exchange offer multiplied by (ii) the number of shares of Common Stock outstanding (including any purchased shares) at such time less (B) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of Common Stock we purchased in such tender or exchange offer, and

•	the denominator of which will be the product of the number of shares of Common Stock outstanding less any such purchased shares and the current market price of Common Stock on the date of expiration of the tender or exchange offer.

The “current market price” per share of Common Stock on any day means the average of the daily closing prices for the 10 consecutive trading days ending on the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, will mean the first date on which Common Stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

We currently do not have a rights plan. To the extent we have a rights plan in effect upon settlement of a stock purchase contract, you will receive in addition to Common Stock the rights under the plan, unless prior to such settlement, the rights have separated from Common Stock, in which case each fixed settlement rate will be adjusted as if we distributed, to all holders of Common Stock, evidences of indebtedness or assets, including shares of capital stock, securities, cash or property as described under clause (d) above, subject to readjustment in the event of the expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend our rights plan to provide that on the stock purchase date the holders will receive, in addition to Common Stock issuable on such date, the rights that would have attached to such shares of Common Stock if the rights had not become separated from Common Stock under our rights plan.

In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause Common Stock to be converted into the right to receive other securities, cash or property, each stock purchase contract then outstanding would, without the consent of the holders of the Common SPACES, become a contract to purchase such other securities, cash and property instead of Common Stock. Upon the occurrence of any such transaction, on the stock purchase date each fixed settlement rate then in effect will be applied to the value, on the stock purchase date, of the securities, cash or property a holder would have received had it held shares covered by the stock purchase contract when such transaction occurred.

If at any time we make a distribution of property to our shareholders which would be taxable to the shareholders as a dividend for U.S. federal income tax purposes (i.e., distributions out of our current or accumulated earnings and profits or distributions of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the settlement rate adjustment provisions of the stock purchase contract agreement, each fixed settlement rate is increased, this increase will give rise to a taxable dividend to holders of Common SPACES.

In addition, we may make increases in each fixed settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reason.

Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in each fixed settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in each fixed settlement rate. However, any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent will be carried forward and taken into account in any subsequent adjustment.

We will be required, within ten business days following the adjustment to the fixed settlement rates (or if we are not aware of the event requiring adjustment as soon as reasonably practicable after becoming aware), to provide written notice to the stock purchase contract agent of the occurrence of the adjustment and a statement in reasonable detail setting forth the method by which the adjustment to the fixed settlement rates was determined and setting forth the revised fixed settlement rates.

Each adjustment to the fixed settlement rates will result in a corresponding adjustment to the number of shares of Common Stock issuable upon early settlement of a stock purchase contract. If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the applicable market value solely for purposes of determining which clauses of the definition of settlement rate will be applicable on the stock purchase date.

Termination

The stock purchase contracts, and our rights and obligations and the rights and obligations of the holders of Common SPACES under the stock purchase contracts, including the right and obligation to purchase shares of Common Stock and the right to receive accrued contract payments, will immediately and automatically terminate, without any further action, upon the termination of the stock purchase contracts as a result of our bankruptcy, insolvency or reorganization. In the event of a termination of the stock purchase contracts as a result of our bankruptcy, insolvency or reorganization, holders of the stock purchase contracts will not have a claim in bankruptcy under the stock purchase contracts with respect to our issuance of shares of Common Stock or the right to receive contract payments.

Upon any termination, the collateral agent will release the aggregate liquidation amount of the STACKS underlying the ownership interest in the STACKS or the treasury securities, as the case may be, held by it to the stock purchase contract agent for distribution to the holders. Upon any termination, however, the release and distribution may be subject to the automatic stay under Section 362 of the U.S. Bankruptcy Code, and claims arising out of the STACKS, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court. In the event that we become the subject of a case under the Bankruptcy Code, the delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay to be limited. The automatic stay will not be lifted until such time as the bankruptcy court agrees to lift it and return your pledged securities to you.

If your stock purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, you will have no right to receive any accrued contract payments.

Pledged Securities and the Pledge Agreement

The STACKS and the treasury securities, also referred to as the “pledged securities,” will be pledged to us through the collateral agent, for our benefit, pursuant to the pledge agreement to secure the obligations of holders of Common SPACES to purchase shares of Common Stock under the related stock purchase contracts. The rights of holders of Common SPACES to the related pledged securities will be subject to our security interest created by the pledge agreement.

You will not be permitted to withdraw the pledged securities related to the Common SPACES from the pledge arrangement except:

•	to substitute treasury securities for the related STACKS as provided for under “Description of the Common SPACES—Creating Stripped Common SPACES,”

•	to substitute the STACKS for the related treasury securities, as provided for under “Description of the Common SPACES—Recreating Normal Common SPACES,” or

•	upon the termination or early settlement of the related stock purchase contracts.

Subject to the security interest and the terms of the pledge agreement, each holder of Normal Common SPACES will be entitled through the stock purchase contract agent and the collateral agent to all of the proportional rights of the related STACKS, including voting and redemption rights. Each holder of Stripped Common SPACES will retain beneficial ownership of the related treasury securities pledged in respect of the related stock purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Stock Purchase Contracts, the Stock Purchase Contract Agreement and the Pledge Agreement—General,” the collateral agent will, upon receipt, if any, of payments on the pledged securities, distribute the payments to the stock purchase contract agent, which will in turn distribute those payments, together with contract payments received from us, to the persons in whose names the related Common SPACES are registered at the close of business on the record date immediately preceding the date of payment.

CERTAIN PROVISIONS OF THE STOCK PURCHASE CONTRACTS, THE STOCK PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT

This section summarizes some of the other provisions of the stock purchase contracts, the stock purchase contract agreement and the pledge agreement. This summary should be read together with the stock purchase contracts, the stock purchase contract agreement and the pledge agreement, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which the accompanying prospectus forms a part. See “Where You Can Find More Information” in the accompanying prospectus.

General

Except as described in “Book-Entry System” below, payments on the Common SPACES will be made, stock purchase contracts (and documents relating to the Common SPACES and stock purchase contracts) will be settled, and transfers of the Common SPACES will be registrable, at the office of the stock purchase contract agent in the Borough of Manhattan, New York City. In addition, if the Common SPACES do not remain in book-entry form, payment on the Common SPACES may be made, at our option, by check mailed to the address of the holder entitled to payment as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of Common Stock will be delivered on the stock purchase date (or earlier upon early settlement), or, if the stock purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code, see “Description of the Stock Purchase Contracts—Termination”) at the office of the stock purchase contract agent upon presentation and surrender of the applicable certificate.

If you fail to present and surrender the certificate evidencing the Common SPACES to the stock purchase contract agent on or prior to the stock purchase date, the shares of Common Stock issuable upon settlement of the related stock purchase contract will be registered in the name of the stock purchase contract agent. The shares, together with any distributions, will be held by the stock purchase contract agent as agent for your benefit until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the stock purchase contract agent and us.

If the stock purchase contracts terminate prior to the stock purchase date, the related pledged securities are transferred to the stock purchase contract agent for distribution to the holders, and you fail to present and surrender the certificate evidencing your Common SPACES to the stock purchase contract agent, the related pledged securities delivered to the stock purchase contract agent and payments on the pledged securities will be held by the stock purchase contract agent as agent for your benefit until the applicable certificate is presented or you provide the evidence and indemnity described above.

The stock purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the stock purchase contract agent pending payment to any holder.

No service charge will be made for any registration of transfer or exchange of the Common SPACES, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

Modification

The stock purchase contract agreement and the pledge agreement will contain provisions permitting us, the stock purchase contract agent or the collateral agent, as the case may be, to modify the stock purchase contract agreement or the pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations,

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements,

•	to evidence and provide for the acceptance of appointment of a successor stock purchase contract agent or a successor collateral agent or securities intermediary,

•	to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events,

•	to cure any ambiguity, to correct or supplement any provisions that may be inconsistent, and

•	to make any other provisions with respect to such matters or questions, provided that such action shall not adversely affect the interest of the holders in any material respect.

The stock purchase contract agreement and the pledge agreement will contain provisions permitting us and the stock purchase contract agent, and in the case of the pledge agreement, the collateral agent, with the consent of the holders of not less than a majority of the stock purchase contracts at the time outstanding, to modify the terms of the stock purchase contracts, the stock purchase contract agreement or the pledge agreement. However, no such modification may, without the consent of the holder of each outstanding stock purchase contract affected by the modification,

•	change any payment date,

•	change the amount or type of pledged securities related to the stock purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder’s rights in or to the pledged securities,

•	change the place or currency of payment or reduce any contract payments,

•	impair the right to institute suit for the enforcement of the stock purchase contract or payment of any contract payments,

•	reduce the number of shares of Common Stock purchasable under the stock purchase contract, increase the price to purchase shares of Common Stock upon settlement of the stock purchase contract, change the stock purchase date, the right to early settlement or the holder’s merger early settlement right or otherwise adversely affect the holder’s rights under the stock purchase contract, or

•	reduce the above-stated percentage of outstanding stock purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the stock purchase contracts, the stock purchase contract agreement or the pledge agreement.

If any amendment or proposal referred to above would adversely affect only the Normal Common SPACES or the Stripped Common SPACES, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

No Consent to Assumption

Each holder of Common SPACES, by acceptance of these securities, will under the terms of the stock purchase contract agreement and the Common SPACES, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related stock purchase contracts by us or our trustee if we become the subject of a case under the Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

We will covenant in the stock purchase contract agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless (1) the successor entity is a corporation organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia and that entity expressly assumes our obligations under the stock purchase contracts, the stock purchase contract agreement, the pledge agreement, the trust agreement and the remarketing agreement and (2) the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the stock purchase contracts, the stock purchase contract agreement, the pledge agreement, the trust agreement or the remarketing agreement or in material default in the performance of any other covenants under these agreements.

Title

We, the stock purchase contract agent and the collateral agent may treat the registered owner of any Common SPACES as the absolute owner of the Common SPACES for the purpose of making payment and settling the related stock purchase contracts and for all other purposes.

Replacement of Common SPACES Certificates

In the event that physical certificates have been issued, any mutilated Common SPACES certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the stock purchase contract agent. Common SPACES certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the stock purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the stock purchase contract agent. In the case of a destroyed, lost or stolen Common SPACES certificate, an indemnity satisfactory to the stock purchase contract agent and us may be required at the expense of the holder of the Common SPACES evidenced by the certificate before a replacement will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Common SPACES certificates on or after the business day immediately preceding the stock purchase date (or after early settlement) or after the stock purchase contracts have terminated. The stock purchase contract agreement will provide that, in lieu of the delivery of a replacement Common SPACES certificate following the stock purchase date, the stock purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock issuable pursuant to the stock purchase contracts included in the Common SPACES evidenced by the certificate or, if the stock purchase contracts have terminated prior to the stock purchase date, transfer the pledged securities included in the Common SPACES evidenced by the certificate.

Governing Law

The stock purchase contract agreement, the pledge agreement and the stock purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Stock Purchase Contract Agent

BNY Midwest Trust Company initially will be the stock purchase contract agent. The stock purchase contract agent will act as the agent for the holders of the Common SPACES from time to time. The stock purchase contract agreement will not obligate the stock purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Common SPACES or the stock purchase contract agreement.

The stock purchase contract agreement will contain provisions limiting the liability of the stock purchase contract agent. The stock purchase contract agreement will contain provisions under which the stock purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

BNY Midwest Trust Company and its affiliates are among a number of financial institutions with which we and our subsidiaries maintain ordinary banking and trust relationships. BNY Midwest Trust Company is the trustee under the indenture for our junior subordinated debt securities, the property trustee under the trust agreement and the guarantee trustee under the trust preferred securities guarantee.

Information Concerning the Collateral Agent

JPMorgan Chase Bank initially will be the collateral agent and securities intermediary. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Normal Common SPACES or Stripped Common SPACES except for the obligations owed by a pledge of property to the owner of the property under the pledge agreement and applicable law.

The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

JPMorgan Chase Bank and its affiliates are among a number of financial institutions with which we and our subsidiaries maintain ordinary banking and trust relationships. JPMorgan Chase Bank is the trustee under the indentures for our senior debt securities and subordinated debt securities.

Miscellaneous

The stock purchase contract agreement will provide that we will pay all fees and expenses other than underwriters’ expenses (including counsel) related to the offering of the Common SPACES, the retention of the collateral agent and the enforcement by the stock purchase contract agent of the rights of the holders of the Common SPACES.

Should you elect to substitute the related pledged securities, create Stripped Common SPACES or recreate Normal Common SPACES, you shall be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of those fees or expenses.

DESCRIPTION OF THE STACKS

The following, together with the “Description of Trust Preferred Securities” in the accompanying prospectus, is a description of the material terms of the STACKS. To the extent that the following description is not consistent with the description contained in the accompanying prospectus, you should rely on the following description.

The STACKS will be issued pursuant to the Amended and Restated Trust Agreement, which we refer to as the “trust agreement,” and will represent remarketable preferred securities of M&I Capital Trust B, which we refer to as the “trust.” The STACKS will have an initial liquidation amount of $1,000 per STACKS and will be mandatorily redeemable for their accreted liquidation amount upon the maturity of the related subordinated debt securities (initially August 15, 2038, subject to change as described below under “—Remarketing”). The trust agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee, BNY Midwest Trust Company, will act as indenture trustee for the STACKS under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the STACKS will include those stated in the trust agreement, including any amendments thereto, those made part of the trust agreement by the Trust Indenture Act and the Delaware Business Trust Act and those which are stated in the STACKS.

The trust agreement authorizes the administrative trustees to issue, on behalf of the trust, the trust securities, consisting of the STACKS and the common securities of the trust. These trust securities represent undivided beneficial ownership interests in the assets of the trust. We will own directly or indirectly all of the common securities. The common securities rank on a parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis with, the STACKS. During the continuance of an event of default under the indenture for the related subordinated debt securities, the rights of the holders of the common securities to receive periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the STACKS. The trust agreement does not permit the trust to issue any securities other than the common securities and the STACKS or to incur any indebtedness.

Under the trust agreement, the property trustee will own the subordinated debt securities purchased by the trust for the benefit of the holders of the trust securities. The payment of distributions out of money held by the trust, and payments upon redemption of the STACKS or liquidation of the trust, are guaranteed by us to the extent described under “Description of Guarantee.” The guarantee, when taken together with our obligations under the subordinated debt securities and the indenture and our obligations under the trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the common securities and the STACKS of the trust, has the effect of providing a full and unconditional guarantee of amounts due on the STACKS. BNY Midwest Trust Company, as the guarantee trustee, will hold the guarantee for the benefit of the holders of the STACKS. The guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of the STACKS is to vote to direct the property trustee to enforce the property trustee’s rights under the subordinated debt securities.

Distributions

Distributions on the STACKS will be cumulative and will be fixed initially at an annual rate of         % of the initial liquidation amount. Distributions will accrue from July         , 2004 and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, subject to the deferral provisions described below, commencing November 15, 2004, when, as and if funds are available for distributions. On and after the stock purchase date, distributions, if any, will be payable semi-annually on February 15 and August 15 of each year or May 15 and November 15 of each year, as applicable, with the first such semi-annual payment, if any, occurring on the payment date that is not more than six months after the stock purchase date. Distributions will be made by the property trustee, except as otherwise provided below.

The rate on the STACKS will be reset in connection with the remarketing as described below under “—Remarketing.” Following a successful remarketing, the reset rate will be a non-cash rate of accretion, unless we have elected (prior to that remarketing) that the underlying subordinated debt securities will continue to bear cash interest (payable semi-annually), in which case the STACKS will continue to bear cash distributions. To the extent we do not elect to pay cash interest on the underlying subordinated debt securities and, accordingly, the trust does not make cash distributions, the liquidation amount of the STACKS will accrete daily at the reset rate determined in that remarketing.

We have the right to defer the payment of interest on the subordinated debt securities at any time or from time to time. As a consequence, the trust will defer corresponding distributions on the STACKS during the deferral period. Deferred distributions to which you are entitled will accrue interest, compounded quarterly prior to the stock purchase date and semi-annually thereafter, from the relevant payment date for distributions during any deferral period, at the rate borne by the STACKS at such time, to the extent permitted by applicable law. We may not defer interest payments that we are otherwise obligated to pay in cash for any period of time that exceeds five years with respect to any deferral period or that extends beyond the final stated maturity date of the subordinated debt securities.

The trust must make distributions on the STACKS on the payment dates to the extent that it has funds available in the property account therefor. The trust’s funds available for distribution to you as a holder of the STACKS will be limited to payments received from us on the subordinated debt securities. We will guarantee the payment of distributions on the STACKS out of moneys held by the trust to the extent of available trust funds, as described under “Description of Guarantee.”

Distributions on the STACKS will be payable to holders, including the collateral agent, as they appear on the books and records of the trust on the relevant record dates. As long as the STACKS remain in book-entry only form, the record dates will be the first day of the month in which the payment date falls. Distributions will be paid through the property trustee, who will hold amounts received in respect of the subordinated debt securities in the property account for your benefit. Subject to any applicable laws and regulations and the provisions of the trust agreement, each distribution will be made as described under “Book-Entry System” below. With respect to the STACKS not held in book-entry form, the administrative trustees will have the right to select relevant record dates, which will be more than one business day but less than 60 business days prior to the relevant payment dates.

If any date on which distributions on the STACKS are to be made is not a business day, distributions payable on that date will be made on the next succeeding day that is a business day without any interest or other payment in respect of any delay, but if that business day is in the next succeeding calendar month or calendar year, as applicable, the distribution shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date.

Mandatory Redemption of STACKS and Maturity of Subordinated Debt Securities

The STACKS have no stated maturity but must be redeemed upon the maturity of the corresponding subordinated debt securities or their earlier redemption. The subordinated debt securities will mature on August 15, 2038, or on such earlier date as we may elect in connection with the remarketing, as described below under “—Remarketing” (the “mandatory redemption date”); provided, however, that if we are deferring interest on the subordinated debt securities at the time of the remarketing, any new stated maturity date and mandatory redemption date may not be earlier than five years after commencement of the deferral period. The redemption price per STACKS will equal the total accreted liquidation amount per STACKS plus accumulated and unpaid distributions to but excluding the redemption date.

Remarketing

The STACKS underlying Normal Common SPACES will be remarketed in the remarketing, unless holders of Normal Common SPACES elect not to participate in the remarketing. If you hold the STACKS separately and not as part of Common SPACES, you may elect to participate in the remarketing as described below under “—Optional Remarketing of the STACKS not Included in Normal Common SPACES.”

The remarketing date will be the third business day immediately preceding August 15, 2007. If the remarketing is successful, settlement will occur on August 15, 2007.

The remarketing agent will use its commercially reasonable efforts to obtain a price for the STACKS to be remarketed which results in proceeds, net of any remarketing fee, of at least 100% of their aggregate accreted liquidation amount, plus accrued and unpaid distributions, if any. To obtain that price, the remarketing agent may reset the rate on the STACKS as described below. The reset rate will apply to all outstanding STACKS, whether or not you participated in the remarketing, and will become effective on the settlement date of the remarketing. The interest rate on the underlying subordinated debt securities automatically will be reset to equal the distribution rate on the STACKS as and when the distribution rate on the STACKS is reset.

Unless we have elected that the underlying subordinated debt securities will continue to bear cash interest following a successful remarketing, following a successful remarketing, the STACKS will not bear cash distributions and the liquidation amount of the STACKS will accrete daily at the reset rate. If we elect (prior to any remarketing) to pay cash interest on the underlying subordinated debt securities following such remarketing, the liquidation amount of the STACKS will not accrete during the period in which cash distributions are made, and cash distributions will be made semi-annually on the accreted liquidation amount at the reset rate.

The reset rate on the STACKS will be the rate to the mandatory redemption date, or the cash payment rate, such that the proceeds from the remarketing of the STACKS, net of any remarketing fee, will be at least 100% of their liquidation amount, plus any accrued and unpaid distributions; provided, however, that in connection with any remarketing with a settlement date on or prior to May 15, 2008, the reset rate may not exceed the reset cap. For this purpose, the “reset cap” is the prevailing market yield, as determined by the remarketing agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period until the mandatory redemption date, plus 3.5% per annum.

If a remarketing is attempted for settlement on August 15, 2008, the reset rate will not be subject to the reset cap.

In connection with a remarketing, we may elect, in our sole discretion, to change the stated maturity of the subordinated debt securities to any date not earlier than the second anniversary of the stock purchase date and not later than August 15, 2038 and to specify a date, not earlier than the second anniversary of the stock purchase date, on and after which the subordinated debt securities will be redeemable at our option. In the event we are deferring interest on the subordinated debt securities at the time of the remarketing, any new maturity or redemption date of the subordinated debt securities may not be earlier than five years after commencement of the deferral period. In addition, we may also elect to add any additional financial covenants as we may determine or that the subordinated debt shall no longer be subordinated. Any such election would take effect, upon a successful remarketing, on the stock purchase date.

The stock purchase contract agent will give holders of Common SPACES, the property trustee will give holders of separate STACKS, and we will request that DTC give its participants holding Normal Common SPACES or separate STACKS, notice of remarketing at least 21 business days prior to any remarketing date. Such notice will set forth:

(i) whether the STACKS will accrete or bear cash distributions and if the STACKS will bear cash distributions, the applicable distribution dates and record dates;

(ii) any change to the stated maturity of the subordinated debt securities and, if applicable, the date on and after which the trust will have the right to redeem the STACKS; provided, however, that if we are deferring interest on the subordinated debt securities at the time of the remarketing, any new stated maturity date and mandatory redemption date may not be earlier than five years after commencement of the deferral period;

(iii) whether the subordinated debt securities underlying the STACKS, and our guarantee of the STACKS, will no longer be subordinated to our senior debt;

(iv) the procedures you must follow if you hold your STACKS as a component of Common SPACES to elect not to participate in the remarketing and the date by which such election must be made;

(v) the procedures you must follow if you hold the STACKS separately to elect to participate in the remarketing as described below under “—Optional Remarketing of the STACKS not Included in Normal Common SPACES,” and

(vi) only in the case of a remarketing for settlement on August 15, 2008, the procedures you must follow in the event of a failed remarketing if you hold the STACKS separately to exercise your right to require the trust to purchase your STACKS.

The remarketing agent will deduct its fee from the proceeds of the remarketing (which, net of any such fee, must be at least 100% of the liquidation amount of the STACKS remarketed plus accrued and unpaid distributions, if any) and remit any proceeds remaining after the application of such net proceeds in satisfaction of holders’ obligations under the stock purchase contracts, to holders participating in the remarketing on the remarketing settlement date.

If the remarketing agent cannot remarket the STACKS for at least 100% of the aggregate liquidation amount, plus accrued and unpaid distributions, if any, then:

•	the distribution rate on the STACKS will not be reset;

•	the STACKS will continue to bear quarterly cash distributions at the initial annual rate of % per annum; and

•	the remarketing agent will attempt to establish a reset rate meeting the requirements described above and remarket the STACKS on subsequent remarketing dates, which will be the third business day immediately preceding November 15, 2007, February 15, 2008, May 15, 2008 and August 15, 2008, each a “remarketing settlement date.”

Any subsequent remarketing will be subject to the conditions and procedures described above, and will settle (if successful) on the corresponding remarketing settlement date; provided, that if a successful remarketing has not previously occurred and, as a result, the remarketing agent attempts a remarketing for settlement on August 15, 2008, then the reset rate for that remarketing will not be subject to the reset cap.

If the remarketing agent is unable to remarket the STACKS for settlement on or before August 15, 2008, a “failed remarketing” will be deemed to have occurred. In the event of a failed remarketing:

•	The distribution rate on the STACKS will not be reset and the STACKS will continue to bear cash distributions at the initial rate of % per annum, payable semi-annually in arrears. In the event of a failed remarketing, we may shorten the stated maturity of the subordinated debt securities and, accordingly, the mandatory redemption date of the STACKS.

•

If you hold the STACKS as a component of Normal Common SPACES, we will exercise our rights as a secured party and, subject to applicable law, retain your STACKS pledged as collateral under the pledge agreement or sell them in one or more private sales. The STACKS provide that we may apply the liquidation amount of the STACKS against your obligations under the stock purchase contracts. In either case, your obligations under the stock purchase contracts would be satisfied in full. We will issue a note, payable on August 15, 2009 or, if we are deferring interest on the subordinated debt securities, on the date that is five years after commencement of the deferral period (whichever is later) and bearing interest at the rate of         % per year, in an amount equal to any accrued and unpaid distributions on those STACKS as of August 15, 2008, to the stock purchase contract agent for delivery to you.

•	If you hold separate STACKS, your STACKS will be returned to you and you will have the right, at your option, to require the trust to redeem all or a portion of your STACKS in exchange for the initial liquidation amount plus a note, payable on August 15, 2009 or, if we are deferring interest on the subordinated debt securities, on the date that is five years after commencement of the deferral period (whichever is later) and bearing interest at the rate of % per year, in an amount equal to any accrued and unpaid distributions as of August 15, 2008.

We will cause a notice of any unsuccessful remarketings and of a failed remarketing to be published in a press release and on Bloomberg Business News.

We will appoint a nationally recognized investment banking firm as remarketing agent and enter into a remarketing agreement with such firm at least 30 calendar days prior to any remarketing date. We will covenant in the stock purchase contract agreement to use our commercially reasonable efforts to effect the remarketing of the STACKS as described in this prospectus supplement. If in the judgment of our counsel or counsel to the remarketing agent a registration statement is required to effect the remarketing of the STACKS, we will use our commercially reasonable efforts to ensure that a registration statement covering the full liquidation amount of the STACKS to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process or we will effect such remarketing pursuant to Rule 144A under the Securities Act or any other available exemption from applicable registration requirements of the Securities Act.

Optional Remarketing of the STACKS not Included in Normal Common SPACES

Under the remarketing agreement, on or prior to the fifth business day immediately preceding any remarketing date holders of the STACKS not held as part of Normal Common SPACES may elect to have their STACKS included in the remarketing and remarketed in the same manner and at the same price as the STACKS underlying Common SPACES by delivering their STACKS along with a notice to the collateral agent. The collateral agent will hold these STACKS in an account separate from the collateral account in which the securities pledged to secure the holders’ obligations under the stock purchase contracts will be held. Holders of the STACKS electing to have their STACKS remarketed will also have the right to withdraw that election on or prior to the fifth business day immediately preceding any remarketing date.

If the remarketing is successful, after deducting any applicable remarketing fee, the remarketing agent will remit to the collateral agent the remaining portion of the proceeds for payment to such participating holders.

If the remarketing agent cannot remarket the STACKS on any remarketing date, the remarketing agent will promptly return the STACKS to the collateral agent for release to the holders.

Redemption at Our Option

We may elect, in connection with the remarketing, that the subordinated debt securities, and therefore the STACKS, will be redeemable at our option on or after a specified date not earlier than the later of the second anniversary of the stock purchase date or five years after commencement of any deferral period then in effect. The redemption price of a subordinated debt security will be the accreted principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the subordinated debt securities.

We may not redeem the subordinated debt securities in part if the accreted principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding subordinated debt securities for all interest periods terminating on or before the redemption date.

In the event of a failed remarketing, the STACKS provide that we may apply the liquidation amount of the STACKS pledged to us against your obligations under the stock purchase contracts. This remedy has the effect similar to an automatic redemption of the STACKS, but we do not have to give you prior notice or follow any of the other redemption procedures.

Redemption Procedures

You will receive at least 30 days’, but not more than 60 days’, written notice before any redemption of the STACKS.

If (1) the trust gives an irrevocable notice of redemption of the STACKS, and (2) we have paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the subordinated debt securities, then on the redemption date, the property trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the STACKS being redeemed. See “Book-Entry System” below. The trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the STACKS. Distributions to be paid on or before the redemption date for any STACKS called for redemption will be payable to the holders on the record dates for the related dates of distribution.

Once notice of redemption is given and funds are irrevocably deposited, distributions on the STACKS will cease to accumulate immediately prior to the close of business on the redemption date and all rights of the holders of the STACKS called for redemption will cease, except for the right to receive the redemption amount (but without interest on such redemption amount).

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar month, then payment will be on the preceding business day.

If payment of the redemption amount for any subordinated debt securities called for redemption is improperly withheld or refused and not paid either by the trust or by us under the guarantee, then interest on the subordinated debt securities will continue to accrue and distributions on the STACKS will continue to accumulate at the applicable rate then borne by the STACKS from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

If less than all of the subordinated debt securities, and therefore the STACKS, are redeemed, the STACKS will be redeemed pro rata in accordance with DTC’s internal procedures. See “Book-Entry System” below.

DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

The following, together with the “Description of M&I Junior Subordinated Debt Securities” in the accompanying prospectus, is a description of the material terms of the subordinated debt securities, in which the trust will invest the proceeds from the issuance and sale of the STACKS. To the extent that the following description is not consistent with the description contained in the accompanying prospectus, you should rely on the following description.

The subordinated debt securities will be issued pursuant to the indenture, dated as of June 1, 2004, between us and BNY Midwest Trust Company, as indenture trustee, and a related supplement, to be dated the issue date of the subordinated debt securities, between us and BNY Midwest Trust Company. We refer to the indenture, as supplemented, as the “indenture” and to BNY Midwest Trust Company or its successor, as indenture trustee, as the “trustee.” The indenture is qualified as an indenture under the Trust Indenture Act. BNY Midwest Trust Company will act as the indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the indenture will be those provided in the indenture and those made part of the indenture by the Trust Indenture Act.

General

The subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt securities and, together with such other junior subordinated debt securities, will be subordinated to all of our existing and future “senior debt,” as defined below under “—Subordination.”

We will not be able to redeem the subordinated debt securities except as described above under “Description of the STACKS—Redemption at Our Option.” Accordingly, our right to redeem junior subordinated debt securities upon the occurrence of a tax event, investment company event or capital treatment event, as described in the accompanying prospectus under “Description of M&I Junior Subordinated Debt Securities—Redemption,” will not apply to the subordinated debt securities.

We will have the right at any time to dissolve the trust and cause the subordinated debt securities to be distributed to the holders of the STACKS. Upon dissolution of the trust, we may specify that the subordinated debt securities will no longer be subordinate to our senior debt. If subordinated debt securities are distributed to holders of the STACKS in liquidation of the holders’ interests in the trust, those subordinated debt securities initially will be issued as a global security. Unless the trust is dissolved and the subordinated debt securities distributed to holders of the STACKS, the property trustee will continue to hold legal title to the subordinated debt securities for the benefit of the holders of the STACKS.

The subordinated debt securities will have terms substantially similar to the terms of the STACKS, except that the subordinated debt securities will not be remarketed at any time (unless the subordinated debt securities are distributed directly to holders of the STACKS). Instead, upon the remarketing, as described above under “Description of the Stock Purchase Contracts—Remarketing,” the coupon or yield on the subordinated debt securities will be correspondingly reset to match the corresponding distribution rate or accretion rate on the STACKS.

Interest Rate and Maturity

The interest payment provisions for the subordinated debt securities correspond to the distribution provisions of the STACKS described under “Description of the STACKS—Distributions.”

The subordinated debt securities will mature on August 15, 2038 (subject to change in connection with a remarketing as described above under “Description of the STACKS—Remarketing”) and will

bear interest at the rate of         % per year, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing November 15, 2004, to but excluding the stock purchase date, subject to the deferral provisions described below. Following the stock purchase date, the principal amount of the subordinated debt securities will accrete daily at a rate equal to the accretion rate on the STACKS. However, if we elect to make interest payments in cash, the subordinated debt securities will bear cash interest at a rate equal to the distribution rate on the corresponding STACKS, payable semi-annually on the distribution date of the STACKS.

The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in that 90-day period. In the case that any date on which interest is payable on the subordinated debt securities is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day. However, no interest or other payment shall be paid in respect of the delay but if that business day is in the next succeeding calendar month or calendar year, as applicable, then that payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that date.

Option to Defer Interest Payment

We will have the right under the indenture to defer the payment of interest on the subordinated debt securities at any time or from time to time. We may not defer interest payments for any period of time that exceeds five years with respect to any deferral period or that extends beyond the stated final maturity date of the subordinated debt securities. If we elect to shorten the maturity date of the subordinated debt securities in connection with a remarketing and, at the time of the remarketing, are deferring interest, we may not elect a maturity date that is earlier than five years after commencement of the deferral period. Any deferral period must end on an interest payment date. At the end of a deferral period, we must pay all interest then accrued and unpaid, together with any interest on the accrued and unpaid interest, to the extent permitted by applicable law. During any deferral period, interest will continue to accrue and holders of subordinated debt securities and holders of the related STACKS that are outstanding will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash (in the form of original issue discount) attributable to such income, regardless of the method of accounting used by the holders.

Prior to the termination of any deferral period, we may extend such deferral period, provided that such extension does not:

•	cause such extended deferral period to exceed the maximum deferral period;

•	end on a date other than an interest payment date; or

•	extend beyond the stated maturity of the subordinated debt securities.

Upon the termination of any deferral period, or any extension of the related deferral period, and the payment of all amounts then due, we may begin a new deferral period, subject to the limitations described above. No interest shall be due and payable during a deferral period except at the end thereof. We must give the trustee notice of our election to begin or extend a deferral period at least five business days prior to the earlier of:

•	the date cash distributions on the related STACKS would have been payable except for the election to begin or extend the deferral period; or

•	the date the trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the STACKS of the record date or the date cash distributions are payable,

•	but in any event not less than five business days prior to such record date.

The trustee shall give notice of our election to begin or extend a deferral period to the holders of the STACKS. Subject to the foregoing limitations, there is no limitation on the number of times that we may begin or extend a deferral period.

As described in the accompanying prospectus under “Description of M&I Junior Subordinated Debt Securities—Restrictions on Certain Payments, Including on Deferral of Interest,” during any such deferral period we will be restricted from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock.

Subordination

Our obligations to pay interest, premium (if any) and principal on the subordinated debt securities are subordinate and junior in right of payment to all our senior debt as described in the accompanying prospectus under “Description of M&I Junior Subordinated Debt Securities.” However, for this purpose, instead of having the meaning assigned to it in the accompanying prospectus under the aforementioned caption, the term “senior debt“ means any obligation of M&I to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not senior debt, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior debt includes M&I’s senior debt securities and subordinated debt securities as described in the accompanying prospectus under “Description of M&I Senior and Subordinated Debt Securities,” whether currently outstanding or issued in the future with substantially similar subordination terms, but does not include the junior subordinated debt securities of any series or any junior subordinated debt securities issued in the future with subordination terms substantially similar to those of the junior subordinated debt securities. Senior debt also excludes our indebtedness and related guarantee for our outstanding trust preferred securities issued in 1996. As of June 30, 2004, the outstanding senior debt of M&I with respect to money borrowed was approximately $843.6 million, excluding all of the liabilities of our subsidiaries. All liabilities of our subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business are structurally senior to our junior subordinated debt securities. In addition, we will not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the subordinated debt securities except in compliance with applicable Federal Reserve regulations and guidelines.

We may elect at any time effective on or after the stock purchase date, including in connection with a remarketing, that our obligations under the subordinated debt securities and under our guarantee of the STACKS shall be senior obligations instead of subordinated obligations.

DESCRIPTION OF GUARANTEE

The following, together with “Description of Trust Preferred Securities Guarantees” in the accompanying prospectus, is a description of the material terms of the guarantee. To the extent that the following description is not consistent with the description contained in the accompanying prospectus, you should rely on the following description.

The following payments on the STACKS, also referred to as the “guarantee payments,” if not fully paid by the trust, will be paid by us under the guarantee, without duplication:

•	any accumulated and unpaid distributions required to be paid on the STACKS, to the extent the trust has funds available to make the payment;

•	the redemption price for any STACKS called for redemption, to the extent the trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with a distribution of the subordinated debt securities to the holders of the STACKS, the lesser of:

(1) the aggregate of the accreted liquidation amount and all accumulated and unpaid distributions on the STACKS to the date of payment, to the extent the trust has funds available to make the payment; and

(2) the amount of assets of the trust remaining available for distribution to holders of the STACKS upon liquidation of the trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the STACKS or by causing the trust to pay the amounts to the holders.

If we do not make a required payment on the subordinated debt securities, the trust will not have sufficient funds to make the related payment on the STACKS. The guarantee does not cover payments on the STACKS when the trust does not have sufficient funds to make these payments. If we do not pay any amounts on the subordinated debt securities when due, holders of the STACKS will have to rely on the enforcement by the property trustee of the trustee’s rights as registered holder of the subordinated debt securities, or proceed directly against us for payment of any amounts due on the subordinated debt securities.

Our obligations under the guarantee are unsecured and are subordinate to and junior in right of payment to all of our secured and senior debt, and rank on a parity with all other similar guarantees issued by us.

BNY Midwest Trust Company will be the guarantee trustee for purposes of the Trust Indenture Act.

Effect of Obligations under the Subordinated Debt Securities and the Guarantee

As provided in the trust agreement, the sole purpose of the trust is to issue the trust securities evidencing undivided beneficial interests in the assets of the trust, and to invest the proceeds from the issuance and sale in the subordinated debt securities and engage in only other necessary or incidental activities.

As long as payments of interest and other payments are made when due on the subordinated debt securities, those payments will be sufficient to cover distributions and payments due on the trust securities because of the following factors:

•	the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate accreted liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

•	we shall pay, and the trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trust, other than with respect to the trust securities; and

•	the trust agreement further provides that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

Distributions, to the extent funds are available, and other payments due on the STACKS, to the extent funds therefor are available, are guaranteed by us as to the extent described under “Description of Trust Preferred Securities Guarantees” in the accompanying prospectus. If we do not make interest payments on the subordinated debt securities purchased by the trust, the trust will not have sufficient funds to pay distributions on the STACKS. The guarantee of the STACKS does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions.

Notwithstanding the above, if an event of default under the trust agreement has occurred and is continuing and that event is attributable to our failure to pay interest or principal on the subordinated debt securities on the date that interest or principal is otherwise payable, then a holder of the STACKS may directly institute a proceeding against us for payment. We, under the guarantee of the STACKS, acknowledge that the guarantee trustee shall enforce such guarantee on behalf of the holders of the STACKS. If we fail to make payments under the guarantee of the STACKS, such guarantee provides a mechanism enabling the holders of the STACKS to direct the guarantee trustee to enforce its rights under such guarantee. Notwithstanding the above, if we fail to make a payment under the guarantee of the STACKS, any holder of the STACKS may institute a legal proceeding directly against us to enforce its rights under such guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

The guarantee of the STACKS, when taken together with our obligations under the indenture and the trust’s obligations under the trust agreement, including the obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the trust securities, has the effect of providing a full and unconditional guarantee of amounts due on the STACKS.

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Normal Common SPACES, Stripped Common SPACES, and separate STACKS. The Normal Common SPACES, Stripped Common SPACES, and separate STACKS will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Normal Common SPACES, Stripped Common SPACES, and separate STACKS, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Normal Common SPACES, the Stripped Common SPACES or separate STACKS so long as the Normal Common SPACES, the Stripped Common SPACES or separate STACKS are represented by global security certificates.

The depositary has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc. the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

In the event that:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

•	the depositary at any time ceases to be a clearing agency registered under the Exchange Act when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered,

•	an event of default has occurred and is continuing under the subordinated debt securities or the stock purchase contract agreement, or

•	we, in our sole discretion, determine that the global security certificates shall be so exchangeable,

certificates for the Normal Common SPACES, Stripped Common SPACES, or separate STACKS will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global Normal Common SPACES, Stripped Common SPACES, or separate STACKS that is exchangeable pursuant to the preceding sentence will be exchangeable for Normal Common SPACES, Stripped Common SPACES, or separate STACKS certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Normal Common SPACES, Stripped Common SPACES, or separate STACKS represented by these certificates for all purposes under the Normal Common SPACES, Stripped Common SPACES, or separate STACKS and the stock purchase contract agreement and the trust agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the Normal Common SPACES, Stripped Common SPACES or separate STACKS represented by these certificates registered in their names,

•	will not receive or be entitled to receive physical delivery of Normal Common SPACES, Stripped Common SPACES or separate STACKS certificates in exchange for beneficial interests in global security certificates, and

•	will not be considered to be owners or holders of the global security certificates or any Normal Common SPACES, Stripped Common SPACES or separate STACKS represented by these certificates for any purpose under the Normal Common SPACES, Stripped Common SPACES, the stock purchase contract agreement and the trust agreement.

All payments on the Common SPACES and the STACKS represented by the global security certificates and all transfers and deliveries of related STACKS, treasury securities and shares of Common Stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of stock purchase contracts on the stock purchase date or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the stock purchase contract agent or any agent of ours or of the stock purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes certain of the material U.S. federal income tax consequences of the purchase, ownership and disposition of Common SPACES, the STACKS and stock purchase contracts that are or may be the components of Common SPACES, and Common Stock acquired under a stock purchase contract (the “Securities”). This summary deals only with Securities that are held as capital assets by holders that purchase Common SPACES in this offering at their issue price. This summary does not describe all the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

•	dealers and certain traders in securities or currencies,

•	banks, regulated investment companies, real estate investment trusts, and financial institutions,

•	insurance companies,

•	tax-exempt organizations,

•	persons holding Securities as part of a “straddle,” “hedge,” “conversion” or similar transaction, or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

In addition, this summary does not address alternative minimum taxes or state, local or foreign taxes. If you purchase Common SPACES at a price other than the offering price, special rules may apply to you. You should consult your tax advisor regarding this possibility.

This section is based upon the Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions, final, temporary and proposed Treasury regulations, published rulings and other administrative pronouncements, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect.

Please consult your own tax advisor concerning the tax consequences of purchasing, owning and disposing of Securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

U.S. Holders

This subsection describes certain material U.S. federal income tax consequences to a U.S. holder. You are a “U.S. holder” if you are a beneficial owner of Securities and you are:

•	an individual who is a citizen or resident of the United States,

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States of any state thereof or the District of Columbia,

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If a partnership holds Securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Securities, you should consult your tax advisor.

If you are not a U.S. holder, this subsection does not apply to you and you should refer to “—Non-U.S. Holders” below.

Characterization of Common SPACES

Each Common SPACES should be treated for U.S. federal income tax purposes as an investment unit comprised of (a) an ownership in trust securities representing an undivided beneficial ownership interest in the subordinated debt securities and (b) a stock purchase contract obligating a holder to purchase shares of Common Stock on the stock purchase date in exchange for a receipt of contract payments. Consequently, you should allocate your purchase price for the Common SPACES between the two components in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial U.S. federal income tax basis in the STACKS and the stock purchase contract. We will treat, and you will be deemed to have agreed to treat, the fair market value of each undivided beneficial interest in a STACKS as $25 and the fair market value of each stock purchase contract as $0. This allocation will be binding on you, but not the Internal Revenue Service (the “IRS”). The remainder of this summary assumes that this allocation of the purchase price will be respected for U.S. federal income tax purposes.

Classification of the Trust

Assuming full compliance with the terms of the trust agreement, the trust will be classified as a grantor trust for U.S. federal income tax purposes and will not be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, as a holder of STACKS, you will be treated as purchasing and owning an undivided beneficial ownership interest in the subordinated debt securities and will be required to take into account your pro rata share of all the items of income, gain, loss, or deduction of the trust, as described below. The character of the income included by you as a holder of STACKS generally will reflect the character of the trust’s income.

Dissolution of the Trust

Under certain circumstances, the trust may be dissolved and subordinated debt securities distributed to you as holder of the STACKS. Unless the dissolution of the trust occurs as a result of its being subject to U.S. federal income tax, such a distribution of the subordinated debt securities to you as holder of STACKS would not be a taxable event to you for U.S. federal income tax purposes, your tax basis in the subordinated debt securities received generally will be the same as your tax basis in the STACKS, and your holding period in the subordinated debt securities received generally will include your holding period in the STACKS redeemed. If, however, the dissolution of the trust were to occur as a result of the trust being subject to U.S. federal income tax, it is likely that the distribution of the subordinated debt securities to you as a holder of STACKS would be a taxable event to you, and you generally would recognize gain or loss equal to the difference between the fair market value of the subordinated debt securities received and your tax basis in the STACKS.

Sales, Exchanges or Other Taxable Dispositions of Common SPACES

Upon a sale, exchange or other taxable disposition of Common SPACES, you will be treated as having sold, exchanged or disposed of the stock purchase contracts and the STACKS (in the case of a Normal Common SPACES) or treasury securities (in the case of a Stripped Common SPACES) that constitute such Common SPACES. The proceeds realized in such disposition will be allocated between the stock purchase contracts and the STACKS or treasury securities that constitute such Common SPACES in proportion to their respective fair market values at the time of disposition. You generally will recognize gain or loss equal to the difference between the portion of the proceeds allocable to the stock purchase contracts and the STACKS or treasury securities, as the case may be, and your respective adjusted U.S. federal income tax basis in the stock purchase contracts and the STACKS or treasury securities, as the case may be. Gain or loss from the sale of Common SPACES generally will be capital gain or loss (less any portion allocable to accrued but unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes), and such gain or loss generally will be long-term capital gain or loss if you held the Common SPACES for more than one year at the time of such disposition. In general, the maximum rate of U.S. federal income tax for non-corporate taxpayers is currently 15% for long-term capital gain and 35% for short-term capital gain. For corporate taxpayers, both long-term and short-term capital gains are subject to a maximum U.S. federal income tax rate of 35%. The deductibility of capital losses is subject to limitation. However, to the extent you are treated as receiving an amount with respect to an accrued contract payment, you should treat this amount consistently with the treatment of contract payments as described below under “—U.S. Holders—Stock Purchase Contracts—Contract Payments.”

If you dispose of an Common SPACES when the stock purchase contract has negative value, you should be considered to have received additional consideration for the undivided beneficial interest in the STACKS or treasury securities, as the case may be, in an amount equal to such negative value and to have paid such amount to be released from your obligation under the stock purchase contract.

In determining gain or loss, contract payments that have been received but have not previously been included in your income should either reduce your adjusted U.S. federal income tax basis in the stock purchase contract or result in an increase in the amount realized on the disposition of the stock purchase contract. Any contract payments included in income but not paid should increase your adjusted U.S. federal income tax basis in the stock purchase contract, see “—Stock Purchase Contracts—Contract Payments,” below.

STACKS and Subordinated Debt Securities

Interest.    We expect to treat, and will report accordingly, interest paid on subordinated debt securities as taxable to you as ordinary interest income at the time it is received or accrued, depending upon the method of accounting applicable to you. However, it is possible that the IRS would disagree with this treatment of the subordinated debt securities, including treating the subordinated debt securities as contingent payment debt obligations for U.S. federal income tax purposes, which treatment could significantly alter the amount, timing, and character of income and gain you realize on a STACKS. You should consult your tax advisor concerning alternative treatments of the subordinated debt securities.

Sales, Exchanges or Other Taxable Dispositions of STACKS.    Unless a non-recognition provision of the Code applies, you will recognize gain or loss on a disposition of a STACKS (including upon the remarketing thereof) in an amount equal to the difference between the amount realized on the disposition of such STACKS (less any portion allocable to accrued but unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and your adjusted U.S. federal income tax basis in such STACKS. See “—Sales, Exchanges or Other Taxable Dispositions of Common SPACES” above for a discussion regarding the character and tax rate applicable to any gain or loss.

Stock Purchase Contracts

Contract Payments.    There is no direct authority under current law that addresses the treatment of contract payments, and such treatment is, therefore, unclear. Contract payments may constitute taxable income to you when received or accrued, in accordance with your regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as ordinary taxable income, and the following discussion assumes that the contract adjustment payments constitute ordinary income to you on a current basis. You should consult your tax advisor concerning the treatment of contract payments, including the possibility that any contract payment may be treated as a purchase price adjustment, rebate, payment analogous to an option premium or loan rather than being includible in income entirely on a current basis. The treatment of contract payments could affect your adjusted U.S. federal income tax basis in a stock purchase contract or Common Stock received under a stock purchase contract or the amount realized by you upon the sale or disposition of a Common SPACES or the termination of a stock purchase contract. See “—Sales, Exchanges or Other Taxable Dispositions of Common SPACES,” “—Stock Purchase Contracts—Acquisition of Common Stock Under a Stock Purchase Contract” and “—Stock Purchase Contracts—Termination of Stock Purchase Contract.”

Acquisition of Common Stock Under a Stock Purchase Contract.    You generally will not recognize gain or loss on the purchase of Common Stock under a stock purchase contract, including upon an early settlement, except with respect to any cash paid in lieu of a fractional share of Common Stock. Your aggregate initial U.S. federal income tax basis in the Common Stock received under a stock purchase contract generally should equal the purchase price paid for such Common Stock plus the amount, if any, of any contract payments included in your income but not paid less the portion of such purchase price and any such unpaid contract payments allocable to a fractional share not received. However, payments of contract payments that you have received in cash but you have not included in income should reduce your adjusted U.S. federal income tax basis in the Common Stock to be received (see “—Stock Purchase Contracts—Contract Payments” above). The holding period for Common Stock received under a stock purchase contract will commence on the date following the acquisition of such Common Stock.

Ownership of Common Stock Acquired Under the Stock Purchase Contract.    Any distribution with respect to Common Stock that we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received. Any such dividends will be eligible for the dividends received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. In general, dividends paid to a non-corporate U.S. holder in taxable years beginning before January 1, 2009 are taxable at a maximum U.S. federal income tax rate of 15% provided that such holder holds the shares for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date and meets other requirements.

Upon a disposition of Common Stock, you generally will recognize capital gain or loss equal to the difference between the amount realized and your adjusted U.S. federal income tax basis in the Common Stock. See “—Sales, Exchanges or Other Taxable Dispositions of Common SPACES” above for a discussion regarding the character and tax rate applicable to any gain or loss.

Termination of Stock Purchase Contract.    If a stock purchase contract terminates, you will recognize a loss equal to the amount, if any, of contract payments included in your income but not paid at the time of such termination. Any contract payments you receive that you have not previously included in income should increase the amount realized on the termination of the stock purchase contract. See “—Sales, Exchanges or Other Taxable Dispositions of Common SPACES” above for a discussion regarding the character and tax rate applicable to any gain or loss. You will not recognize gain or loss on the receipt of STACKS or treasury securities upon termination of the stock purchase contract and you will have the same adjusted U.S. federal income tax basis and holding period in such STACKS or treasury securities as before such termination.

Adjustment to Settlement Rate.    As a holder of Common SPACES, you might be treated as receiving a constructive dividend distribution from us if (1) the settlement rate is adjusted and as a result of such adjustment the proportionate interest of holders of Common SPACES in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate will not be considered made pursuant to such a formula if the adjustment is made to compensate you for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend, return of capital or capital gain to you in accordance with the earnings and profits rules under the Code even though you would not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the settlement rate.

Substitution of Treasury Securities to Create Stripped Common SPACES

If you hold Common SPACESs and deliver treasury securities to the collateral agent in substitution for STACKS, you generally will not recognize gain or loss upon the delivery of such treasury securities or the release of the STACKS. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such treasury securities and STACKS, and your adjusted U.S. federal income tax bases in and your holding period of the treasury securities and the STACKS and the stock purchase contract will not be affected by such delivery and release. You should consult your tax advisor concerning the tax consequences of purchasing, owning and disposing of the treasury securities so delivered to the collateral agent.

Substitution of Subordinated Debt Securities to Recreate Normal Common SPACES

If you hold Stripped Common SPACES and deliver STACKS to the collateral agent in substitution for treasury securities, you will generally not recognize gain or loss upon the delivery of such STACKS or the release of the treasury securities to you. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such treasury securities and STACKS, and your adjusted U.S. federal income tax bases in and your holding period of the treasury securities, the STACKS and the stock purchase contract will not be affected by such delivery and release.

Backup Withholding And Information Reporting

In general, you will be subject to backup withholding (currently at the rate of 28%) with respect to payments made on the Securities the proceeds received with respect to a fractional share of Common Stock upon a settlement of a stock purchase contract, and the proceeds received from the sale of Securities unless:

•	you (1) are an entity (including a corporation or a tax-exempt entity) that is exempt from backup withholding and, when required, demonstrate this fact or (2) provide your Taxpayer Identification Number (“TIN”) (which, if you are an individual, would be your Social Security Number),

•	you certify that (i) the TIN you provide is correct, (ii) you are a U.S. person and (iii) you are exempt from backup withholding,

•	you have not been notified by the IRS that you are subject to backup withholding due to underreporting of interest or dividends or you have been notified by the IRS that you are no longer subject to backup withholding, and

•	you otherwise comply with the applicable requirements of the backup withholding rules.

In addition, such payments or proceeds received by you if you are not a corporation or tax-exempt organization will generally be subject to information reporting requirements.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS.

Non-U.S. Holders

The following summary is addressed to non-U.S. holders. A non-U.S. holder is a holder that is neither a partnership nor a U.S. person for U.S. federal income tax purposes.

U.S. Federal Withholding Tax.    U.S. federal withholding tax will not apply to any payments made to you on the Common SPACES (other than contract payments on a stock purchase contract) or the STACKS, or to gain realized by you on the sale, exchange or other disposition of the Securities, provided that:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations, and you are not a controlled foreign corporation that is related to us through stock ownership; and

•	you provide your name, address and certain other information on an Internal Revenue Service Form W-8BEN (or a suitable substitute form), and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold Securities through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

In general, U.S. federal withholding tax at a rate of 30% will apply to the dividends, if any, (and generally any deemed dividends resulting from certain adjustments or failures to make an adjustment as described under “—Stock Purchase Contracts—Adjustment to Settlement Rate”) paid on the shares of Common Stock acquired under the stock purchase contract. Although it is not clear, we intend to withhold at a rate of 30% on any contract payments made with respect to a stock purchase contract. It is possible that U.S. withholding tax on deemed dividends would be withheld from interest paid to you. If a tax treaty applies, you may be eligible for a reduced rate of withholding. Similarly, contract payments or dividends that are effectively connected with the conduct of a trade or business by you in the United States (and, where an applicable tax treaty so provides, are also attributable to a U.S. permanent establishment maintained by you) are not subject to the U.S. federal withholding tax, but instead are subject to U.S. federal income tax, as described below. In order to claim any such exemption from or reduction in the 30% withholding tax, you should provide a properly executed Internal Revenue Service Form W-8BEN (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or a properly executed Internal Revenue Service Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States.

U.S. Federal Income Tax.    If you are engaged in a trade or business in the United States (and, if a tax treaty applies, if you maintain a permanent establishment within the United States) and payments on the STACKS, dividends on the Common Stock and, to the extent they constitute taxable income, contract payments made with respect to the stock purchase contracts are effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to such permanent establishment), you will be subject to U.S. federal income tax (but not withholding tax), on such payments, dividends and contract payments on a net income basis in the same manner as if you were a U.S. holder. In addition, in certain circumstances, if you are a foreign corporation, you may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

Any gain or income realized on the disposition of Securities will not be subject to U.S. federal income tax unless:

•	such gain or income is effectively connected with your conduct of a trade or business in the U.S. (and, where an applicable tax treaty so provides, are also attributable to a U.S. permanent establishment maintained by you); or

•	you are an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Backup Withholding and Information Reporting.    Unless you are an exempt recipient, such as a corporation, payments made with respect to the Securities, the proceeds received with respect to a fractional share of Common Stock upon the settlement of a stock purchase contract, and the proceeds received from a sale of Securities may be subject to information reporting and may also be subject to U.S. federal backup withholding at the applicable rate if you fail to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability provided you furnish the required information to the IRS.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition, holding and, to the extent relevant, disposition of Common SPACES (and the STACKS that are a part of the Common SPACES) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Keogh plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

Each fiduciary of a Plan should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in Common SPACES (and the STACKS that are a part of the Common SPACES). Among other factors, the fiduciary should consider whether the investment is consistent with the documents and instruments governing the Plan and whether the investment would satisfy the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA and the Code.

Any insurance company proposing to invest assets of its general account in Common SPACES (and the STACKS that are a part of the Common SPACES) should consult with its counsel concerning the potential application of ERISA to such investment.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. We may be considered a party in interest or disqualified person with respect to a Plan to the extent we or our affiliates are engaged in businesses which provide services to Plans.

A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code. It is possible, however, that a governmental plan may be subject to other federal, state or local laws that contain fiduciary and prohibited transaction provisions substantially similar to those under Title I of ERISA and Section 4975 of the Code (“Similar Laws”).

The Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding and disposition of Common SPACES (and the STACKS that are a part of the Common SPACES). These class exemptions include PTCE 84-14 for certain transactions determined by independent qualified professional asset managers, PTCE 90-1 for certain transactions involving insurance company pooled separate accounts, PTCE 91-38 for certain transactions involving bank collective investment funds, PTCE 95-60 for certain transactions involving life insurance company general accounts, and PTCE 96-23 for certain transactions determined by in-house asset managers.

Accordingly, any purchaser or holder of Common SPACES (and/or the STACKS that are a part of the Common SPACES) or any interest therein will be deemed to have represented and warranted by its purchase and holding thereof that either (A) it is not a Plan, or a governmental plan subject to any Similar Law, and it is not purchasing Common SPACES (or the STACKS that are a part of the Common SPACES) on behalf of or with “plan assets” of any such Plan or governmental plan or (B) its purchase, holding and, to the extent relevant, disposition of a Common SPACES (and/or the STACKS that are a part of the Common SPACES) either (i) qualifies for exemptive relief under PTCE 84-14, 90-1, 91-38, 95-60 or 96-23 (or some other applicable class or individual exemption) or (ii) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, a violation of any Similar Law).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Common SPACES (and the STACKS that are a part of the Common SPACES) on behalf of or with “plan assets” of any Plan or governmental plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

UNDERWRITING

We, the trust and the underwriters for this offering (the “underwriters”) named below have entered into an underwriting agreement with respect to the Common SPACES being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Common SPACES indicated in the following table.

Underwriters	Number of Common SPACES
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC

Total	14,600,000

The underwriters are committed to take and pay for all of the Common SPACES being offered, if any are taken, other than the Common SPACES covered by the option described below unless and until this option is exercised.

If the underwriters sell more Common SPACES than the total number set forth in the table above, the underwriters have an option to buy up to an additional 1,400,000 Common SPACES from us to cover such sales. The underwriters may exercise that option within 13 days after the initial issuance of the Common SPACES. If any Common SPACES are purchased pursuant to this option, the underwriters will severally purchase Common SPACES in approximately the same proportion as set forth in the table above.

The following table summarizes the per Common SPACES and total underwriting discounts and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 1,400,000 Common SPACES.

Paid by the Company
	No Exercise	Full Exercise
Per Common SPACES	$	$
Total	$	$

The Common SPACES sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Common SPACES sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $      per Common SPACES. Any such securities dealers may resell any Common SPACES purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to $      per Common SPACES. If all the Common SPACES are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

An application has been made to list the Common SPACES on the New York Stock Exchange under the symbol “MI PR B.” Neither the Stripped Common SPACES nor the STACKS initially will be listed. However, if the Stripped Common SPACES or the STACKS are separately traded to a sufficient extent so that applicable exchange listing requirements are met, we may list the Stripped Common SPACES or the STACKS on the same exchange as the Normal Common SPACES are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so.

The Common SPACES are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters presently intend to make a market in the Common SPACES but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Common SPACES.

We have agreed for a period of 90 days from the date of this prospectus supplement, and certain of our executive officers and directors have agreed until October 17, 2004, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, Common SPACES, shares of Common Stock, securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, without the prior written consent of Goldman, Sachs & Co. Our agreement does not apply to any existing employee and director equity plans, our dividend reinvestment and stock purchase plan, and currently outstanding convertible, or exchangeable securities. In addition, our agreement does not restrict us from issuing securities that we may offer, sell, contract to sell or otherwise dispose of in connection with one or more acquisitions; provided that we do not offer, sell, contract to sell or otherwise dispose of more than 10% of the number of shares of Common Stock outstanding as of June 30, 2004.

In connection with this offering, the underwriters may purchase and sell the Common SPACES in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Common SPACES than they are required to purchase in this offering. “Covered” short sales are sales of Common SPACES made in an amount not greater than the underwriters’ option to purchase additional Common SPACES from us in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Common SPACES or purchasing Common SPACES in the open market. In determining the source of Common SPACES to close out any covered short position, the underwriters will consider, among other things, the price of Common SPACES available for purchase in the open market as compared to the price at which they may purchase Common SPACES through their option to purchase additional Common SPACES from us. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing Common SPACES in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common SPACES or Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids for or purchases of Common SPACES made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Common SPACES sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Common SPACES, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Common SPACES. As a result, the price of the Common SPACES may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the New York Stock Exchange, in over-the-counter market or otherwise.

Each underwriter has represented, warranted and agreed that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any Common SPACES to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Common SPACES in circumstances in which section 21(1) of the FSMA does not apply to us; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Common SPACES in, from or otherwise involving the United Kingdom.

The Common SPACES may not be offered or sold, transferred or delivered, as part of their initial distribution or at any time thereafter, directly or indirectly, to any individual or legal entity in The Netherlands other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade, which includes banks, securities intermediaries, insurance companies, pension funds, other institutional investors and commercial enterprises which, as an ancillary activity, regularly trade or invest in securities.

The Common SPACES may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the Common SPACES may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Common SPACES which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the securities to the public in Singapore.

Each underwriter has acknowledged and agreed that the securities have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law. As part of the offering, the underwriters may offer securities in Japan to a list of 49 offerees in accordance with the above provisions.

We estimate that our total out-of-pocket expenses of this offering, excluding underwriting discounts and commissions, will be approximately $0.8 million. The underwriters have agreed to reimburse our estimated expenses, excluding underwriting discounts and commissions, in connection with this offering.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for M&I for which they received or will receive customary fees and expenses. Credit Suisse First Boston LLC is an underwriter in our senior note offering described in “Use of Proceeds.”

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin. The validity of the securities offered by this prospectus supplement will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois. Godfrey & Kahn, S.C. and Mayer, Brown, Rowe & Maw LLP may rely upon Richards, Layton & Finger, P.A. as to matters of Delaware law. Godfrey & Kahn, S.C. may rely upon Mayer, Brown, Rowe and Maw LLP as to matters of New York law. Mayer, Brown, Rowe & Maw LLP will pass upon certain tax matters relating to the securities offered by this prospectus supplement. Sullivan & Cromwell LLP, New York, New York, advised the underwriters on certain legal matters relating to the Common SPACES and the STACKS. Mayer, Brown, Rowe and Maw LLP acted as our special tax counsel for this offering and from time to time in the past has represented us on various matters and may in the future continue to do so.

EXPERTS

Our consolidated financial statements as of December 31, 2003 and 2002 and for the years then ended incorporated in this prospectus supplement by reference from our annual report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to our adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” on January 1, 2002), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Arthur Andersen LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-K as of December 31, 2001 and for the year then ended, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Arthur Andersen LLP’s report, given on their authority as experts in accounting and auditing. Arthur Andersen LLP’s report on our financial statements incorporated by reference in this prospectus supplement is a copy of such report and has not been reissued by Arthur Andersen LLP.

NOTICE REGARDING ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement, unless it is proved that at the time of such acquisition such person knew of such untruth or omission, may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant. On May 6, 2002, we announced that we had appointed Deloitte & Touche LLP to replace Arthur Andersen LLP as our independent accountants. Prior to the date of this prospectus supplement, the Arthur Andersen LLP partners who reviewed our audited financial statements as of and for the year ended December 31, 2001 have resigned from Arthur Andersen LLP. As a result, we have been unable to obtain Arthur Andersen LLP’s written consent to the incorporation by reference into the registration statement of its audit reports with respect to our financial statements. Under these circumstances, Rule 437a under the Securities Act permits us to file the registration statement without a written consent from Arthur Andersen LLP. Accordingly, Arthur Andersen LLP will not be liable to you under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement.

PROSPECTUS

$3,000,000,000

MARSHALL & ILSLEY CORPORATION

Debt Securities Common Stock Preferred Stock Depositary Shares Purchase Contracts Units Warrants of MARSHALL & ILSLEY CORPORATION	Trust Preferred Securities of M&I CAPITAL TRUST B M&I CAPITAL TRUST C M&I CAPITAL TRUST D M&I CAPITAL TRUST E Guaranteed to the extent set forth herein by Marshall & Ilsley Corporation	Debt Securities of M&I CAPITAL B LLC M&I CAPITAL C LLC M&I CAPITAL D LLC M&I CAPITAL E LLC Guaranteed as described herein by Marshall & Ilsley Corporation

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “MI.”

The aggregate initial offering price of common stock that we may offer pursuant to this prospectus will not exceed $500,000,000, excluding common stock which may be issued upon conversion, exchange or exercise of any of the other securities listed above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The debt securities are not deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This prospectus is dated June 25, 2004.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Marshall & Ilsley Corporation, M&I Capital Trust B, M&I Capital Trust C, M&I Capital Trust D and M&I Capital Trust E, or the “trusts,” and M&I Capital B LLC, M&I Capital C LLC, M&I Capital D LLC and M&I Capital E LLC, or the “LLCs,” filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $3,000,000,000.

This prospectus provides you with a general description of the securities we, the trusts and the LLCs may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us, the trusts and the LLCs and the securities offered under this prospectus. You can find the registration statement at the Securities and Exchange Commission’s, or the “SEC,” website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

When we refer to “M&I,” “we,” “our” or “us” in this prospectus under the headings “Marshall & Ilsley Corporation” and “Ratio of Earnings to Fixed Charges,” we mean Marshall & Ilsley Corporation and its subsidiaries unless the context indicates otherwise. When we refer to “we,” “our” or “us” in this prospectus in this section or under the heading “Where You Can Find More Information,” we mean each of M&I, the trusts and the LLCs as applicable. When such terms are used elsewhere in this prospectus, we refer only to Marshall & Ilsley Corporation unless the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available over the Internet at our website at http://www.micorp.com or at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the SEC’s public reference room. You may also inspect our reports at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information contained on our website is not a part of this prospectus.

For further information about us and the securities we are offering, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”):

•	Our annual report on Form 10-K for the year ended December 31, 2003;

•	Our quarterly report on Form 10-Q for the quarterly period ended March 31, 2004;

•	Our current reports on Form 8-K dated April 13, 2004 and May 17, 2004; and

•	The description of our common stock contained in the registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 18, 1999, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference reports we file in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

Secretary

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

Phone: (414) 765-7801

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus and the applicable prospectus supplement which are not historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include: (1) statements made in our annual report on Form 10-K for the year ended December 31, 2003 under Item 1, Business, and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, including, without limitation, statements with respect to internal growth plans, projected revenues, margin improvement, future acquisitions, capital expenditures and adequacy of capital resources; (2) statements included or incorporated by reference in our future filings with the SEC; and (3) information contained in written material, releases and oral statements issued by, or on behalf of, us including, without limitation, statements with respect to projected revenues, costs, earnings and earnings per share. Forward-looking statements also include statements regarding the intent, belief or current expectation of M&I and its officers. Forward-looking statements include statements preceded by, followed by or that include forward-looking terminology such as “may,” “will,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “continues” or similar expressions.

All forward-looking statements included or incorporated by reference in this prospectus and the applicable prospectus supplement are based on information available to us as of the date of this prospectus or the applicable prospectus supplement. We do not undertake to update any forward-looking statements that may be made by or on behalf of us in this prospectus, the applicable prospectus supplement or otherwise. Our actual results may differ materially from those contained in the forward-looking statements identified above. Factors which may cause such a material difference to occur include, but are not limited to, the factors listed under the heading “Forward-Looking Statements” in Item 1, Business, of our annual report on Form 10-K for the year ended December 31, 2003, and the factors listed at the end of Exhibit 99.1 of our current report on Form 8-K dated May 17, 2004.

MARSHALL & ILSLEY CORPORATION

Marshall & Ilsley Corporation, incorporated in Wisconsin in 1959, is a registered bank holding company under the Bank Holding Company Act of 1956 and is certified as a financial holding company under the Gramm-Leach-Bliley Act of 1999. As of March 31, 2004, we had consolidated total assets of approximately $35.5 billion and consolidated total deposits of approximately $23.2 billion, making us the largest bank holding company headquartered in Wisconsin. Our executive offices are located at 770 North Water Street, Milwaukee, Wisconsin 53202 (telephone number (414) 765-7801).

Our principal assets are the stock of our bank and nonbank subsidiaries, which, as of March 31, 2004, included Metavante Corporation, five bank and trust subsidiaries and a number of companies engaged in businesses that the Board of Governors of the Federal Reserve System (commonly referred to as the “Federal Reserve Board”) has determined to be closely-related or incidental to the business of banking. We provide our subsidiaries with financial and managerial assistance in such areas as budgeting, tax planning, auditing, compliance assistance, asset and liability management, investment administration and portfolio planning, business development, advertising and human resources management.

Generally, we organize our business segments based on legal entities. Each entity offers a variety of products and services to meet the needs of its customers and the particular market served. Based on the way we organize our business, we have two reportable segments: Banking and Data Services (or Metavante). Banking consists of accepting deposits, making loans and providing other services such as cash management, foreign exchange and correspondent banking to a variety of commercial and retail customers. Data Services consists of providing data processing services, developing and selling software and providing consulting services to financial services companies, including our affiliates, as well as providing credit card merchant services. Our primary other business segments include Trust Services, Mortgage Banking (residential and commercial), Capital Markets Group, Brokerage and Insurance Services, and Commercial Leasing.

Marshall & Ilsley Corporation is a legal entity separate and distinct from its subsidiaries. Our principal source of funds to pay dividends on our capital stock and interest on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations restrict the amount of dividends our subsidiaries may pay to us. Our subsidiaries are not obligated to make required payments on our debt or other securities. Accordingly, our rights and the rights of holders of our debt and other securities to participate in any distribution of the assets or income from any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary. In addition, our bank and savings association subsidiaries hold a significant portion of their mortgage and investment portfolios indirectly through their ownership interest in direct and indirect subsidiaries. The ability of our bank and savings association subsidiaries to participate in any distribution of the assets or income of the direct or indirect subsidiaries is likewise subject to the prior claims of creditors of those direct and indirect subsidiaries.

THE TRUSTS

Each trust is a statutory trust formed under Delaware law pursuant to a trust agreement, signed by M&I, as sponsor of the trust, and the Delaware trustee, as defined below, and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of the applicable trust will be amended and restated in its entirety by M&I, the Delaware trustee, the property trustee and the administrative trustees, each as defined below, before the issuance of trust preferred securities by such trust. We will refer to such trust agreement, as so amended and restated, as the “trust agreement.” Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939 (which we refer to as the “Trust Indenture Act”).

Each trust exists for the exclusive purposes of:

•	issuing the trust preferred securities and common securities, or the “trust securities,” representing undivided beneficial interests in the assets of such trust;

•	investing the gross proceeds of the trust securities in junior subordinated debt securities of M&I or debt securities of one of the LLCs that are guaranteed on a junior subordinated basis by M&I; and

•	engaging in only those activities necessary or incidental thereto.

All of the common securities of the trusts will be owned by us, either directly or indirectly, including through any intermediate LLC. The common securities of a trust rank equally with the trust preferred securities of such trust and a trust will make payment on its trust securities pro rata, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the corresponding debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire common securities of a trust in an aggregate liquidation amount equal to at least three percent of the total capital of such trust.

Each trust’s business and affairs will be conducted by its trustees, each appointed by M&I as sponsor of such trust. The trustees will be The Bank of New York (Delaware) which is referred to as the “Delaware trustee,” two or more individual trustees, who are referred to as the “administrative trustees” and who are employees or officers of or affiliated with M&I, and a “property trustee,” who will be named in the applicable prospectus supplement. The property trustee will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the trust preferred securities guarantees. See “Description of Trust Preferred Securities Guarantees.”

Unless an event of default under the indenture has occurred and is continuing, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The holders of a majority in liquidation amount of trust preferred securities of such trust will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for cause or if an event of default under the indenture has occurred and is continuing. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of trust preferred securities have such right.

The trusts are “finance subsidiaries” of M&I within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the trusts are included in the registration statement that contains this prospectus, and we do not expect that the trusts will file reports with the SEC under the Exchange Act.

Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 50 years, but may be terminated earlier as provided in the applicable trust agreement.

M&I will pay all fees and expenses related to the trusts and the offering of trust securities.

The principal executive office of each trust is c/o Marshall & Ilsley Corporation, 770 North Water Street, Milwaukee, Wisconsin 53202, telephone number (414) 765-7801.

THE LLCs

Each LLC is a limited liability company formed under the Delaware Limited Liability Company Act, as amended, pursuant to an initial limited liability agreement entered into by M&I, as the sole member, and by filing a certificate of formation with the Delaware Secretary of State. The initial limited liability agreement of the applicable LLC will be amended and restated in its entirety before the issuance of any debt securities by such LLC, each referred to herein as an “LLC agreement.”

Each LLC exists for the exclusive purposes of:

•	issuing its company common securities to M&I;

•	issuing debt securities that are guaranteed by M&I on a junior subordinated basis as described herein and investing the gross proceeds of such issuances in preferred or common stock or debt of M&I; and

•	engaging in only those activities necessary or incidental thereto.

The LLC agreement for each LLC will provide that:

•	any debt securities issued by the LLC will be fully and unconditionally guaranteed on a junior subordinated basis by M&I, its parent;

•	the debt securities may only be converted or exchanged into common or preferred stock of M&I;

•	the LLC must invest in securities of or loan to M&I or companies controlled by M&I at least 85% of any cash or cash equivalent raised by the LLC through its offering of debt securities within six months of receipt; and

•	all voting securities of the LLC must be held directly or indirectly by M&I.

The LLCs are “finance subsidiaries” of M&I within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the LLCs are included in the registration statement that contains this prospectus, and we do not expect that the LLCs will file reports with the SEC under the Exchange Act.

M&I will pay all fees and expenses related to the LLCs.

The principal executive office of each LLC is c/o Marshall & Ilsley Corporation, 770 North Water Street, Milwaukee, Wisconsin 53202, telephone number (414) 765-7801.

USE OF PROCEEDS

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from the sale of the offered securities will be added to our general funds and may be used for:

•	debt reduction or debt refinancing, including the refinancing of our outstanding commercial paper;

•	investments in or advances to subsidiaries;

•	acquisitions of bank and non-bank subsidiaries;

•	repurchase of shares of our common stock or other securities; and

•	other general corporate purposes.

Until the net proceeds have been used, they may be temporarily invested in securities or held in deposits of our affiliated banks.

Each trust will use the proceeds from the sale of its trust preferred securities and its common securities either to acquire junior subordinated debt securities from M&I or debt securities from an LLC. Each LLC will use the proceeds from the sale of its debt securities to acquire common or preferred stock or debt of M&I.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges on a historical basis for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, earnings represent income before taxes and fixed charges. Fixed charges, excluding interest on deposits, consist of interest expense and one-third of rental expense for all operating leases, which we believe to be representative of the interest portion of rent expense. Fixed charges, including interest on deposits, consist of interest expense, one third of rental expense and interest on deposits.

	Three Months Ended March 31, 2004		Years Ended December 31,
			2003		2002		2001		2000		1999
Ratio of earnings to fixed charges:
Excluding interest on deposits	4.64	x	3.84	x	3.38	x	2.56	x	2.46	x	3.38	x
Including interest on deposits	2.90	x	2.53	x	2.23	x	1.56	x	1.43	x	1.65	x

DESCRIPTION OF M&I SENIOR AND SUBORDINATED DEBT SECURITIES

This section describes the general terms and provisions of our senior debt securities and subordinated debt securities, which are sometimes referred to in this section as “debt securities.” Our junior subordinated debt securities are described under “Description of M&I Junior Subordinated Debt Securities.” The applicable prospectus supplement will describe the specific terms of the series of debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The senior debt securities will be issued under an indenture between us and JPMorgan Chase Bank, as trustee, dated as of November 15, 1985, as supplemented by a first supplemental indenture dated as of May 31, 1990, and a second supplemental indenture dated as of July 15, 1993. The subordinated debt securities will be issued under an indenture dated July 15, 1993 between us and JPMorgan Chase Bank, as trustee. Copies of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part.

We have summarized the material terms and provisions of the indentures in this section. You should read the indentures for provisions that may be important to you.

The indentures under which the debt securities will be issued do not limit the amount of debt which we or our subsidiaries may incur.

Terms of the Securities

The debt securities will not be secured by any of our assets. The indentures do not limit the amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series. The indentures do not limit the principal amount of any particular series of debt securities. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate to the prior payment in full of any of our senior indebtedness.

Each prospectus supplement will specify the particular terms of the debt securities offered. These terms may include:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of debt securities of that series;

•	the date or dates on which the debt securities will mature;

•	the interest rate or rates of the debt securities, if any, and the date or dates from which interest will accrue;

•	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

•	whether payment of interest will be contingent in any respect and/or the interest rate reset;

•	any remarketing or extension features of the debt securities;

•	any mandatory or optional redemption provisions applicable to the debt securities;

•	any mandatory or optional sinking fund or similar provisions applicable to the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	the terms on which the debt securities may be repayable before final maturity;

•	the portion of the principal amount payable upon acceleration of maturity;

•	events of default;

•	if other than U.S. dollars, the currency or currencies in which payments on the debt securities will be payable;

•	whether the debt securities will be issuable only in global form, which is known as a global security, and, if so, the name of the depositary for the global security and the circumstances under which the global security may be registered for transfer or exchange in the name of the person other than the depositary; and

•	any other specific terms of the debt securities.

Where appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the debt securities.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated

principal amount. Any applicable prospectus supplement will also contain any special United States federal income tax or other information relating to original issue discount securities.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate to all of our senior indebtedness. Senior indebtedness includes any of our obligations to our creditors, other than:

•	any of our obligations that expressly provide that they are not senior indebtedness;

•	any subordinated debt securities issued under the subordinated indenture;

•	any junior subordinated debt securities issued under the junior subordinated indenture; and

•	our guarantees and related obligations in connection with our trust preferred securities.

If we fail to pay principal, premium or interest on any of our senior indebtedness when the payment is due and payable, then, unless and until the default is cured or waived or ceases to exist, we will not make, or agree to make, any direct or indirect payment of principal, premium or interest on the subordinated debt securities. We will pay all senior indebtedness, including any interest that accrues after any of the following proceedings begin, in full before we make any payment or distribution to any holder of any of the subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any voluntary or involuntary proceeding relating to our liquidation, dissolution or other winding-up;

•	any assignment we make for the benefit of creditors; or

•	any other marshalling of our assets.

If any of the above events occur, we will pay any payment or distribution which would otherwise, not taking into account the subordination provisions, be payable or deliverable in respect of the subordinated debt securities directly to the holders of senior indebtedness in accordance with the priorities then existing among those holders until all senior indebtedness, including any interest which accrues after the commencement of any such proceedings, has been paid in full. If the trustee or any holder of any subordinated debt security receives any payment or distribution under the subordinated debt securities in contravention of any of the terms of the subordination provisions, the payment or distribution will be received in trust for the benefit of and will be paid to the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior indebtedness remaining unpaid, to the extent necessary to pay all of the senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness. Our obligations with respect to the subordinated debt securities of any series will be equal to our obligations with respect to subordinated debt securities of each other series.

Limitations on Disposition or Issuance of Stock of Certain Subsidiaries

Under the senior indenture we may not, and may not permit a subsidiary to, sell, assign, transfer or otherwise dispose of or issue any shares of stock of any subsidiary or any securities convertible into stock of any subsidiary which is:

•	a subsidiary bank whose assets constitute 10% or more of the total assets of all subsidiary banks, which is referred to below as a principal constituent bank; or

•	a subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank.

However, we or any of our subsidiaries may dispose of or issue stock of any subsidiary or any securities convertible into stock of any subsidiary under the following circumstances:

•	when acting in a fiduciary capacity for any other person;

•	to us or any of our wholly-owned subsidiaries; or

•	the merger or consolidation of a principal constituent bank with and into any other bank that is our subsidiary.

In addition, we may sell, assign, transfer, otherwise dispose of or issue shares of stock of a principal constituent bank or a subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank under the following circumstances:

•	to qualify a person as a director; or

•	to comply with a court or regulatory authority order or as a condition imposed by a court or regulatory authority in order for us to acquire any other corporation or entity.

We may also dispose of or issue shares of stock or any securities convertible into stock of a principal constituent bank or sell stock or any securities convertible into stock of any subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank under the following circumstances:

•	the sale, assignment, transfer, other disposition or issuance is for fair market value (as determined by our board of directors) and, after giving effect to such disposition and to any potential dilution, if applicable, we and our wholly-owned subsidiaries will own directly not less than 80% of the stock of such principal constituent bank or subsidiary; or

•	a principal constituent bank sells or issues additional shares of stock to its shareholders at any price, so long as immediately after the sale, we own at least as great a percentage of the principal constituent bank’s stock as we owned prior to the sale or issuance of additional shares.

The senior indenture does not restrict the sale or other disposition of non-bank subsidiaries. The subordinated indenture does not contain the restrictions described above.

Limitations on Liens

Under the senior indenture, we may not, and may not permit any subsidiary bank to, incur any lien upon any shares of stock of any subsidiary bank without securing the senior debt securities then outstanding under the senior indenture equally and ratably with the lien. The subordinated indenture does not contain this limitation.

Limitations on Acquisitions

Under the senior indenture, we may not acquire stock of any corporation and we may not acquire substantially all of the assets and liabilities of any corporation, unless, immediately after the acquisition, we would be in full compliance with the senior indenture. The subordinated indenture does not contain this limitation.

Events of Default

Senior Debt Securities.    The following will be events of default under the senior indenture with respect to senior debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and the failure continues for 30 days;

•	our failure to deposit any sinking fund payment for any debt security of that series when the deposit is due;

•	our failure to perform any other covenants in the indenture, other than a covenant included in the indenture solely for the benefit of a different series of debt securities, which has continued for 90 days after we have been given written notice of the default as provided in the indenture;

•	the occurrence of certain events in bankruptcy, insolvency or reorganization involving us or a principal constituent bank; and

•	any other event of default regarding that series of debt securities.

If an event of default in connection with any outstanding series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of senior debt securities of that series.

Subordinated Debt Securities.    An event of default under the subordinated indenture with respect to subordinated debt securities of any series occurs upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of subordinated debt securities of that series.

In addition, the subordinated indenture also provides for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. The following are defaults under the subordinated indenture with respect to subordinated debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

•	our default in the performance, or breach, of any of our covenants or warranties in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 90 days after we have been given written notice of the default as provided in the indenture;

•	any event of default under the subordinated indenture; and

•	any other default regarding that series of debt securities.

If there is a default in payment of principal or interest (not cured within 30 days) in connection with any outstanding series of subordinated debt securities and upon demand of the trustee, we will be required to pay the whole principal amount (and premium, if any) and interest, if any, then due and payable on the subordinated debt securities of that series to the trustee for the benefit of the holders of the outstanding subordinated debt securities of that series.

Modification and Waiver

Each indenture provides that, subject to certain exceptions, modifications and amendments to that indenture may be made by us and the trustee with the consent of the holders of 66-2/3% of the principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected:

•	change the stated maturity of the principal of or any installment of principal or interest on, any debt security;

•	reduce the principal amount, the premium or interest on any debt security;

•	change the place of payment or currency in which any debt security or any principal, premium or interest on that debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security;

•	reduce the percentage of the principal amount of debt securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults under the indenture; or

•	in the case of the subordinated indenture, modify the provisions of the indenture with respect to the subordination provisions in a manner adverse to the holders of the subordinated debt securities.

In certain circumstances, we may enter into supplemental indentures with respect to each indenture without the consent of holders of any outstanding debt securities to evidence a merger, the replacement of the trustee or for other specified purposes.

The holders of at least 50% of the principal amount of the outstanding debt securities of any series may waive compliance by us with certain provisions of the indentures. The holders of a majority of the principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of principal, or any premium or interest payable on any debt security of that series or of a provision which under the applicable indenture cannot be modified or amended, without the consent of each affected holder.

Consolidation, Merger and Sale of Assets

Under each of the indentures, we may not consolidate with or merge into, and we may not transfer substantially all of our assets as an entirety to, any entity, unless:

•	the successor corporation assumes our obligations on the debt securities and under the indentures;

•	there is no event of default (or, in the case of the subordinated indenture, no default);

•	after notice or lapse of time, there is no event that occurred and is continuing that would become an event of default (or default); and

•	certain other conditions are met.

Registration and Transfer

Each series of the debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities issued in certificated form will be issued in integral multiples of $1,000. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

Our subsidiary, M&I Marshall & Ilsley Bank, will initially serve as paying agent. Unless otherwise indicated in the applicable prospectus supplement, we will pay the principal, interest and premiums, if any, on fully registered debt securities at the office of the paying agent in Milwaukee, Wisconsin. At our option, payment of interest on fully registered debt securities may also be made by check mailed to the persons in whose names the debt securities are registered.

No Protection in the Event of a Highly Leveraged Transaction

The indentures do not protect holders from a sudden and dramatic decline in our credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in a prospectus supplement. Unless and until a global security is exchanged in whole or in part for individual certificates in definitive form which evidence the debt securities represented by a global security, a global security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of debt securities will be described in the applicable prospectus supplement.

Additional Provisions

Subject to certain limitations, we may in certain circumstances set any day as the record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any request, demand, authorization, direction, notice, waiver or other action as provided or permitted by the indentures.

The trustee has the duty to act with the required standard of care during default. The trustee is not otherwise obligated to exercise any of its rights or powers under either indenture at the request or direction of any of the holders of the debt securities, unless the holders have offered the trustee reasonable indemnification. The indentures provide that the holders of a majority of the principal amount of outstanding debt securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a debt security of any series will have any right to institute any proceeding for any remedy under the applicable indenture, unless:

•	the holder has provided the trustee with written notice of a continuing event of default or default regarding the holder’s series of debt securities;

•	the holders of at least 25% in principal amount of the outstanding debt securities of a series have made a written request, and offered reasonable indemnification to the trustee, to institute a proceeding for remedy;

•	the trustee has not received a direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities; and

•	the trustee has failed to institute the proceeding within 60 days after receipt of such request.

However, the holder of any debt security will have an absolute right to receive payment of principal, premium and any interest on such debt security on the due dates expressed in such debt security and to institute suit for the enforcement of any such payment.

Satisfaction and Discharge

Each indenture provides that we will be discharged from certain of our obligations under that indenture relating to the outstanding debt securities of a series if we deposit with the trustee funds sufficient for payment of all principal, premium, interest and additional amounts, if any, on those debt securities when due. In that event, holders of those debt securities will only be able to look to the trust fund for payment of the principal, premium and interest on their debt securities until maturity.

Conversion and Exchange

If any offered debt securities are convertible into preferred stock, depositary shares or common stock at the option of the holders or exchangeable for preferred stock, depositary shares or common stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

Governing Law

Each indenture and the securities will be governed by and construed in accordance with the laws of the State of New York.

Reports to the Trustee

We are required to furnish the trustee an annual statement regarding whether we are in default under the indentures.

The Trustee

We or our affiliates may be customers of, or engage in transactions with, or perform services for, the trustee and its affiliates in the ordinary course of business. Because debt securities issued under the senior and subordinated indentures do not rank equally with each other, upon a default under one of the indentures, the trustee would have a conflicting interest if debt securities were outstanding under the other indenture. As a result, the trustee may be required to resign as trustee of one of the indentures and we may be required to appoint a successor trustee.

DESCRIPTION OF M&I JUNIOR SUBORDINATED DEBT SECURITIES

This section describes the general terms and provisions of our junior subordinated debt securities. Our senior debt securities and subordinated debt securities are described under “Description of M&I Senior and Subordinated Debt Securities.” The applicable prospectus supplement will describe the specific terms of the series of junior subordinated debt securities, which are sometimes referred to in this section as “debt securities,” offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The junior subordinated debt securities will be issued under a junior subordinated indenture, which is sometimes referred to in this section as the “indenture,” between us and BNY Midwest Trust Company, as trustee, dated as of June 1, 2004. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.

We have summarized the material terms and provisions of the indenture in this section. You should read the indenture for provisions that may be important to you.

The indenture under which the junior subordinated securities will be issued does not limit the amount of debt which we or our subsidiaries may incur.

General

The junior subordinated debt securities will be our direct unsecured obligations. The junior subordinated indenture does not limit the principal amount of junior subordinated debt securities that we may issue. The junior subordinated indenture permits us to issue junior subordinated debt securities from time to time and junior subordinated debt securities issued under such indenture will be issued as part of a series that has been established by us under such indenture.

The junior subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt securities and, together with such other junior subordinated debt securities, will be subordinated to all of our existing and future “senior debt” (as defined below for purposes of this section). See “—Subordination” below.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

–	the interest rate on the debt securities or the method by which the interest rate may be determined;

–	whether payment of interest will be contingent in any respect and/or the interest rate reset;

–	the date from which interest will accrue;

–	the record and interest payment dates for the debt securities;

–	the first interest payment date; and

–	any circumstances under which we may defer interest payments;

•	any remarketing or extension features of the debt securities;

•	the place or places where:

–	we can make payments on the debt securities;

–	the debt securities can be surrendered for registration of transfer or exchange; and

–	notices and demands can be given to us relating to the debt securities and under the indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into or exchangeable for shares of common stock, shares of preferred stock or our depositary shares and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance and Discharge” apply to the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the debt securities;

•	any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities—a “global security” is a debt security that we issue in accordance with the junior subordinated indenture to represent all or part of a series of debt securities;

•	if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the junior subordinated trustee;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms of any securities being offered together with or separately from the debt securities;

•	the terms and conditions of any obligation or right of M&I or a holder to convert or exchange the debt securities into trust preferred securities or other securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Additional Interest

If a series of junior subordinated securities is owned by a trust and if the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the related junior subordinated debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Payment; Exchange; Transfer

We will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the junior subordinated debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the junior subordinated debt securities by mailing a check to the person listed as the owner of the junior subordinated debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. One of our affiliates may serve as the paying agent under the indenture. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a junior subordinated debt security:

•	on an interest payment date, to the person in whose name that junior subordinated debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debt security at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such debt security can only look to us for the payments on such debt security.

Any junior subordinated debt securities of a series can be exchanged for other junior subordinated debt securities of that series so long as such other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debt securities that were surrendered for exchange. The junior subordinated debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the junior subordinated debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series.

In the event of any redemption, neither we nor the junior subordinated trustee will be required to:

•	issue, register the transfer of, or exchange, junior subordinated debt securities of any series during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•	transfer or exchange any junior subordinated debt securities so selected for redemption, except, in the case of any junior subordinated debt securities being redeemed in part, any portion thereof not to be redeemed.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of junior subordinated debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to junior subordinated debt securities in registered form, and will summarize provisions of the junior subordinated indenture that relate specifically to bearer debt securities.

Original Issue Discount

Junior subordinated debt securities may be issued under the junior subordinated indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a junior subordinated debt security is an original issue discount security, that means that an amount less than the principal amount of such debt security will be due and payable upon a declaration of acceleration of the maturity of such debt security under the junior subordinated indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time to defer payment of interest on a series of junior subordinated debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such junior subordinated debt securities. Certain United States federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Restrictions on Certain Payments, Including on Deferral of Interest

Unless otherwise specified in the applicable prospectus supplement, if:

•	there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time, or both, would be an event of default with respect to a series of junior subordinated debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	the junior subordinated debt securities of a series are held by a trust and we shall be in default relating to our payment of any obligations under the corresponding guarantee; or

•	we shall have given notice of our election to defer payments of interest on a series of junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities); and

•	we shall not make any payment under any guarantee that ranks equally with or junior to our guarantee related to the trust preferred securities.

The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or extension period, as the case may be;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the holders of the trust preferred securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Redemption

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.

Unless otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. If the junior subordinated debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security so redeemed will equal 100% of the principal amount of such junior subordinated debt security plus accrued and unpaid interest (including additional interest) to the redemption date.

Except as otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest (including additional interest) to the redemption date.

Unless otherwise specified in the applicable prospectus supplement, the term “tax event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that:

•	such trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

•	interest payable by M&I on such series of corresponding junior subordinated debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by M&I, in whole or in part, for United States federal income tax purposes; or

•	such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Unless otherwise specified in the applicable prospectus supplement, the term “investment company event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, the term “capital treatment event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced prospective change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that M&I will not be entitled to treat an amount equal to the liquidation amount of such trust preferred securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to M&I.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debt securities or portions thereof called for redemption.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists; and

•	certain other conditions as prescribed in the indenture are met.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under such indenture and under the junior subordinated debt securities.

Events of Default, Waiver and Notice

Unless otherwise specified in the applicable prospectus supplement, an “event of default” when used in the junior subordinated indenture with respect to any series of junior subordinated debt securities, means any of the following:

•	failure to pay interest (including any additional interest) on a junior subordinated debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay the principal of or any premium on any junior subordinated debt security of that series when due whether at maturity, upon redemption or otherwise;

•	certain events in bankruptcy, insolvency or reorganization of M&I; or

•	any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created.

If an event of default under the junior subordinated indenture occurs and continues, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal and all accrued but unpaid interest of all debt securities of that series to be due and payable immediately. If the trustee or the holders of junior subordinated debt securities do not make such declaration and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have such right.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of that series can, subject to certain conditions (including, if the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of such junior subordinated debt securities do not rescind such declaration and such junior subordinated debt securities are held by a trust or trustee of such trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have such right.

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default, except:

•	a default in payment of principal of or any premium or interest; or

•	a default under any provision of the junior subordinated indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series.

If the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities. If the holders of junior subordinated debt securities do not waive such default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have such right.

The holders of a majority in principal amount of the junior subordinated debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee under the junior subordinated indenture.

We are required to file an officers’ certificate with the junior subordinated trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture.

If the junior subordinated debt securities of any series are held by a trust or a trustee of such trust, a holder of the related trust preferred securities may institute a direct action if we fail to make interest or other payments on the corresponding junior subordinated debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities; or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities.

Covenants Contained in Junior Subordinated Indenture

The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Restrictions on Certain Payments, Including on Deferral of Interest” above.

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of such debt securities.

No Protection in the Event of a Highly Leveraged Transaction

The junior subordinated indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of the Junior Subordinated Debt Securities

If a series of junior subordinated debt is owned by a trust, under circumstances involving the dissolution of the trust, which will be discussed more fully in the applicable prospectus supplement, the junior subordinated debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Trust Preferred Securities—Liquidation Distribution upon Dissolution.”

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series of such debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable junior subordinated debt security);

•	a reduction in payments due on the junior subordinated debt securities;

•	a change in the place of payment or currency in which any payment on the junior subordinated debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the junior subordinated debt securities;

•	a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture;

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of junior subordinated debt securities at the holder’s option;

•	in the case of junior subordinated debt securities convertible into common stock, a limitation of any right to convert such debt securities; and

•	a modification of any of the foregoing requirements contained in the junior subordinated indenture.

Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the junior subordinated indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

If the junior subordinated debt securities are held by a trust or the trustee of such trust, no modification may be made that adversely affects the holders of the related trust preferred securities in any material respect, and no termination of the junior subordinated indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of trust preferred securities of such trust. If the consent of the holder of each outstanding junior subordinated debt security is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of related trust preferred securities.

We and the junior subordinated trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental junior subordinated indenture for the purposes of:

•	creating any new series of junior subordinated debt securities;

•	evidencing the succession of another corporation to us, and the assumption by such successor of our covenants contained in the junior subordinated indenture and the junior subordinated debt securities;

•	adding covenants of us for the benefit of the holders of all or any series of junior subordinated debt securities, transferring any property to or with the junior subordinated trustee or surrendering any of our rights or powers under the junior subordinated indenture;

•	adding any additional events of default for all or any series of junior subordinated debt securities;

•	changing or eliminating any restrictions on the payment of principal or premium, if any, on junior subordinated debt securities in registered form, permitting and facilitating the issuance of junior subordinated debt securities in uncertificated form and modifying certain provisions with respect to bearer securities, provided any such action shall not adversely affect the interests of the holders of the junior subordinated debt securities of any series in any material respect;

•	changing or eliminating any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall become effective only when there is no junior subordinated debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions or shall not apply to any junior subordinated debt security outstanding;

•

evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the junior subordinated debt securities of one or more series and adding to or changing any of the provisions of the junior subordinated indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee in accordance with the junior subordinated indenture;

•	curing any ambiguity, correcting or supplementing any provision in the junior subordinated indenture which may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the junior subordinated indenture which shall not be inconsistent with any provision therein, provided such other provisions shall not adversely affect the interests of the holders of the junior subordinated debt securities of any series in any material respect or, in the case of the junior subordinated debt securities of a series issued to a trust and for so long as any of the corresponding series of trust preferred securities issued by such trust shall remain outstanding, the holders of such trust preferred securities; or

•	adding to, changing or eliminating any provision of the junior subordinated indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided such action shall not adversely affect the interest of the holders of junior subordinated debt securities of any series in any material respect.

Defeasance and Discharge

Defeasance and Discharge.    At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that such debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on such debt securities of that series if:

•	we deposit with the junior subordinated trustee, in trust, sufficient money or, if the junior subordinated debt securities of that series are denominated and payable in U.S. dollars only, “eligible instruments,” to pay the principal, any interest, any premium and any other sums due on such debt securities of that series, such as sinking fund payments, on the dates the payments are due under the junior subordinated indenture and the terms of such debt securities;

•	we deliver to the junior subordinated trustee an opinion of counsel that states that the holders of the junior subordinated debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made;

•	if the junior subordinated debt securities of that series are listed on any domestic or foreign securities exchange, such debt securities will not be delisted as a result of the deposit; and

•	we comply with certain other conditions specified in the indenture.

When we use the term “eligible instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that we deposit money and/or eligible instruments in trust and discharge our obligations under a series of junior subordinated debt securities as described above, then:

•

the junior subordinated indenture, including the subordination provisions contained in the junior subordinated indenture, will no longer apply to the junior subordinated debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the junior subordinated trustee, to register the transfer and exchange of junior subordinated debt securities, to replace lost, stolen or mutilated junior subordinated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of junior subordinated debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on such debt securities of that series.

Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that such debt securities of that series are subject to the covenant defeasance provisions of such indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the junior subordinated indenture and the junior subordinated debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

If we exercise our option not to comply with the covenants listed above and such junior subordinated debt securities of the series become immediately due and payable because an event of default under the junior subordinated indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or eligible instruments on deposit with the junior subordinated trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on such debt securities of that series, such as sinking fund payments, on the date the payments are due under the junior subordinated indenture and the terms of the junior subordinated debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.

Conversion or Exchange

The junior subordinated debt securities may be convertible or exchangeable into junior subordinated debt securities of another series, into trust preferred securities or into our common stock or preferred stock, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated debt securities will be subordinate to all of our existing and future senior debt, as defined below. For purposes of this section, our “senior debt” includes our senior debt securities and our subordinated debt securities and means:

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments,

•	our obligations under letters of credit,

•	any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the junior subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to our payment obligations with respect to the junior subordinated debt securities. The junior subordinated debt securities will rank on a parity with obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us, that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debt securities. In such an event, we will pay or deliver directly to the holders of senior debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debt securities. We will make the payments to the holders of senior debt according to priorities existing among those holders until we have paid all senior debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debt securities.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior debt:

•	the holders of junior subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those junior subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those junior subordinated debt securities.

If we violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before we have paid all the senior debt in full, then such holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the senior debt outstanding at the time. The payment or transfer to the holders of the senior debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of senior debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those junior subordinated debt securities.

Because of the subordination, if we become insolvent, holders of senior debt may receive more, ratably, and holders of the junior subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debt securities.

We may modify or amend the junior subordinated indenture as provided under “—Modification of Junior Subordinated Indenture” above. However, the modification or amendment may not, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of senior debt.

The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Trustee

The junior subordinated trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debt securities unless offered reasonable indemnification.

DESCRIPTION OF LLC DEBT SECURITIES AND RELATED M&I GUARANTEES

This section describes the general terms and provisions of the debt securities that may be offered by one or more of our LLCs and our related guarantees of those debt securities. The applicable prospectus supplement will describe the specific terms of the series of debt securities, which are sometimes referred to in this section as “LLC debt securities,” and related guarantees offered through that prospectus supplement and any general terms outlined in this section that will not apply to those LLC debt securities and related guarantees. The LLC debt securities and our related guarantees will be issued under an indenture, which is sometimes referred to in this section as the “indenture,” among the applicable LLC, us and the trustee named in the applicable prospectus supplement.

We have summarized the material terms and provisions of the indenture in this section. We have also filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the form of indenture for provisions that may be important to you.

The indenture under which the LLC debt securities will be issued does not limit the amount of debt which we or our subsidiaries may incur or guarantee.

General

Unless specified otherwise in the applicable prospectus supplement, the LLC debt securities will be senior unsecured obligations of the applicable LLC. The indenture does not limit the principal amount of LLC debt securities that the LLCs may issue. The indenture permits the LLCs to issue LLC debt securities from time to time and LLC debt securities issued under such indenture will be issued as part of a series that has been established by an LLC under such indenture.

Unless otherwise specified in the applicable prospectus supplement, an LLC’s only assets will be common or preferred stock of M&I. As a result, an LLC’s ability to make payments on the LLC debt securities depends on its receipt of dividends from M&I.

A prospectus supplement relating to a series of LLC debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the LLC debt securities;

•	any limit on the total principal amount of the LLC debt securities of that series;

•	the price at which the LLC debt securities will be issued;

•	the date or dates on which the principal of and any premium on the LLC debt securities will be payable;

•	the maturity date or dates of the LLC debt securities or the method by which those dates can be determined;

•	if the LLC debt securities will bear interest:

–	the interest rate on the LLC debt securities or the method by which the interest rate may be determined;

–	whether payment of interest will be contingent in any respect and/or the interest rate reset;

–	the date from which interest will accrue;

–	the record and interest payment dates for the LLC debt securities;

–	the first interest payment date; and

–	any circumstances under which an LLC may defer interest payments;

•	any remarketing or extension features of the LLC debt securities;

•	the place or places where:

–	an LLC can make payments on the LLC debt securities and we can make payments on our related guarantees;

–	the LLC debt securities and the related guarantees endorsed thereon can be surrendered for registration of transfer or exchange; and

–	notices and demands can be given to an LLC relating to the LLC debt securities and to us with respect to our related guarantees and under the indenture;

•	any optional redemption provisions that would permit an LLC or the holders of LLC debt securities to elect redemption of the LLC debt securities before their final maturity;

•	any sinking fund provisions that would obligate the issuing LLC to redeem its LLC debt securities before their final maturity;

•	whether the LLC debt securities will be convertible into or exchangeable for shares of our common stock, shares of preferred stock or our depositary shares and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the LLC debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the LLC debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the LLC debt securities may be paid in a currency other than the currency in which the LLC debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance and Discharge” apply to the LLC debt securities;

•	any events of default which will apply to the LLC debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the LLC debt securities;

•	any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive an LLC’s compliance with those additional or changed covenants;

•	whether all or part of the LLC debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities—a “global security” is a LLC debt security that an LLC issues in accordance with the indenture to represent all or part of a series of LLC debt securities;

•	if an LLC issues temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive LLC debt securities;

•	the identity of the security registrar and paying agent for the LLC debt securities if other than the trustee;

•	any special tax implications of the LLC debt securities;

•	any special provisions relating to the payment of any additional amounts on the LLC debt securities;

•	the terms of any securities being offered together with or separately from the LLC debt securities;

•	the terms and conditions of any obligation or right of an LLC or a holder to convert or exchange the LLC debt securities into trust preferred securities or other securities of M&I; and

•	any other terms of the LLC debt securities and related guarantees.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Additional Interest

If the LLC debt securities are owned by a trust and the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then the issuing LLC or M&I will be required to pay additional interest on the related LLC debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

The Related M&I Guarantees

Unless specified otherwise in the applicable prospectus supplement, under the indenture we will unconditionally guarantee on a junior subordinated basis the payment by the related LLC of principal and interest when due (in the case of interest, subject to the LLC’s deferral right, with our guarantee applying only at the end of the related extension period) on the LLC debt securities. Our guarantee of LLC debt securities will rank pari passu with our other guarantees of LLC debt securities, our trust preferred securities guarantees and our junior subordinated debt securities as described under “Description of M&I Junior Subordinated Debt Securities—Subordination,” and the term “senior debt” has the same meaning in this section as in that section.

Payment; Exchange; Transfer

The issuing LLC or M&I will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the LLC debt securities. Even though an LLC or M&I will designate a place of payment, the LLC may elect to pay any interest on the LLC debt securities by mailing a check to the person listed as the owner of the LLC debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. One of our affiliates may serve as the paying agent under the indenture. Unless stated otherwise in the applicable prospectus supplement, such LLC will pay interest on an LLC debt security:

•	on an interest payment date, to the person in whose name that LLC debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debt security at the office of our appointed paying agent.

Any money that is paid to a paying agent for the purpose of making payments on the LLC debt securities and that remains unclaimed two years after the payments were due will, at such LLC’s or M&I’s request, be returned to such LLC or M&I and after that time any holder of such debt security can only look to an LLC or M&I for the payments on such debt security.

Any LLC debt securities of a series can be exchanged for other LLC debt securities of that series issued by the same LLC so long as such other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the LLC debt securities that were surrendered for exchange. The LLC debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by the issuing LLC for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the LLC debt securities, but the issuing LLC may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the LLC debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by an LLC where holders can surrender the LLC debt securities for registration of transfer or exchange, such LLC may at any time rescind the designation of any such office or agency or approve a change in the location. However, an LLC will be required to maintain an office or agency in each place of payment for that series.

In the event of any redemption, neither the issuing LLC nor the trustee will be required to:

•	issue, register the transfer of, or exchange, LLC debt securities of any series during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•	transfer or exchange any LLC debt securities so selected for redemption, except, in the case of any LLC debt securities being redeemed in part, any portion thereof not to be redeemed.

Denominations

Unless stated otherwise in the applicable prospectus supplement, the LLC debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

If an LLC ever issues bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of LLC debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to LLC debt securities in registered form, and will summarize provisions of the indenture that relate specifically to bearer debt securities.

Original Issue Discount

LLC debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a LLC debt security is an original issue discount security, that means that an amount less than the principal amount of such debt security will be due and payable upon a declaration of acceleration of the maturity of such debt security under the indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, the issuing LLC will have the right from time to time to defer payment of interest on a series of its LLC debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such LLC debt securities. Certain United States federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Restrictions on Certain Payments, Including on Deferral of Interest

Unless otherwise specified in the applicable prospectus supplement, if:

•	there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time, or both, would be an event of default with respect to a series of LLC debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	the LLC debt securities of a series are held by a trust and we shall be in default relating to its payment of any obligations under the corresponding guarantee; or

•	the issuing LLC shall have given notice of its election to defer payments of interest on a series of its LLC debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior to our related guarantees described above under “—The Related M&I Guarantees”; and

•	we shall not make any payment under any guarantee that ranks equally with or junior to our related guarantees.

The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) our issuance of capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or extension period, as the case may be;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the holders of the trust preferred securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Redemption

Unless otherwise specified in the applicable prospectus supplement, the LLC debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.

Unless otherwise specified in the applicable prospectus supplement, the issuing LLC may, at its option and subject to receipt of prior approval by the Federal Reserve, if required, redeem its LLC debt securities of any series in whole at any time or in part from time to time. If LLC debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any LLC debt security so redeemed will equal 100% of the principal amount of such LLC debt security plus accrued and unpaid interest (including additional interest) to the redemption date.

Except as otherwise specified in the applicable prospectus supplement, the issuing LLC may, at its option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of its LLC debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of such LLC debt securities then outstanding plus accrued and unpaid interest (including additional interest) to the redemption date.

Unless otherwise specified in the applicable prospectus supplement, the term “tax event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that:

•	such trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of LLC debt securities;

•	interest payable by an LLC on such series of corresponding LLC debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by M&I, in whole or in part, for United States federal income tax purposes in its consolidated federal income tax return; or

•	such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Unless otherwise specified in the applicable prospectus supplement, the term “investment company event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, the term “capital treatment event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced prospective change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that M&I will not be entitled to treat an amount equal to the liquidation amount of such trust preferred securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to M&I.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of LLC debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless an LLC defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such LLC debt securities or portions thereof called for redemption.

Limitation on Mergers and Sales of Assets

The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including our guarantee of the LLC debt securities;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	certain other conditions as prescribed in the indenture are met.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under such indenture.

An LLC may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable prospectus supplement. Such LLC may, at our request, with the consent of M&I but without the consent of the holders of the LLC debt securities or the trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, an LLC or trust organized as such under the laws of any state if:

•	such successor entity either:

–	expressly assumes all of the obligations of such LLC with respect to the LLC debt securities, or

–

substitutes for the LLC debt securities other securities having substantially the same terms as the LLC debt securities, or the “successor securities,” so long as the successor securities rank the same as the LLC debt securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the LLC debt securities are then listed, if any;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the LLC debt securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the LLC debt securities, including any successor securities, in any material respect;

•	such successor entity has a purpose substantially identical to that of such LLC;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to such LLC experienced in such matters to the effect that:

–	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the LLC debt securities, including any successor securities, in any material respect, and

–	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such LLC nor such successor entity will be required to register as an investment company under the Investment Company Act; and

•	we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the applicable guarantee.

Notwithstanding the foregoing, an LLC may not, except with the consent of holders of 100% of the LLC debt securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the LLC or the successor entity to be classified as other than a disregarded entity or grantor trust for United States federal income tax purposes.

Events of Default, Waiver and Notice

Unless otherwise specified in the applicable prospectus supplement, an “event of default” when used in the indenture with respect to any series of LLC debt securities, means any of the following:

•	failure to pay interest (including any additional interest) on an LLC debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay the principal of or any premium on any LLC debt security of that series when due whether at maturity, upon redemption or otherwise;

•	certain events in bankruptcy, insolvency or reorganization of M&I or an LLC; or

•	any other event of default that may be specified for the LLC debt securities of that series when that series is created.

If an event of default under the indenture occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding LLC debt securities of that series may declare the entire principal and all accrued but unpaid interest of all debt securities of that series to be due and payable immediately. If the trustee or the holders of LLC debt securities do not make such declaration and the LLC debt securities of that series are held by a trust or trustee of such trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have such right.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding LLC debt securities of that series can, subject to certain conditions (including, if the LLC debt securities of that series are held by a trust or a trustee of such trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of such LLC debt securities do not rescind such declaration and such LLC debt securities are held by a trust or trustee of such trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have such right.

The holders of a majority in aggregate principal amount of the outstanding LLC debt securities of any series may, on behalf of all holders of that series, waive any past default, except:

•	a default in payment of principal of or any premium or interest; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holder of each outstanding LLC debt security of that series.

If the LLC debt securities of that series are held by a trust or a trustee of such trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities. If the holders of LLC debt securities do not waive such default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have such right.

The holders of a majority in principal amount of the LLC debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture.

The applicable LLC and M&I are each required to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.

If the LLC debt securities of any series are held by a trust or a trustee of such trust, a holder of the related trust preferred securities may institute a direct action if the issuing LLC fails to make interest or other payments on the corresponding LLC debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding LLC debt securities or our related guarantees, or

•	suing such LLC or us to enforce the property trustee’s rights under such LLC debt securities or our related guarantees.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities.

Covenants Contained in Indenture

The indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Restrictions on Certain Payments, Including on Deferral of Interest” above.

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions which would require an issuing LLC or us to repurchase or redeem or modify the terms of any of the LLC debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of such LLC debt securities taking into account our related guarantee.

No Protection in the Event of a Highly Leveraged Transaction

The indenture does not protect holders from a sudden and dramatic decline in our credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of the LLC Debt Securities

If a series of LLC debt securities is owned by a trust, under circumstances involving the dissolution of the trust, which will be discussed more fully in the applicable prospectus supplement, the LLC debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Trust Preferred Securities—Liquidation Distribution upon Dissolution.”

Modification of Indenture

Under the indenture, certain rights and obligations of the issuing LLC and us with respect to our related guarantees and certain of the rights of holders of the LLC debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding LLC debt securities of all series of such debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable LLC debt security);

•	a reduction in payments due on the LLC debt securities;

•	a change in the place of payment or currency in which any payment on the LLC debt securities is payable;

•	a limitation of a holder’s right to sue such LLC for the enforcement of payments due on the LLC debt securities;

•	a reduction in the percentage of outstanding LLC debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture;

•	a reduction in the requirements contained in the indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of LLC debt securities at the holder’s option;

•	a release of or change in our obligations as guarantor on a junior subordinated basis of the LLC debt securities other than in accordance with the terms of the indenture;

•	in the case of LLC debt securities convertible into common stock, a limitation of any right to convert such debt securities; and

•	a modification of any of the foregoing requirements contained in the indenture.

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding LLC debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance with any covenant or condition contained in the indenture unless it is specified that such covenant or condition cannot be so waived at the time the series is established.

If the LLC debt securities are held by a trust or the trustee of such trust, no modification may be made that adversely affects the holders of the related trust preferred securities in any material respect, and no termination of the indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of trust preferred securities of such trust. If the consent of the holder of each outstanding LLC debt security is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of related trust preferred securities.

The issuing LLC and the trustee may execute, without the consent of any holder of LLC debt securities, any supplemental indenture for the purposes of:

•	creating any new series of LLC debt securities;

•	evidencing the succession of another corporation to the LLC or us, as guarantor, and the assumption by such successor of the LLC’s covenants contained in the indenture and the LLC debt securities;

•	adding covenants of the LLC or us for the benefit of the holders of all or any series of LLC debt securities, transferring any property to or with the trustee or surrendering any of the LLC’s or our rights or powers under the indenture;

•	adding any additional events of default for all or any series of LLC debt securities;

•	changing or eliminating any restrictions on the payment of principal or premium, if any, on LLC debt securities in registered form, permitting and facilitating the issuance of LLC debt securities in uncertificated form and modifying certain provisions with respect to bearer securities, provided any such action shall not adversely affect the interests of the holders of the LLC debt securities of any series in any material respect;

•	changing or eliminating any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no LLC debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions or shall not apply to any LLC debt security outstanding;

•	evidencing and providing for the acceptance of appointment under the indenture by a successor trustee with respect to the LLC debt securities of one or more series and adding to or changing any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee in accordance with the indenture;

•	curing any ambiguity, correcting or supplementing any provision in the indenture which may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with any provision therein, provided such other provisions shall not adversely affect the interests of the holders of the LLC debt securities of any series in any material respect or, in the case of the LLC debt securities of a series issued to a trust and for so long as any of the corresponding series of trust preferred securities issued by such trust shall remain outstanding, the holders of such trust preferred securities; or

•	adding to, changing or eliminating any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided such action shall not adversely affect the interest of the holders of LLC debt securities of any series in any material respect.

Defeasance and Discharge

Defeasance and Discharge. At the time a series of LLC debt securities is established under the indenture, the issuing LLC can provide that such debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If so provided, an LLC will be discharged from its obligations on such debt securities of that series if:

•	such LLC deposits with the trustee, in trust, sufficient money or, if the LLC debt securities of that series are denominated and payable in U.S. dollars only, “eligible instruments,” to pay the principal, any interest, any premium and any other sums due on such debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of such debt securities;

•	such LLC delivers to the trustee an opinion of counsel that states that the holders of the LLC debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made;

•	if the LLC debt securities of that series are listed on any domestic or foreign securities exchange, such debt securities will not be delisted as a result of the deposit; and

•	such LLC complies with certain other conditions specified in the indenture.

When we use the term “eligible instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that an LLC deposits money and/or eligible instruments in trust and discharges its obligations under a series of its LLC debt securities as described above, then:

•	the indenture will no longer apply to the LLC debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of LLC debt securities, to replace lost, stolen or mutilated LLC debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of LLC debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on such debt securities of that series.

Defeasance of Certain Covenants and Certain Events of Default.    At the time a series of LLC debt securities is established under the indenture, the issuing LLC can provide that such debt securities of that series are subject to the covenant defeasance provisions of such indenture. If so provided and such LLC makes the deposit and delivers the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” it will not have to comply with any covenant it designates when it establishes the series of debt securities. In the event of a covenant defeasance, an LLC’s obligations under the indenture and the LLC debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

If an LLC exercises its option not to comply with the covenants listed above and such LLC debt securities of the series become immediately due and payable because an event of default under the indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or eligible instruments on deposit with the trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on such debt securities of that series, such as sinking fund payments, on the date the payments are due under the indenture and the terms of the LLC debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, an LLC would remain liable for the balance of the payments.

Conversion or Exchange

The LLC debt securities may be convertible or exchangeable into our preferred or common stock, LLC debt securities of another series or into trust preferred securities, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at an LLC’s option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of LLC debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Governing Law

The indenture and the LLC debt securities and our related guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Trustee

The trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of LLC debt securities unless offered reasonable indemnification.

DESCRIPTION OF COMMON STOCK

We have summarized the material terms and provisions of the common stock in this section. We have also filed our articles of incorporation and our by-laws, each as amended, as exhibits to the registration statement of which this prospectus is a part. You should read our articles of incorporation and our bylaws for additional information before you buy any securities which may be exercised or exchangeable for or converted into common stock.

General

Authorized and Outstanding Shares.    As of March 31, 2004, our authorized common stock, par value $1.00 per share, was 700,000,000 shares. From these authorized shares, we had issued 240,832,522 shares, of which 222,064,017 shares were outstanding and 18,768,505 shares were held as treasury shares. Shares of our common stock, when issued against full payment of their purchase price, and shares of our common stock issuable upon conversion, exchange or exercise of any of the other securities offered by this prospectus, will be validly issued, fully paid and non-assessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law. Under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, holders of our common stock are liable up to an amount equal to the par value of the shares owned by them for all debts owing our employees for services performed for us, but not exceeding six months’ service in any one case. Certain Wisconsin courts have interpreted “par value” to mean the full amount paid upon the purchase of the shares of common stock.

Voting Rights.    The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders, except to the extent that the voting power of shares held by any person in excess of 20% of the voting power in the election of directors may be limited (in voting on any matter) to one-tenth of the full voting power of those shares under Section 180.1150 of the Wisconsin Business Corporation Law. The holders of common stock are not entitled to cumulative voting rights. The Wisconsin Business Corporation Law and our by-laws require a plurality of all votes cast at a meeting at which a quorum is present to elect directors. For most other shareholder votes, the Wisconsin Business Corporation Law and our by-laws provide that an action is approved if the votes cast in favor of the action exceed the votes cast opposing the action at a meeting at which a quorum is present, unless our articles of incorporation, our by-laws or the Wisconsin Business Corporation Law provide otherwise.

Dividends.    Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment of dividends, subject to any preferential rights of any outstanding preferred stock.

Liquidation.    In the event of our liquidation or dissolution, the holders of our common stock will be entitled to share ratably in all assets remaining for distribution to shareholders, subject to any preferential rights of any outstanding preferred stock.

Other Rights.    Holders of our common stock have no preemptive or other subscription rights, and the shares of common stock are not subject to further calls or assessment by us. There are no conversion rights or sinking fund provisions applicable to the shares of our common stock.

Listing.    The outstanding shares of our common stock are listed on the New York Stock Exchange under the symbol “MI.” The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Wisconsin Law and Certain Articles and By-Laws Provision; Anti-Takeover Measures

Certain provisions of our articles of incorporation and our by-laws and the Wisconsin Business Corporation Law may delay or make more difficult acquisitions or changes of control of M&I not approved by our board of directors. These provisions may also make it more difficult for third parties to replace our current management without the concurrence of our board of directors. In addition, Federal Reserve Board approval is required for certain acquisitions of our common stock or other voting stock. All of these provisions could have the effect of discouraging third parties from making proposals that shareholders may otherwise consider to be in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

Required Vote.    Pursuant to Section 180.1706(l) of the Wisconsin Business Corporation Law, except as otherwise provided in a corporation’s articles of incorporation or by-laws, any amendment to the articles of incorporation, merger or certain other events involving a corporation organized before January 1, 1973, which did not expressly elect before January 1, 1991 to be governed by a majority or greater voting requirement, must be approved by the affirmative vote of two-thirds of the shares entitled to vote at a meeting called for that purpose. Our articles of incorporation were amended prior to January 1, 1991 to reduce the vote required for a merger, consolidation or certain other extraordinary events to a majority vote of our capital stock entitled to vote, provided that three-quarters of our board shall have approved the transaction. Our articles of incorporation were not amended prior to January 1, 1991 to reduce the vote required to amend the articles of incorporation. Consequently, any amendment to our articles of incorporation requires the affirmative vote of two-thirds of the outstanding shares of our capital stock entitled to vote at a meeting called for that purpose. The requirement that two-thirds of the outstanding shares of our capital stock entitled to vote at a meeting to approve any amendment to our articles of incorporation could make it more difficult for any party seeking to take control of M&I through a merger, tender offer or proxy contest, or otherwise to amend our articles of incorporation in furtherance of any such action, such as the repeal of provisions classifying our board or permitting the removal of directors other than for “cause.”

Size and Classification of Board of Directors.    Our articles of incorporation and by-laws provide that our board will consist of not less than three directors (exclusive of directors, if any, elected by the holders of one or more classes or series of preferred stock pursuant to the articles of incorporation applicable thereto), the number of which may be established within such limits by resolution adopted by the affirmative vote of a majority of the entire board of directors then in office; provided, that, the board of directors may not decrease the number if the term of any incumbent director would thereby be affected. Our board of directors is classified into three classes, with directors serving staggered three-year terms. The classification of our board could render more difficult or discourage attempts to obtain control of M&I through the election of directors to the board. A party seeking to obtain control of M&I through the election of directors could not elect a majority of the directors of our board at a single meeting held for the purpose of electing directors. A minimum of two meetings held for the purpose of electing directors would be necessary for any such party to elect a majority of our board.

Removal of Directors for “Cause.”    Exclusive of directors, if any, elected by holders of one or more classes of preferred stock, holders of common stock may remove a director only for “cause” and then only by a vote of two-thirds of the outstanding shares of our capital stock entitled to vote at a meeting of shareholders called for that purpose. “Cause” is defined solely as malfeasance arising from the performance of a director’s duties which has a materially adverse effect on the business of M&I. This provision could deter or discourage a party seeking to obtain control of M&I by removing one or more directors from our board.

Advance Notice of Proposals to be Brought at the Annual Meeting.    Pursuant to Section 2.5 of our by-laws, any shareholder who intends to bring business before an annual meeting of shareholders must provide M&I with notice of such intention, the nature of such proposal, the reasons for conducting such business at the annual meeting and certain information regarding the shareholder bringing the proposal not less than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. This provision could render more difficult or discourage an attempt to obtain control of M&I through a proposal brought before an annual meeting of shareholders. M&I would have to be given advance notice of any such proposal in accordance with our by-laws which notice to M&I may discourage the making of such proposal.

Advance Notice of Nominations of Directors.    Pursuant to Article VI of our articles of incorporation and Section 2.6 of our by-laws, any shareholder who intends to nominate directors for election at a meeting called for that purpose must provide M&I with notice of such intention, a written consent of the nominee to serve as a director, certain information regarding the proposed nominee and certain information regarding the nominating shareholder not less than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. This provision could deter or discourage a party seeking to obtain control of M&I by electing directors to our board. Any such party would be required to comply with our articles of incorporation and by-laws in nominating directors to our board and such compliance could deter or discourage such party from nominating directors to our board.

Authorized and Unissued Stock.    As of March 31, 2004, our authorized capital consisted of 5,000,000 shares of preferred stock, of which 2,000,000 shares relate to a previous series of preferred stock, and 700,000,000 shares of common stock, of which 459,167,478 shares were unissued. Our board of directors has the right to cause us to issue authorized and unissued shares from time to time, without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. The board’s power to approve the issuance of preferred stock could, depending on the terms of such stock, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Similarly, the board’s existing ability to issue additional shares of our common stock could, depending upon the circumstances of their issue, either impede or facilitate the completion of a merger, tender offer or other takeover attempt, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at higher than prevailing market prices. For example, the issuance of new shares might impede a business combination if they were issued in connection with a rights plan or if the terms of those shares include series voting rights which would enable the holder to block business combinations. Alternatively, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied. The board will make any determination regarding issuance of additional shares based on its judgment as to the best interests of us and our stockholders.

Certain Business Combinations.    Article XI of our articles of incorporation provides that an affirmative vote of 80% of our outstanding capital stock entitled to vote in the election of directors voting together as a single class, or two-thirds of the shares entitled to so vote excluding shares of our capital stock held by an “interested stockholder,” is required to approve a merger or other “business combination” involving M&I or any subsidiary and any interested stockholder or an affiliate or associate of an interested stockholder (excluding M&I or any subsidiary thereof or employee benefit plan for the benefit of employees of M&I or its subsidiaries).

For purposes of Article XI, an interested stockholder refers to (a) the beneficial owner of more than 10% of our outstanding capital stock entitled to vote in the election of directors, (b) an affiliate or associate of M&I that at any time within the two-year period preceding the business combination was a beneficial owner of 10% or more of our outstanding capital stock entitled to vote in the election of directors or (c) an assignee of or successor to any M&I capital stock entitled to vote in the election of directors previously beneficially owned within the two year period preceding the combination by another interested stockholder, if such assignment or succession occurred involved a transaction not involving a public offering within the meaning of the Securities Act. For purposes of Article XI, a business combination refers to (a) a merger or consolidation, (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of M&I with an aggregate market value of $25 million or more, (c) the adoption of any plan for liquidation or dissolution and (d) other enumerated transactions involving an interested stockholder.

These provisions of the M&I Articles do not apply if (a) the consideration offered in connection with such transaction satisfies certain “fair price” requirements or (b) a majority of the “disinterested directors” (defined as a director who is not affiliated with the interested stockholder and who either was (i) a member of the our board prior to the date that the interested stockholder became such or (ii) elected or recommended for election by a majority of the disinterested directors in office at the time such director was nominated for election) approves the transaction. The supermajority voting provisions could deter or discourage an “interested stockholder” from proposing or pursuing a business combination with M&I.

Constituency or Stakeholder Provision.    Under Section 180.0827 of the Wisconsin Business Corporation Law, in discharging his or her duties to M&I and in determining what he or she believes to be in the best interests of M&I, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which we operate and any other factors that the director or officer considers pertinent. This provision may have anti-takeover effects in situations where the interests of our stakeholders, other than shareholders, conflict with the short-term maximization of shareholder value.

Wisconsin Anti-Takeover Statutes.    Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law, which are referred to as the Wisconsin business combination statutes, prohibit a Wisconsin corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless prior to such date the board of directors approved the business combination or the transaction in which the person became an interested stockholder. Under specified circumstances, a Wisconsin corporation may engage in a business combination with an interested stockholder more than three years after the stock acquisition date. For purposes of the Wisconsin business combination statutes, a “business combination” includes (a) a merger or share exchange, (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 5% of the aggregate market value of the assets or outstanding stock of the corporation or 10% of the corporation’s earning power or income on a consolidated basis, (c) the issuance of stock or rights to purchase stock having an aggregate market value equal to at least 5% of the outstanding stock, (d) the adoption of a plan of liquidation or dissolution and (e) other enumerated transactions involving an interested stockholder. Under the Wisconsin business combination statutes, an “interested stockholder” is a person who beneficially owns 10% of the voting power of the outstanding voting stock of the corporation, or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within three years prior to the date in question.

Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law, which are referred to as the Wisconsin fair price statutes, require that “business combinations” involving a “significant shareholder” and a Wisconsin corporation be approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by the outstanding voting shares of the corporation, and (2) two-thirds of the votes entitled to be cast by the holders of the voting shares that are not beneficially owned by a “significant shareholder” or an affiliate or associate of a significant shareholder who is a party to the transaction, unless the fair price conditions specified in the statute have been satisfied. This requirement is in addition to any vote that may be required by law or our articles of incorporation. For purposes of the Wisconsin fair price statutes, a “business combination” generally includes a merger or share exchange, or a sale, lease, exchange or other disposition, other than a mortgage or pledge if not made to the avoid the fair price statutes and the defensive action restrictions statute (as described below). Under the Wisconsin fair price statutes, a “significant shareholder” is a person who beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding stock of the corporation, or who is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting power of the outstanding stock of the corporation within two years prior to the date in question. The Wisconsin fair price statutes may discourage any attempt by a shareholder to squeeze out other shareholders without offering an appropriate premium purchase price.

Under Section 180.1150(2) of the Wisconsin Business Corporation Law, the voting power of shares of a Wisconsin corporation that are held by any person in excess of 20% of the voting power are limited (in voting on any matter) to 10% of the full voting power of those excess shares, unless otherwise provided in the articles of incorporation or unless full voting rights have been restored at a special meeting of the shareholders called for that purpose. This statute is designed to protect corporations against uninvited takeover bids by reducing to one-tenth of their normal voting power all shares in excess of 20% owned by an acquiring person. This provision may deter any shareholder from acquiring in excess of 20% of our outstanding voting stock. Section 180.1150(3) excludes shares held or acquired under certain circumstances from the application of Section 180.1150(2), including, among others, shares acquired directly from M&I and shares acquired in a merger or share exchange to which M&I is a party.

Section 180.1134 of the Wisconsin Business Corporation Law, which is referred to as the Wisconsin defensive action restrictions statute, provides that, in addition to the vote otherwise required by law or the articles of incorporation, a Wisconsin corporation must receive approval of the holders of a majority of the shares entitled to vote before the corporation can take the actions discussed below while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. Under the Wisconsin defensive action restrictions statute, shareholder approval is required for the corporation to acquire more than 5% of the corporation’s outstanding voting shares at a price above the market price from any individual who or organization which owns more than 3% of the outstanding voting shares and has held the shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities which may be converted into voting shares. This restriction may deter a shareholder from acquiring shares of our common stock if the shareholder’s goal is to have M&I repurchase the shareholder’s shares at a premium over the market price. Shareholder approval is also required under the Wisconsin defensive action restrictions statute for the corporation to sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors and a majority of the independent directors vote not to be governed by this restriction.

Indemnification; Limitation on Liability.    Section 180.0851 of the Wisconsin Business Corporation Law requires a corporation to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In cases where a director or officer is not successful on the merits or otherwise in the defense of a proceeding, a corporation is required to indemnify a director or officer against liability incurred by the director or officer in a proceeding if such person was a party to such proceeding because he or she is a director or officer of the corporation, unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes:

•	a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

•	a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

•	a transaction from which the person derived an improper personal profit; or

•	willful misconduct.

Our by-laws provide that we will indemnify our directors, officers, designated employees and designated agents to the fullest extent permitted by the Wisconsin Business Corporation Law, unless it is proven by final judicial adjudication that indemnification is prohibited. Our by-laws provide that upon the written request of a director, officer, designated employee or designated agent who is a party to a proceeding, the corporation must pay or reimburse such person’s expenses as incurred if such person provides a written affirmation of his or her good faith belief that he or she is entitled to indemnification and a written undertaking to repay all amounts advanced if it is ultimately determined that indemnification is prohibited. Our by-laws also provide that we may purchase insurance on behalf of any director, officer, designated employee or designated agent against certain liabilities, losses and expenses, whether or not we would have the power to indemnify these persons against these liabilities, losses and expenses.

Section 180.0859 of the Wisconsin Business Corporation Law provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance for any liability incurred in connection with any proceeding involving securities regulation. In accordance with this provision, our by-laws provide for mandatory indemnification and allowance of expenses for officers, directors, designated employees and designated agents for proceedings involving securities-related matters.

Under Section 180.0828 of the Wisconsin Business Corporation Law, a director of the corporation is not personally liable to the corporation or its shareholders for a breach of or failure to perform any duty resulting solely from his or her status as a director, unless it is proven that the director’s conduct falls into one of the categories described above.

Federal Law Restrictions.    The Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition and

•	within that time period, the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. It is generally assumed that the acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as M&I, would constitute the acquisition of control.

In addition, any “company” would be required to obtain Federal Reserve Board approval before acquiring 25% or more of our outstanding voting stock. If the acquiror is a bank holding company, this approval is required before acquiring 5% of our outstanding common stock. Obtaining “control” over M&I would also require Federal Reserve Board prior approval. “Control” generally means:

•	the ownership or control of 25% or more of a bank holding company voting securities class;

•	the ability to elect a majority of the bank holding company’s directors; or

•	the ability otherwise to exercise a controlling influence over the bank holding company’s management and policies.

DESCRIPTION OF PREFERRED STOCK

The following information describes the general terms and provisions of our preferred stock. This information may not be complete in all respects and is qualified entirely by reference to our articles of incorporation with respect to each series of preferred stock. Our articles of incorporation are, and any amendments to the articles will be, incorporated by reference in the registration statement of which this prospectus is a part for the issuance of any series of preferred stock. This information relates to terms and conditions that apply to the preferred stock as a class. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series may differ from the general description of the terms described below.

Authorized Preferred Stock

Our authorized preferred stock consists of 5,000,000 shares of preferred stock, par value $1.00 per share, of which 2,000,000 relate to a previous series of preferred stock. As of May 31, 2004, no shares of preferred stock were issued and outstanding.

General

Under our articles of incorporation, the preferred stock may be issued from time to time in one or more series, upon board authorization and without stockholder approval. Within certain legal limits, the board is authorized to determine the terms of any series of preferred stock, including:

•	designation;

•	number of shares;

•	voting rights;

•	dividend rights;

•	liquidation preferences;

•	any redemption, sinking fund or conversion provisions; and

•	any other terms, limitations and relative rights and preferences.

Thus, the board, without stockholder approval, could authorize preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of common stockholders or other outstanding series of preferred stock.

Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock. The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the designation of that series and the number of shares offered;

•	the amount of the liquidation preference, if any, per share or the method of calculating that amount;

•	the initial public offering price at which shares of that series will be issued;

•	the dividend rate, if any, or the method of calculating that rate, the dates on which dividends will be paid and the dates from which dividends will begin to cumulate, if applicable;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any additional voting and other rights, preferences, privileges, qualifications, limitations and restrictions;

•	any securities exchange listing;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of M&I; and

•	any other terms of that series.

Shares of our preferred stock, when issued against full payment of their purchase price, will be validly issued, fully paid and non-assessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law. Under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, holders of our preferred stock are liable up to an amount equal to the par value of the shares owned by them for all debts owing our employees for services performed for us, but not exceeding six months’ service in any one case. Certain Wisconsin courts have interpreted “par value” to mean the full amount paid upon the purchase of the shares of preferred stock.

Where appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the preferred stock.

Rank

Each series of preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank prior to common stock. The rank of each separate series of preferred stock will be described in the applicable prospectus supplement, but all shares of each series will be of equal rank with each other.

Dividends

Holders of each series of preferred stock will be entitled to receive, when, as and if our board declares, cash dividends, payable at the dates and at the rates per share as described in the applicable prospectus supplement. Those rates may be fixed, variable or both.

Dividends may be cumulative or noncumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred stock are noncumulative and if our board fails to declare a dividend for a dividend period for that series, then holders of that preferred stock will have no right to receive a dividend for that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred stock are cumulative, the dividends on those shares will accrue from and after the date mentioned in the applicable prospectus supplement.

Redemption

The terms on which any series of preferred stock may be redeemed will be in the applicable prospectus supplement. All shares of preferred stock which we redeem, purchase or acquire, including shares surrendered for conversion or exchange, shall be retired and restored to the status of authorized but unissued shares, but may be reissued only as a part of the preferred stock other than the series of which they were originally a part.

Liquidation

In the event of our voluntary or involuntary liquidation, dissolution or winding up, preferred stockholders of any particular series will be entitled, subject to creditors’ rights and holders of any series of preferred stock ranking senior as to liquidation rights, but before any distribution to common stockholders or holders of any series of preferred stock ranking junior as to liquidation rights, to receive a liquidating distribution in the amount of the liquidation preference, if any, per share as mentioned in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative. If the amounts available for distribution upon our liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock of that series and all stock ranking equal to that series of preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred stock will not be entitled to any further participation in any distribution of our assets.

Voting

The voting rights of preferred stock of any series will be described in the applicable prospectus supplement.

Under Wisconsin law, regardless of whether a class or a series of shares is granted voting rights by the terms of our articles of incorporation, the shareholders of that class or series are entitled to vote as a separate voting group, or together with other similarly affected series, on certain amendments to our articles of incorporation and certain other fundamental changes that directly affect that class or series.

Under regulations of the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities,” and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over M&I) may then be subject to regulation as a bank holding company. In addition, in that event:

•	any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of that series of preferred stock; and

•	any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of that series of preferred stock.

Conversion or Exchange

The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Other Rights

The shares of a series of preferred stock may have the preferences, voting powers or relative, participating, optional or other special rights as may be described in the applicable prospectus supplement, our articles of incorporation, or as otherwise required by law. The holders of preferred stock will not have any preemptive rights to subscribe to any of our securities.

Title

M&I, the transfer agent and registrar for a series of preferred stock, and any of their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock shall be overdue and despite any notice to the contrary, for any purpose. See also “Global Securities.”

Transfer Agent and Registrar

Unless the applicable prospectus supplement specifies otherwise, the transfer agent, registrar and dividend disbursement agent for each series of preferred stock will be Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement. The specific terms may differ from the general description of terms described below.

We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus is a part. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Where appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock, unless otherwise indicated in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or reacquired by us;

•	all preferred stock of the relevant series has been withdrawn; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We have also filed the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the warrants;

•	the designation and terms of any series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock, depositary share or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	whether the warrants will be in registered or bearer form;

•	United States federal income tax consequences; and

•	any other terms of the warrants.

If warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following where applicable:

•	the offering price;

•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of the series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants being offered with each debt security, share of preferred stock, depositary share or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•	the number of shares of preferred stock, depositary shares or shares of common stock that can be purchased if a holder exercises the warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	United States federal income tax consequences; and

•	any other terms of the warrants.

Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares, common stock or other securities are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares, common stock or other securities, including any right to receive dividends or to exercise any voting rights.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•	if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

•	any other event described in the applicable prospectus supplement.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation, merger or share exchange involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The trust preferred securities will be issued by a trust under the terms of a trust agreement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act. Each trust may issue only one series of trust preferred securities. The property trustee will act as trustee for each series of trust preferred securities under the applicable trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable trust agreement and those made part of such trust agreement by the Trust Indenture Act.

We have summarized material terms and provisions of the trust preferred securities in this section. This summary is not intended to be complete and is qualified by the trust agreement, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part, the Delaware Statutory Trust Act and the Trust Indenture Act.

Each trust agreement authorizes the trustees of the applicable trust to issue trust securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. We will own, directly or indirectly, including through any intermediate LLC, all of a trust’s common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities except as set forth below under “—Ranking of Common Securities.”

Each trust agreement does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each trust agreement, the property trustee will hold title to the debt securities purchased by such trust for the benefit of the holders of the trust securities. The debt securities will either be junior subordinated debt securities issued by us or debt securities issued by one of the LLCs and guaranteed by us on a junior subordinated basis. In either case, the debt securities will be issued under an indenture. See “Description of

M&I Junior Subordinated Debt Securities,” and “Description of LLC Debt Securities and Related M&I Guarantees.”

We may guarantee the trust preferred securities to the extent provided in an applicable prospectus supplement. The trust preferred securities guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a junior subordinated basis with respect to the related trust securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when a trust does not have funds on hand available to make such payments. See “Description of Trust Preferred Securities Guarantees.”

Where the applicable prospectus supplement so provides, the trust preferred securities will be convertible into or exchangeable for common stock or preferred stock of M&I to the same extent and on the same terms as the underlying debt securities held by the trust.

The applicable prospectus supplement will set forth any remarketing or extension features of the trust preferred securities.

Distributions

Distributions on each series of trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates as specified in the applicable prospectus supplement.

In the event that any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. Unless otherwise specified in the applicable prospectus supplement, a “business day” is a day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York, Milwaukee, Wisconsin or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months. Distributions to which holders of trust preferred securities are entitled but are not paid will accumulate additional distributions at the annual rate if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we will have the right under the indenture and the corresponding debt securities to defer the payment of interest on any series of the corresponding debt securities held by the trust for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to such series. We refer to this period as an “extension period.” No extension period may extend beyond the stated maturity of the corresponding debt securities. As a consequence of any such deferral, distributions on the related trust preferred securities would be deferred by the applicable trust during any extension period, but would continue to accumulate additional distributions at the annual rate set forth in the prospectus supplement for such trust preferred securities. See “Description of M&I Junior Subordinated Debt Securities—Restrictions on Certain Payments, Including on Deferral of Interest” and “Description of LLC Debt Securities and Related M&I Guarantees—Restrictions on Certain Payments, Including on Deferral of Interest” for a description of the consequences of our exercise of our deferral right.

The funds available to each trust for distribution to holders of its trust preferred securities will be limited to payments under the corresponding debt securities in which such trust invests the proceeds from the issuance and sale of its trust securities. If M&I or our LLC does not make interest payments on such corresponding debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. To the extent a trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, the payment of distributions is guaranteed by us on the basis set forth under “Description of Trust Preferred Securities Guarantees.”

Distributions on applicable trust preferred securities will be payable to the holders of such securities as they appear on the register of the applicable trust on the relevant record dates, which shall be the 15th calendar day, whether or not a business day, before the distribution date.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any corresponding debt securities, whether at stated maturity or upon earlier redemption as provided in the indenture, the property trustee will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the related trust securities, upon not less than 30 nor more than 60 days’ notice. The redemption price will equal the aggregate liquidation amount of such trust securities, as defined below, plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us or our LLC upon the concurrent redemption of such corresponding debt securities. If less than all of any series of corresponding debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the common securities, except as set forth below under “—Ranking of Common Securities.” The amount of premium, if any, paid by us or our LLC upon the redemption of all or any part of any series of any corresponding debt securities to be repaid or redeemed on a redemption date will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth below under “—Ranking of Common Securities.”

Unless otherwise specified in the applicable prospectus supplement, we will have the right to redeem any series of corresponding debt securities:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•	at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of any required prior approval by the Federal Reserve.

Within 90 days after any tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities that occurs and continues, we will have the right to redeem the corresponding debt securities in whole, but not in part, and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole, but not in part, at the redemption price. In the event,

•	a tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities occurs and continues, and

•	we do not elect to redeem the corresponding debt securities and thereby cause a mandatory redemption of the related trust preferred securities and common securities or to dissolve the related trust and cause the corresponding debt securities to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, the related trust preferred securities will remain outstanding.

The term “like amount” means:

•	with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount equal to that portion of the principal amount of corresponding debt securities to be contemporaneously redeemed in accordance with the indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•	with respect to a distribution of corresponding debt securities to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of a trust, corresponding debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding debt securities would be distributed.

The term “liquidation amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.

Distribution of Corresponding Debt Securities

We will have the right at any time to liquidate a trust and cause the debt securities to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. Upon liquidation of the trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, the corresponding debt securities in respect of the related trust securities issued by such trust will be distributed to the holders of such related trust securities in exchange therefor.

After the liquidation date fixed for any distribution of corresponding debt securities for any series of related trust preferred securities:

•	such series of trust preferred securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of such series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding debt securities to be delivered upon such distribution;

•	any certificates representing such series of trust preferred securities not held by The Depository Trust Company, or DTC, or its nominee or surrendered to the exchange agent will be deemed to represent the corresponding debt securities having a principal amount equal to the stated liquidation amount of such series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of trust preferred securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of such trust preferred securities will cease, except the right to receive corresponding debt securities upon such surrender.

Redemption Procedures

Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding debt securities. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the applicable trust has funds on hand available for the payment of such redemption price. See also “—Ranking of Common Securities” below. Redemptions of trust preferred securities may require prior approval of the Federal Reserve.

If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. If such trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such trust preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities.

Notwithstanding the foregoing, distributions payable on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•	all rights of the holders of such trust preferred securities will cease, except the right of the holders of such trust preferred securities to receive the redemption price on the redemption date, but without interest on such redemption price; and

•	such trust preferred securities will cease to be outstanding.

In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to the guarantee as described under “Description of Trust Preferred Securities Guarantees,” distributions on such trust preferred securities will continue to accrue at the then-applicable rate, from the redemption date originally established by such trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

If less than all of the trust securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes, except as set forth below under “—Ranking of Common Securities.” The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption by any method the property trustee deems fair and appropriate, or, if the trust preferred securities are in book-entry only form, in accordance with the procedures of the depositary. The property trustee shall promptly notify the securities registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subject to applicable law, including, without limitation, United States federal securities laws, we or our affiliates may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Ranking of Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the corresponding debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a trust agreement resulting from an event of default under the indenture, we, as holder of a trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under such trust agreement until the effect of all such events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated. Until all events of default under such trust agreement with respect to such trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to a trust agreement, a trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of M&I;

•	the written direction from us, as holder of the trust’s common securities, to the property trustee to dissolve the trust and distribute a like amount of the corresponding debt securities to the holders of its trust securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of its trust preferred securities as described under “—Redemption or Exchange—Mandatory Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities a like amount of the corresponding debt securities. If the property trustee determines that such distribution is not practical or if the early dissolution occurs as a result of the redemption of trust preferred securities, then the holders will be entitled to receive out of the assets of such trust available for distribution to holders and after satisfaction of liabilities to creditors of such trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If such trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro rata basis, except as set forth above under “—Ranking of Common Securities.”

Events of Default; Notice

Any one of the following events constitutes an event of default under the applicable trust agreement, or a “trust event of default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the indenture with respect to the corresponding debt securities held by such trust;

•	the default by the trust in the payment of any distribution on any trust security of such trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the trust in the payment of any redemption price of any trust security of such trust when such becomes due and payable;

•

the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the applicable trust agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 30 days after any event of default actually known to the property trustee occurs, the property trustee will transmit notice of such event of default to the holders of the trust securities and to the administrative trustees, unless such event of default shall have been cured or waived. We, as sponsor, we or our LLC, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

The existence of an event of default under the trust agreement, in and of itself, with respect to the corresponding debt securities does not entitle the holders of the related trust preferred securities to accelerate the maturity of such debt securities.

Removal of Trustees

Unless an event of default under the indenture has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by the holder of the common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding related trust preferred securities for cause or if an event of default under the indenture has occurred and is continuing. In no event will the holders of such trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such trust agreement. If an event of default under the indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable trust agreement. Such trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the applicable trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	such successor entity either:

–	expressly assumes all of the obligations of such trust with respect to the trust preferred securities, or

–	substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, or the “successor securities,” so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of such successor entity possessing the same powers and duties as the property trustee is appointed to hold the corresponding debt securities;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	such successor entity has a purpose substantially identical to that of such trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from counsel to such trust experienced in such matters to the effect that:

–	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

–	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

•	we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the applicable guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “Description of Trust Preferred Securities Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights.

We and the administrative trustees may amend a trust agreement without the consent of the holders of its trust preferred securities, unless such amendment will materially and adversely affect the interests of any holder of trust preferred securities, to:

•	cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

•	modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding, to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the trust preferred securities as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations.

Any such amendment shall become effective when notice thereof is given to the holders of the trust preferred securities.

We, the administrative trustees and the property trustee may generally amend a trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust preferred securities; and

•	receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect such trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each holder of trust securities, a trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of such trust securities as of a specified date; or

•	restrict the right of a holder of such trust securities to institute a suit for the enforcement of any such payment on or after such date.

So long as the property trustee holds any corresponding debt securities, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:

•	direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the debt securities, or executing any trust or power conferred on the trustee with respect to such corresponding debt securities;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding debt securities is due and payable; or

•	consent to any amendment, modification or termination of the indenture or such corresponding debt securities, where such consent shall be required.

If a consent under the indenture would require the consent of each holder of corresponding debt securities affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities.

The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding debt securities. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause such trust to be classified as other than a grantor trust for United States federal income tax purposes. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be M&I Marshall & Ilsley Bank and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that M&I Marshall & Ilsley Bank shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, M&I Marshall & Ilsley Bank will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default under the trust agreement, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in such trust agreement or is unsure of the application of any provision of such trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the applicable trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates may maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the applicable trust agreement, we, as sponsor, agree to pay:

•	all debts and other obligations of the applicable trust (other than with respect to the trust preferred securities);

•	all costs and expenses of such trust, including costs and expenses relating to the organization of such trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of such trust; and

•	any and all taxes and costs and expenses with respect thereto, other than United States withholding taxes, to which such trust might become subject.

Governing Law

The trust agreements will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding debt securities will be treated as indebtedness of M&I for United States federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the applicable trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF TRUST COMMON SECURITIES

In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities. The prospectus supplement relating to such issuance will specify the terms of such common securities, including distributions, redemption, voting and liquidation rights. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except as set forth under “Description of Trust Preferred Securities—Ranking of Common Securities.” Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly (including through an intermediate LLC), all of the common securities of the trusts.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities, unless specified otherwise in the applicable prospectus supplement. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities. We have filed the form of the trust preferred securities guarantee as an exhibit to the registration statement of which this prospectus is a part. You should read the trust preferred securities guarantee for additional information before you purchase any trust preferred securities.

When we refer in this section to the “debt securities” owned by a trust, we mean the junior subordinated debt securities issued by us or the debt securities issued by one of the LLCs and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent such trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

–	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent such trust has funds available; and

–	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, or an LLC does not make interest payments on the debt issued by it and purchased by a trust, such trust will not pay distributions on the trust preferred securities and will not have funds available for such payments. See “—Status of the Guarantees” below. Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the indenture under which the related debt securities are issued and the applicable trust agreement, including in each case our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities guarantees.

Status of the Guarantees

A guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as our junior subordinated debt securities as set forth in the junior subordinated indenture; and

•	equally with all other trust preferred security guarantees that we issue, all other LLC debt security guarantees that we issue, our junior subordinated debt securities and any of our other obligations that rank equally with such guarantee.

A guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. A guarantee will be held for the benefit of the holders of the related trust securities. A guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the debt securities.

Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

A trust preferred securities guarantee will terminate (1) upon full payment of the redemption price of all related trust preferred securities, (2) upon distribution of the corresponding debt securities to the holders of the related trust securities or (3) upon full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the trust. A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must restore payment of any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under a trust preferred securities guarantee will occur if we fail to perform any payment obligation or if we fail to perform any other obligation under such guarantee and such default remains unremedied for 30 days.

The holders of a majority in liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against such trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in such trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the state of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING

DEBT SECURITIES AND M&I GUARANTEES

As set forth in the applicable trust agreement, the sole purpose of a trust is to issue the trust securities and to invest the proceeds in the corresponding junior subordinated debt securities issued by us or debt securities by one of the LLCs and guaranteed by us on a junior subordinated basis. When we refer in this section to the “debt securities” owned by a trust, we mean the junior subordinated debt securities issued by us or the debt securities issued by one of the LLCs and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.

As long as payments of interest and other payments are made when due on the applicable series of debt securities, those payments will be sufficient to cover the distributions and payments due on the related trust securities. This is due to the following factors:

•	the aggregate principal amount of such debt securities will be equal to the sum of the aggregate stated liquidation amount of such trust securities;

•	the interest rate and the interest and other payment dates on such debt securities will match the distribution rate and distribution and other payment dates for such trust securities;

•	under the indenture, we will pay, and the applicable trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of such trust, other than those relating to such trust securities; and

•	the applicable trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on trust preferred securities to the extent described in this prospectus. If M&I or the LLC does not make interest payments on the applicable series of debt securities, the related trust will not have sufficient funds to pay distributions on the trust preferred securities. A trust preferred securities guarantee is a subordinated guarantee in relation to the trust preferred securities. A trust preferred securities guarantee does not apply to any payment of distributions unless and until such trust has sufficient funds for the payment of such distributions. See “Description of Trust Preferred Securities Guarantees.”

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture or with respect to any guarantee of LLC debt with any payment that we have previously made or are concurrently on the date of such payment making under a related trust preferred securities guarantee.

A trust preferred securities guarantee covers the payment of distributions and other payments on the trust preferred securities only if and to the extent that M&I or the LLC has made a payment of interest or principal or other payments on the corresponding debt securities. A trust preferred securities guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the junior subordinated indenture and our obligations under the applicable trust agreement, or our obligations with respect to our guarantee of the LLC debt securities, as the case may be, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the related trust preferred securities.

If M&I or the LLC fails to make interest or other payments on the debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the property trustee to enforce its rights under the debt securities. If the property trustee fails to enforce these rights, any holder of such trust preferred securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See “Description of Trust Preferred Securities—Voting Rights; Amendment of the Trust Agreement.”

A holder of trust preferred securities may institute a direct action if M&I or the LLC fails to make interest or other payments on the debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding debt securities; or

•	suing us to enforce the property trustee’s rights under such debt securities.

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from such trust.

We acknowledge that the guarantee trustee will enforce the trust preferred securities guarantees on behalf of the holders of the trust preferred securities. If we fail to make payments under the trust preferred securities guarantee, the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee’s rights under the trust preferred securities guarantee. Such holder need not first sue the applicable trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue us to enforce such holder’s right to receive payment under the trust preferred securities guarantees. Such holder need not first direct the guarantee trustee to enforce the terms of the trust preferred securities guarantee or sue such trust or any other person or entity.

We and each trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust preferred securities. See “Description of Trust Preferred Securities Guarantees—General.”

Limited Purpose of Trust

Each trust’s preferred securities evidence a beneficial interest in the assets of such trust, and such trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in corresponding junior subordinated debt securities issued by M&I or debt securities issued by one of the LLCs. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding debt security is that a holder of a corresponding debt security is entitled to receive from the issuer the principal amount of and interest accrued on such corresponding debt securities held, while a holder of trust preferred securities is entitled to receive distributions from such trust, or from us under the related guarantee, if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of a trust involving the liquidation of the corresponding debt securities, after satisfaction of liabilities to creditors of such trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” In the case of our junior subordinated debt held by a trust, upon any voluntary or involuntary liquidation or bankruptcy of M&I, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of M&I, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than such trust’s obligations to the holders of its trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same. Similarly, in the case of LLC debt securities held by a trust, the debt securities are guaranteed by us on a subordinated basis. As a result, a holder of the LLC debt would be expected to have substantially the same position as a holder of the trust preferred securities in the event of our liquidation or bankruptcy.

CERTAIN ERISA CONSIDERATIONS

The discussion of ERISA set forth below is general in nature and is not intended to be all-inclusive. Fiduciaries of ERISA plans, governmental plans, church plans or other entities whose assets include plan assets subject to ERISA, Section 4975 of the Internal Revenue Code or substantially similar federal, state or local laws should consult with their legal advisors regarding the consequences of an investment in the securities.

General

A fiduciary of an employee benefit plan, or any entity deemed to hold “plan assets” of such a plan, subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA,” should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the securities. Such fiduciary should consider ERISA’s diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan and the fiduciary. In addition, ERISA and the Internal Revenue Code of 1986, as amended, prohibit a wide range of transactions involving, on the one hand, the assets of an employee benefit plan subject to ERISA or the assets of a plan subject to Section 4975 of the Internal Revenue Code (including individual retirement accounts, individual retirement annuities and Keogh plans) or any entity in which such plan invests whose assets are deemed “plan assets” (referred to as “ERISA plan”) and, on the other hand, persons who have certain specified relationships to the ERISA plan (“parties in interest,” within the meaning of ERISA, and “disqualified persons,” within the meaning of the Internal Revenue Code). We refer to these transactions as “prohibited transactions.” If not covered by a statutory or administrative exemption, prohibited transactions may require “correction” and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to civil penalties and excise taxes.

Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules. Such plans may, however, be subject to substantially similar federal, state or local laws or regulations. Any fiduciary of a governmental or church plan considering an investment in the securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

Prohibited Transactions

We may be a party in interest or a disqualified person with respect to an ERISA plan investing in the securities as a result of various financial services (including trustee, custodian, investment management or other services) our affiliates may provide to ERISA plans. Therefore, an investment by an ERISA plan may give rise to a prohibited transaction in the form of a sale of property by us to the investing ERISA plan or an extension of credit by the investing ERISA plan to us. Consequently, before investing in the securities, any person who is, or who is acquiring the securities for, or on behalf of an ERISA plan must determine that the acquisition and holding of the securities will not result in a prohibited transaction or that a statutory or administrative exemption from the prohibited transaction rules is applicable to the investment in the securities.

The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Internal Revenue Code which may be available to an ERISA plan which is investing in the securities (collectively referred to as the “ERISA investor exemptions”) include:

•	Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 96-23, regarding transactions effected by in-house asset managers; and

•	PTCE 95-60, regarding investments by insurance company general accounts.

The securities may not be acquired by any person who is, or who in acquiring the securities is using the assets of, an ERISA plan unless the purchase and holding of securities by such ERISA plan is eligible for, and satisfies all requirements of one of the ERISA investor exemptions or another applicable exemption. The acquisition of the securities by any person or entity who is, or who in acquiring such securities is using the assets of, an ERISA plan shall be deemed to constitute a representation by such person or entity that it is eligible for and satisfies all requirements required for, exemptive relief pursuant to the ERISA investor exemptions or another applicable exemption with respect to the acquisition and holding of the securities. The acquisition of the securities by any person or entity who is, or who in acquiring such securities is using the assets of, a governmental or church plan shall be deemed to constitute a representation by such person or entity to us that the acquisition and holding of the securities are not prohibited by any federal, state or local laws or regulations applicable to such plan.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, depositary or warrant agent as registered holders of the securities entitled to the benefits of our articles of incorporation or the applicable indenture, deposit agreement, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of

•	participants, who in turn act only on behalf of participants or indirect participants, and

•	certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our articles of incorporation or the relevant indenture, deposit agreement, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•	we execute and deliver to the relevant registrar, transfer agent, trustee, depositary and/or warrant agent an order complying with the requirements of the applicable indenture, deposit agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

•	there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the above paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee, depositary or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture, deposit agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we, the trusts and the LLCs believe to be accurate, but we assume no responsibility for the accuracy thereof. None of M&I, the trusts, the LLCs, the trustees, any registrar and transfer agent, any warrant agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We, the trusts and the LLCs may sell the securities offered by this prospectus to or through underwriters or dealers, through agents, directly to one or more purchasers or through a combination of methods. No commission will be payable and no discount will be allowed on any sales we or our affiliates make directly. We may also offer the securities in exchange for our other securities.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed. The maximum discount or commission that may be received by any member of the National Association of Securities Dealers, Inc. (commonly referred to as the “NASD”) for sales of securities pursuant to this prospectus will not exceed 8.00%.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued without notice at any time.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

If the applicable prospectus supplement indicates, we, a trust or an LLC will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We, a trust or an LLC must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

We, the trusts and the LLCs may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

If we offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.

When we, a trust or an LLC issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq National Market. If we, trust or an LLC sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL MATTERS

The validity of the securities offered by us and the LLCs pursuant to this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin. Godfrey & Kahn, S.C. will rely upon the opinion of Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, as to matters involving the law of the State of New York. Richards, Layton & Finger, P.A., special Delaware counsel for the trusts, will pass upon certain legal matters for the trusts. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Mayer, Brown, Rowe & Maw LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2003 and 2002 and for the years then ended incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to our adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, on January 1, 2002), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Arthur Andersen LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-K as of December 31, 2001 and for the year then ended, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Arthur Andersen LLP’s report, given on their authority as experts in accounting and auditing. Arthur Andersen LLP’s report on our financial statements incorporated by reference in this prospectus is a copy of such report and has not been reissued by Arthur Andersen LLP.

NOTICE REGARDING ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement, unless it is proved that at the time of such acquisition such person knew of such untruth or omission, may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant. On May 6, 2002, we announced that we had appointed Deloitte & Touche LLP to replace Arthur Andersen LLP as our independent accountants. Prior to the date of this prospectus, the Arthur Andersen LLP partners who reviewed our audited financial statements as of and for the year ended December 31, 2001 have resigned from Arthur Andersen LLP. As a result, we have been unable to obtain Arthur Andersen LLP’s written consent to the incorporation by reference into this registration statement of its audit reports with respect to our financial statements. Under these circumstances, Rule 437a under the Securities Act permits us to file this registration statement without a written consent from Arthur Andersen LLP. Accordingly, Arthur Andersen LLP will not be liable to you under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

Prospectus Supplement

Prospectus

14,600,000 Units

Marshall & Ilsley

Corporation

M&I Capital Trust B

% Common SPACESSM

Goldman, Sachs & Co.

JPMorgan

Citigroup

Credit Suisse First Boston